Registration No. 333-108300

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM SB-2
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                            (Amendment Number 2)

                           ----------------------
                            OBN Holdings, Inc.
               (Name of Small Business Issuer in its Charter)

           NEVADA                          4833                 81-0592921
------------------------------  ------------------------    ------------------
(State of Other Jurisdiction of (Primary Standard Industrial (IRS Employer Incorporation or Organization) Classification Code Number) Identification No.)

                      8275 South Eastern Ave., Suite 200
                           Las Vegas, Nevada 89123
                                (702) 938-0467
      (Address and telephone number of principal executive offices and principal place of business)

                              Roger Neal Smith
                      8275 South Eastern Ave., Suite 200
                          Las Vegas, Nevada 89123
                              (702) 938-0467
           (Name, address and telephone number of agent for service)

                                 Copies to:

        Van Stillman, Esq.                  James G. Dodrill II, Esq.
        Van Stillman, P.A.                  James G. Dodrill II, P.A.
        1177 George Bush Blvd., Suite 308   5800 Hamilton Way
        Delray Beach, FL 33483              Boca Raton, FL 33496
        (561) 330-9903                      (561) 862-0529
                           ----------------------
           Approximate date of proposed sale to the public:
  As soon as practicable after the effective date of this registration statement.
                           ----------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

     If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ).

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( ).


                      CALCULATION OF REGISTRATION FEE


                                        PROPOSED           PROPOSED
                                        MAXIMUM            MAXIMUM
TITLE OF EACH                           OFFERING           AGGREGATE     AMOUNT OF
CLASS OF SHARES         AMOUNT TO BE    PRICE              OFFERING      REGISTRATION
TO BE REGISTERED        REGISTERED      PER SHARE <F1>     PRICE         FEE
-------------------     ------------    --------------    ---------     ------------

common stock,            2,000,000         $3.00          $7,800,000     $  631.80
$.001 par value
to be sold by
the Company

common stock,            6,785,360         $3.00          $20,356,080    $1,648.84
$.001 par value
to be sold by
selling shareholders

Total                    9,385,360                        $28,156,080    $2,280.64


----------------------

<F1>
(1)	Estimated solely for the purpose of calculating the
registration fee pursuant to Rule 457.

<F2>
(2)	Includes 5,785,360 outstanding shares and 1,000,000 common
shares to be issued upon exercise of underlying warrants.


                 -------------------------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                                   PROPECTUS

             SUBJECT TO COMPLETION, DATED DECEMBER 3, 2003

                         9,385,360 Shares of Common Stock

                               OBN HOLDINGS, INC.

     The Offering:

     This is our initial public offering. We are registering a total of 9,385,360 shares of our common stock. All of the shares being registered by us will be sold at a price per share of $3.00. The selling shareholders will sell their shares at a price per share of $3.00 until our shares are traded on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Of the shares being registered:


     1) 2,600,000 shares of common stock at an initial public offering price of $3.00 per share are being registered for sale by us, and

     2) 6,785,360 shares of common stock are being registered for sale by selling shareholders, which includes 5,785,360 shares at a price of $3.00 per share, and 1,000,000 shares which may be issued upon exercise of warrants held by selling shareholders, at a price of $4.00 per share.



     We will be selling all of the 2,600,000 shares of common stock we are offering on a "best efforts basis" We will conduct the sale of the shares we are offering on a self-underwritten basis through our company officers, and will not use an underwriter or pay a commission for the sale of the shares. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us. The actual proceeds received from this offering could range between $0 and $7.8 million. This offering will terminate on the earlier of the sale of all of the shares or 365 days after effectiveness of this registration statement. We will not receive any proceeds from the sale of any of the shares by selling shareholders.



     We are registering all of our currently outstanding common stock, including all shares held by our officers and directors. All of our officers and directors have signed lockup agreements prohibiting them from selling their personal shares for a minimum of one year following the effective date of this prospectus, which coincides with the conclusion of this offering.


                There is no public market for our common stock.

                        _________________________________

Investing in our stock involves risks.  You should carefully consider the Risk Factors beginning on page 6 of this prospectus.
                             ______________________

	Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                             _______________________

	The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 The date of this prospectus is December 3, 2003

                               TABLE OF CONTENTS



                                                      Page
                                                      ----
PROSPECTUS SUMMARY                                      3
THE OFFERING                                            5
RISK FACTORS                                            6
USE OF PROCEEDS                                        12
DETERMINATION OF OFFERING PRICES                       14
DIVIDEND POLICY                                        14
DILUTION                                               15
PLAN OF OPERATION                                      16
BUSINESS                                               29
MANAGEMENT                                             57
PRINCIPAL SHAREHOLDERS                                 61
SELLING SHAREHOLDERS                                   63
CERTAIN TRANSACTIONS                                   66
DESCRIPTION OF SECURITIES                              67
INDEMNIFICATION                                        69
PLAN OF DISTRIBUTION                                   70
LEGAL MATTERS                                          71
EXPERTS                                                72
WHERE YOU CAN FIND MORE INFORMATION                    73


INDEX TO FINANCIAL STATEMENTS                         Page
                                                      ----


June 30, 2003 Financial Statements:
Independent Auditors' Report                           F-1
Consolidated Balance Sheet                             F-2
Consolidated Statements of Operations                  F-3
Consolidated Statements of Stockholders' Equity        F-4
Consolidated Statements of Cash Flows                  F-7
Notes to Consolidated Financial Statements             F-8

September 30, 2003 Financial Statements (unaudited):
Consolidated Balance Sheet                             F-25
Consolidated Statements of Operations                  F-26
Consolidated Statements of Cash Flows                  F-27
Notes to Consolidated Financial Statements             F-28

                               PROSPECTUS SUMMARY

     Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus. You should consider the information set forth under "Risk Factors" and our consolidated financial statements and accompanying notes that appear elsewhere in this prospectus.



     We are a holding company for three wholly owned operating subsidiaries: Omni Broadcasting Network, Eclectic Entertainment and Products On Demand Channel. The Omni Broadcasting Network ("Omni") currently broadcasts programming targeted toward adults twenty-five years of age and above, and children between eight and thirteen years of age. Programming is being aired on over-the-air, cable and satellite television stations throughout the United States, and reaches approximately 40,000,000 households. A program entitled The MovieTime Showcase is currently airing during primetime hours. Programs entitled Birdz and Flutemaster are currently airing primarily Saturday and Sunday mornings. Currently, Omni broadcasts its programming six hours per week - 8:00 p.m. to 10:00 p.m. Monday and Tuesday, and 8:00 a.m. to 9:00 a.m. Saturday and Sunday (Eastern Standard Time). By Spring 2004, Omni plans to broadcast a total of thirty-two hours per week - 8:00 p.m. to 11:00 p.m. seven days per week, 8:00 a.m. to 11:00 a.m. Saturday and Sunday mornings, and 8:00 a.m. to 9:00 a.m. Monday through Friday. To accomplish our objective to increase the broadcast hours, we are currently in discussions with numerous program developers and producers worldwide, and have already identified additional content that will be aired once signed agreements are completed. To achieve our goal to have a full broadcast schedule by Spring 2004, significant proceeds from the offering are needed.



     Eclectic Entertainment ("Eclectic") is a television and feature film production company. Eclectic currently produces The MovieTime Showcase, which is currently airing on Omni, and is developing The Mini Movie Hour, which will begin airing on Omni in December 2003. Additionally, Eclectic is developing The Vegas Variety Hour and The Adventures of Unit 28; which are scheduled to air on Omni by Summer 2004. Eclectic is also in the process of securing feature film properties for development and distribution, and expects to be in production of our first feature film by Summer 2004. Additionally, Eclectic is in the process of developing Retro Records, which is a record distribution company specializing in releasing new music recorded by well established recording artists.
Retro Records is planning to release its first product by Spring 2004.



     Products On Demand Channel ("POD") is a broadcast television network specializing in airing infomercials and other forms of paid programming. POD uses the same satellite uplink as Omni, but broadcasts programming during the hours not used by Omni. Currently, POD primarily airs infomercials. However, we plan to reduce the number of infomercials aired to focus on programming developed by independent producers seeking an outlet on national broadcast television. We have begun implementing plans for the transition, and expect it to be completed by December 2004.



     We were incorporated in Nevada in 2003, and our subsidiaries were incorporated in 2001 and 2002. For the three month period ended September 30, 2003, we generated revenues of $53,597. OBN is a development stage business that has incurred losses totaling $3,419,214 since our inception on January 17, 2001 through September 30, 2003, and has limited tangible assets. In addition, we have negative working capital. As a result, our independent auditors have stated in their independent auditors' report that there is substantial doubt about our ability to continue as a going concern.

     OBN will need to either raise at least $2,000,000, or generate an equal amount of revenue in order to stay in business during the next twelve months. However, there is no minimum amount of securities that must be sold in this offering, and accordingly, no minimum amount of proceeds that will be raised. Therefore, there is a chance that investors could end up holding shares in a company that has not raised sufficient proceeds from the offering to continue operations and has an illiquid, small market for its shares.


     All of the officers, directors and 5% beneficial holders are registering their shares. We are registering all of our currently outstanding common stock, including all shares held by our officers and directors. Since we are conducting the sale of shares on a self-underwritten basis through our company officers and directors, there is a potential conflict of interest between them selling company stock and them selling their personal shares. To reduce the conflict, all of our officers and directors have signed lockup agreements prohibiting them from selling their shares for a minimum of one year from the effective date of this prospectus, which coincides with the conclusion of this offering.


     Our principal office is located at 8275 South Eastern Avenue, Suite 200, Las Vegas, Nevada 89123. Our telephone number is (702) 938-0467 and our fax number is (702) 990-8681.

                                  THE OFFERING


Securities Offered                               9,385,360 shares of
                                                 common stock, 2,600,000
                                                 which is being offered by
                                                 the Company and
                                                 6,785,360 which is being
                                                 offered by the selling
                                                 shareholders; See
                                                 "Description of
                                                 Securities"



Common Stock Outstanding, before offering        5,785,360
Common Stock Outstanding, after offering(1)      9,385,360




Use of Proceeds                                  Any and all proceeds
                                                 received from this
                                                 offering will be used for
                                                 acquiring and producing
                                                 programming, increasing
                                                 our broadcast affiliate
                                                 base, purchasing and/or
                                                 leasing television
                                                 stations, working capital
                                                 and other general
                                                 corporate purposes.  We
                                                 will not receive any
                                                 proceeds from the sale of
                                                 common stock by our
                                                 selling shareholders.  Of
                                                 the shares being
                                                 registered, 1,000,000 may
                                                 be acquired by the
                                                 selling shareholders by
                                                 exercising warrants to
                                                 purchase such shares from
                                                 us at a price of $4.00
                                                 per share.  We will
                                                 receive proceeds to the
                                                 extent that any of the
                                                 warrants are exercised
                                                 and intend to use the
                                                 proceeds from the
                                                 exercise of any of the
                                                 warrants as described
                                                 above.



Dividend Policy                                  We do not intend to pay
                                                 dividends on our common
                                                 stock.  We plan to retain
                                                 any earnings for use in
                                                 the operation of our
                                                 business and to fund
                                                 future growth.

(1) Assumes the exercise of all 1,000,000 warrants.

                                 RISK FACTORS

The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. You should carefully consider the following risk factors, as well as all other information in this prospectus.


Risks Related to Our Business


Our Limited Operating Capital Could Result In Us Not Being Able To Execute Our Business Plan, Thereby Preventing Our Company From Reaching Profitability And Expanding.
-----------------------------------------------------------------------

Operating capital has typically been a barrier to entry for the
television and production industry.   Other fledging networks had as much
as $50 million in operating capital when operations began. We have launched the network and plan to expand with less than $2 million of operating capital. The growth of a television network will require significant additional investment. We do not presently have adequate cash from operations or financing activities to meet our long-term needs. As of September 30, 2003 we had $26,960 in cash resources to use in executing our business plan. We anticipate that unless we are able to raise net proceeds of at least $2,000,000 within the next twelve months that we will not be able to execute our business plan, thereby preventing our company from reaching profitability and expanding. Due to our untested business strategy to expand our operations with significant bartering, revenue sharing and low overhead, regardless of the amount of funds we raise, there is a significant risk that we many not achieve profitability and all investors may lose all of their investment. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future to support future growth.


We May Not Be Able To Attract Sufficient Advertising And Paid Programming Revenue To Be Profitable If Our Advertisers Develop Apathy Toward Doing Business With A New Network.
-------------------------------------------------------------------------

Advertising agencies, advertising brokers and advertising departments of companies are the primary customers of Omni Broadcasting Network and Products on Demand Channel. Our revenues, for a large part, depend on establishing and maintaining good relationships with the advertising
community.   Therefore, it is important to make a good first impression with the decision makers of these entities. Because we are a new network, there is a risk that advertising placed on our network will not produce the results sought by advertisers. Once an advertiser concludes that it is not beneficial to place their commercials on the network, it may be difficult to convince them otherwise. Should a substantial number of advertisers reach the conclusion that advertising on our network is not prudent, the revenues of the networks will be negatively affected and profitability will suffer.


Because We Have Very Little Operating Capital, We Might Not Be Able To Implement Our Business Plan Within The Desired Timeframe.
----------------------------------------------------------------------

The growth of our business will require significant additional investment. We do not presently have adequate cash from operations or financing activities to meet our long-term needs. As of September 30,

2003 we had $26,960 in cash resources to use in executing our business plan. We anticipate that unless we are able to raise or generate proceeds of at least $2,000,000 within the next twelve months, although operations will continue, we will be unable to fully execute our business plan within the desired timeframe, which will result in us not growing at the desired rate. However, even if all shares offered through this prospectus are sold, and we raise gross proceeds of $7,800,000, and if the 1,000,000 warrants are exercised to raise an additional $4,000,000, there is no guarantee that we will be successful in executing our plan or achieving profitability. There is a risk that all investors may lose all of their investment. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future to support further growth. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. As a result, our independent auditors have stated in their independent auditors' report that there is substantial doubt about our ability to continue as a going concern.

If we are unable to raise any proceeds from this offering, we will continue to function utilizing the revenues generated by Omni and POD, which is continually increasing, but will not be able to expand Omni's broadcast hours as quickly as planned. We will be able to continue establishing Retro Records, our primary music label because a major cash outlay is not required - the recording artist is responsible for covering the cost of producing the music, the music distributor covers the distribution costs and deducts them from sales, and we will promote the products on the networks. Additionally, Eclectic will be able to continue developing television and feature film projects because it is continuing to seek outside funds for project development.


We May Not Be Able To Achieve Or Maintain Profitability.
--------------------------------------------------------

We are a young company and our proposed operations are impacted by the risks inherent in an entertainment company. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of a business in a competitive and rapidly changing industry. As with an investment in any emerging growth company, ownership of common shares may involve a high degree of risk, and is not recommended if you cannot reasonably bear the risk of a total loss of your investment. We have been broadcasting on a limited basis since February 2003. From inception in January 2001 through September 2003, we have generated total revenues of $87,236.


The Company May Be Unable To Successfully Develop The Network At The Rate It Desires.
-------------------------------------------------------------------------

The success of the Company will depend on its management establishing and marketing the Networks. Currently, the Company has entered into agreements with distributors and producers to provide programming, and is currently negotiating with additional programming providers. The Company also has agreements with over 100 television stations nationwide to become network affiliates. The Company has agreements with a company to provide a satellite uplink. The Company will incur monthly expenses regardless of whether revenues are being received. In addition, the receipt of revenues does not assure that revenues will exceed Company expenses. There can be no assurance that the Company will be able to enter into arrangements for the broadcasting of the Network or that these arrangements will be profitable. See "BUSINESS."

The Entertainment Industry is Competitive, Speculative and Unpredictable, Which Might Result In The Company Being Unable To Operate Successfully.
-------------------------------------------------------------------------

The television program industry is extremely competitive. The competition comes from both companies within the same business and companies in other entertainment media that create alternative forms of leisure entertainment. The Company will compete with several major television networks such as ABC, NBC, CBS, Fox, PAX, UPN, and the WB. Many of the television organizations with which the Company will compete have significantly greater financial and other resources than does the Company. Competitive pressures could result in reduced market share and price reductions and increased spending on marketing and product development, which could adversely affect the Company's financial condition and operating results. There can be no assurance that the Company will be able to operate successfully in this competitive environment.


The Company's Policy in Programming May Not Attract A Large Number Of
Viewers.
---------------------------------------------------------------------

The Company will adhere to a policy that all of its programming will be suitable for all viewers. The Company will not offer programming with sexually explicit or excessively violent content. There can be no assurance this programming will attract sufficient audiences to make the Network profitable.


The Company Might Not Be Capable Of Adapting To Rapid Technological
Changes.
-------------------------------------------------------------------

The television broadcasting industry is characterized by continual change due to technological developments both from a broadcast standpoint as well as from that of the viewer. The Company's success depends upon its ability to keep pace with these changes in conjunction with changes in consumer requirements. The Company, in its efforts to provide appropriate and timely enhancements to systems, cannot assure that it will always be successful in doing so or that the marketplace will accept that the changes made.


The Company Might Not Have The Ability to Manage Growth Effectively.
--------------------------------------------------------------------

The Company believes that as its business plan is more fully realized, the Company may experience a period of rapid growth that will result in new and increased responsibilities for management personnel and will place a significant strain upon the Company's management, operating and financial systems and resources. To accommodate any rapid growth and to compete effectively and manage future growth, if any, the Company will be required to implement and improve its operational, financial and management information systems, procedures and controls on a timely basis and to expand, train, motivate and manage its workforce. There can be no assurance that the Company's personnel, systems, procedures and controls will be adequate to support the Company's existing and future operations. Any failure to implement and improve the Company's operational, financial and management systems or to expand, train, motivate or manage employees could have a material adverse effect on the Company's business, operating results and financial condition.

Success Of The Company Is Heavily Dependent Upon The Current Officers.
----------------------------------------------------------------------

The Company's success is heavily dependent upon the continued active participation of its current executive officers and management personnel, especially its Chief Executive Officer, Presidents and Chief Financial Officer. Although the Company has entered into employment agreements with its executive officers, such executive officers could still choose to leave the Company at any time. If such executive officers, and especially the chief executive officer, did leave the Company, the Company would have difficulty replacing them in a timely manner with individuals who have an equal level of experience in the entertainment industry, and would be willing to accept the modest salary being received by the current officers. This could affect the Company's daily operations, creative development and ultimately its financial performance.


No Dividends Are Currently Paid.
--------------------------------

The Company, by reason of its anticipated financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, the earnings, financial conditions, capital requirements and other factors that the Board of Directors may think are relevant.


Management and the Board of Directors Total Discretion In The Use Of
Proceeds.
--------------------------------------------------------------------

Although the Company intends to apply the proceeds of this offering in the manner described under "Use of Proceeds," the Company's management and the Board of Directors have broad discretion within such proposed uses as to the precise allocation of the net proceeds, the timing of expenditures and all other aspects of the use thereof. The Company reserves the right to reallocate the net proceeds of this offering among the various categories set forth under "Use of Proceeds" as it, in its sole discretion, deems necessary or advisable based upon prevailing business conditions and circumstances. See "USE OF PROCEEDS."


Risks Related to This Offering
------------------------------

The Price You Pay For Our Common Stock May Not Accurately Reflect The Value Of Our Common Stock Because We Have Arbitrarily Determined The Offering Price.
---------------------------------------------------------------------

We have arbitrarily determined the offering price of the common stock because there is no market for any of our securities. There can be no assurance that the offering price accurately reflects the value of our common stock or that investors will be able to sell the common stock for at least the offering price or at any price at any time. As of September 30, 2003, the total assets of the Company are $311,003.

There Could Be A Conflict Of Interest Between Our Officers Selling Company Stock And Their Personal Shares Into The Market.
------------------------------------------------------------------

We are registering all shares of our common stock held by our officers and directors, who will also be responsible for the sale of company stock. Although they have signed lockup agreements prohibiting them from selling their shares for a minimum of one year from the effective date of this prospectus, which coincides with the conclusion of this offering, our officers and directors may not have an interest in fully promoting the sale of our common stock if such sales would reduce the opportunity for them to sell their own shares.


Current Stockholders Could Immediately Sell Their Shares For A Profit, Which Could Result In A Depressive Effect On The Stock Price.
----------------------------------------------------------------------

All 5,785,360 of the currently outstanding shares of common stock were issued at prices lower than the price of the shares of common stock in this offering. Because all of our currently outstanding shares were issued at prices lower than the price of the shares in this offering our existing shareholders will have the ability to sell their shares at a profit immediately upon the development of a trading market for our
shares.   In the future, sales of these securities may have an adverse effect on the market price of our common stock should a public trading market develop for such shares.


Since There Is No Minimum Amount That Must Be Raised Through This
Offering, We Might Not Raise An Amount Sufficient To Implement Our
Business Plan.
------------------------------------------------------------------

We are offering these shares of common stock on a best-efforts, no minimum basis. There is no guarantee that we will sell all or any specific amount of the shares being offered. We will not place any funds raised into any trust, escrow or similar account. Any proceeds raised from the sale of any shares will be placed in our general operating account and will be available for our use immediately. Accordingly, even if we do not raise enough funds to execute our business plan fully, any funds raised will be used in attempting to execute our business plan. If we are unable to raise any proceeds from this offering, Omni, Eclectic and POD will continue to operate. Omni and POD will continue broadcasting their programming, and finance operations from the revenue being generated, which is continually increasing. However, because of the inability to license additional content due to limited financial resources, Omni programming will air only six to ten hours per week instead of the desired thirty-two hours per week. Eclectic will continue seeking investors from outside sources for its productions, which is a normal activity for production companies.


Investors May Not Be Able To Buy Or Sell Our Stock At Will Because There Has Never Been A Market For Our Common Stock.
------------------------------------------------------------------------

Prior to this offering, there has been no public trading market for our common stock and there can be no assurances that a public trading market for the common stock will develop or, if developed, will be sustained. As a result, investors may end up holding shares they may not be able to sell.

Although we hope to be accepted for quotations on the Over the Counter Bulletin Board, we are not listed on any stock exchange at this time and there can be no assurance that a regular trading market will develop for the common stock offered through this prospectus, or, if developed, that it will be maintained. OTC Bulletin Board stocks are often known as "penny stocks" and are subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stocks. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

Risks Associated With Forward Looking Statements.
-------------------------------------------------

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus includes or relate to:

(1) 	Our ability to obtain a meaningful degree of consumer acceptance for our products now and in the future,

(2) 	Our ability to market our products now and in the future,

(3) 	Our ability to maintain brand-name recognition for our products now and in the future,

(4) 	Our ability to maintain pricing and thereby maintain adequate profit margins,

(5) 	Our ability to achieve adequate intellectual property protection,

(6)	Our ability to obtain and retain sufficient capital for future operations,

(7)	Our ability to develop new products that will be of interest to our target markets, and

(8)	Our ability to expand into new markets.

                                USE OF PROCEEDS


     We will not receive any proceeds from the sale of securities being offered by our selling shareholders.


     Our proceeds from this offering will vary depending on how many shares of our common stock we are able to sell. If we sell all shares of common stock being registered in this offering, we will receive proceeds of $7,800,000. Additionally, we will receive proceeds to the extent that any of the warrants are exercised. If all 1,000,000 warrants are exercised we will receive additional proceeds of $4,000,000. Any and all proceeds received will be used for licensing programming that will be aired on the Omni Broadcasting Network, internally produce programming that will be aired on the Omni Broadcasting Network and that will be sold to other U.S. and foreign television networks and stations, increasing the number of affiliate television stations, maintaining our satellite uplink capabilities, for purchasing and/or leasing other television stations, and for working capital and general corporate purposes.


     We expect to incur expenses of approximately $129,280 in connection with the registration of the shares.

     The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. The table assumes that none of the warrants are exercised. While management has developed the following estimates to the best of its ability, there can be no assurance that we will spend the use of proceeds exactly as laid out in the table.



Total shares offered               2,600,000    2,600,000    2,600,000   2,600,000
Percent of total shares offered       25%          50%          75%         100%
Shares Sold                          650,000    1,300,000    1,950,000   2,600,000


Gross proceeds from offering      $1,950,000   $3,900,000   $5,850,000  $7,800,000
Less:  offering expenses             129,280      129,280      129,280     129,280
                                  ----------   ----------   ----------  ----------

Net proceeds from offering        $1,820,720   $3,770,720   $5,720,720  $7,670,720
                                  ==========   ==========   ==========  ==========

Use of net proceeds:
     Content Development            $340,000   $1,014,000   $1,872,000  $2,730,000
     Content Acquisition             170,000      312,000      409,500     624,000
     TV Station Affiliation Expenses 331,500      585,000      585,000     546,000
     TV Station Purchase/Lease       145,000      382,000      694,000   1,045,000
     Satellite Uplink Expenses       432,000      432,000      432,000     432,000
     Working Capital                 292,500      663,000    1,170,000   1,560,000
     General Operating Expenses      109,720      382,720      558,220     733,720


     It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all of the 2,600,000 shares offered will be sold. If fewer than all of the shares are sold, we may ultimately need to modify or delay our business plan. There can be no assurance that any delay or modification will not adversely affect our development and ultimately our chance of success. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us, or at all.

     The amounts set forth above are estimates developed by our management for allocation of net proceeds of this offering based upon our current plans and prevailing economic and industry conditions and assumes that we are able to sell the numbers of the shares set forth in each column above. Although we do not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that our management finds that adjustments are required, the amounts shown may be adjusted among the uses indicated above. Our proposed use of proceeds is subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended. The proposed application of proceeds is also subject to changes in market conditions and our financial condition in general. Changes in general, economic, competitive and market conditions and our financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in the entertainment industry and the environment in which we operate, and/or regulatory changes in general. While our management is not currently aware of the existence or pending threat of any of the foregoing reasons, we provide you no assurance that one or more of such events will not occur.

                       DETERMINATION OF OFFERING PRICES

     Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


                                DIVIDEND POLICY

     It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant.

                                   DILUTION


     Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. Our net tangible book value at September 30, 2003 was $(360,786) or $(0.06) per share of common stock. Dilution per share represents the difference between the stock offering price of $3.00 per share and warrant price of $4.00 per share, and the net tangible book value per share of common stock, as adjusted, immediately after this offering.

     After giving effect to the completion of the offering, the exercise of all the warrants, and after deducting offering expenses estimated to be $129,280; our pro forma net tangible book value will be $11,309,934 or $1.21 per share. This represents an immediate increase in pro forma net tangible book value of $1.27 per share to existing stockholders and an immediate dilution of $1.79 per share, or approximately 60% of the offering price, to investors purchasing shares of common stock in the offering, and $2.79 per share, or approximately 70% of the warrant price to investors exercising their warrants.

Public offering Price per share (stock)			$ 3.00
Warrant Exercise Price					$ 4.00
Net Tangible Book Value per share before offering 	$ (0.06)
Increase Per Share attributable to sale of these shares	$ 1.27
Pro-Forma Net Tangible Book Value after offering 	$ 11,309,934
Dilution per share to Public Investors                  $ 1.79
Dilution per share to Warrant Holders                   $ 2.79

     The following table summarizes as of November 17, 2003, the number of shares purchased as a percentage of our total outstanding shares, the aggregate amount paid for such shares, the aggregate amount paid figured as a percentage of the total amount paid, and the average amount paid per share for such shares. For purposes of this table, the sale to the public of these shares, and exercise of all of the warrants, is assumed to have taken place on November 17, 2003.





                        Shares Purchased       Total Consideration Paid     Average Price
                       Number     Percent       Amount          Percent     per Share
                       ------     -------       ------          -------     -------------
Existing Shareholders   5,785,360    61.64%      $3,212,512       21.40%       $0.56
New Investors           2,600,000    27.70%      $7,800,000       51.96%       $3.00
Exercised Warrants      1,000,000    10.65%      $4,000,000       26.64%       $4.00
                      ------------ ---------    ------------     ---------    --------
 Total                  9,385,360   100.00%      $15,012,512     100.00%       $1.60
                      ============ =========    ============     =========    ========




     The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering (net of assumed offering costs of $129,280) and the dilution to persons purchasing shares based upon various levels of sales of the shares and exercise of the warrants:





Shares outstanding prior to offering     5,785,360


Total shares offered                                 2,600,000       2,600,000       2,600,000       2,600,000
Public offering price                               $     3.00      $     3.00      $     3.00      $     3.00
Shares sold                                            650,000       1,300,000       1,950,000       2,600,000
Total warrants                                       1,000,000       1,000,000       1,000,000       1,000,000
Warrant exercise price                              $     4.00      $     4.00      $     4.00      $     4.00
Warrants exercised                                     250,000         500,000         750,000       1,000,000

Per share increase attributable to new investors    $     0.43      $     0.77      $     1.04      $     1.26
NTBV per share prior to offering                         (0.06)          (0.06)          (0.06)          (0.06)
                                                     ------------    -------------   -------------   ------------
Post offering pro forma NTBV per share              $     0.37      $     0.71      $     0.99      $     1.21
                                                     ============    =============   =============   ============

Dilution to new investors (stock)                   $     2.63      $     2.29      $     2.01      $    1.79
Percent of dilution of the offering price (stock)        87.73%           76.23%         67.16%          59.83%
Dilution to new investors (warrants)                $     3.63      $      3.29     $     3.01      $     2.79
Percent of dilution of the offering price (warrants)     90.80%           82.17%         75.37%          69.87%



                               PLAN OF OPERATION


     The following is a discussion of our plan of operations, and our liquidity and capital resources. To the extent that our analysis contains statements that are not of a historical nature, these statements are forward-looking statements, which involve risks and uncertainties. See "Risks Associated With Forward Looking statements". The following should be read in conjunction with our Financial Statements and the related Notes included elsewhere in this prospectus.

Description of Operations
-------------------------

     OBN Holdings, Inc. ("OBN") was established in February 2003 as an entertainment company with three primary subsidiaries - Omni Broadcasting Network, Inc. ("Omni"), Eclectic Entertainment, Inc. ("Eclectic") and the Products on Demand Channel, Inc. ("POD"). The three subsidiaries existed before OBN: Omni was incorporated in January 2001, Eclectic in July 2002
and POD in December 2002.   OBN is a developmental stage company since
all of its activities have been devoted to developing program content, establishing TV station affiliations, securing broadcast uplink capabilities and creating advertiser relations. In order for a network to effectively operate, it must have must have content to broadcast, television stations to air the content and a satellite uplink to cost-effectively deliver the content to the television stations. Now that management believes that all the key requirements for an effective television network (i.e., content, TV stations and satellite uplink) have been obtained and our key relationships have been established, the Company officially launched its broadcast operations in September 2003.

     Omni Broadcasting Plan of Operation:
     ------------------------------------


     The Omni Broadcasting Network is a broadcast television network that targets adults 25 years of age and older, but contains no gratuitous sex or violence, which also makes it safe for children to view. (The chart below provides a more complete profile of our target audience.) Omni currently broadcasts to 40 million households through a network of affiliated broadcast and cable television stations nationwide. We have contracted use of a satellite uplink on a 24 hour per day basis. As of September 9, 2003 Omni began airing a two-hour program twice a week that presents feature films, and two half-hour children programs twice a week. The remaining satellite time is sold to our affiliate POD at cost. We are currently in the process of expanding our broadcast hours so that within the next four months we will be broadcasting primetime (8:00 p.m. to 11:00 p.m., Eastern Standard Time) seven days a week, as well as weekend mornings. The current and planned programming for Omni is contained in the "Business" section of this document.

	Omni Target Audience

Age:                   25+ (Prime time)
                       8 to 13 (Saturday and Sunday mornings)

Sex:                   Male and Female

Annual Income:         $50,000 +

Geographic Location:   Areas adjacent to major metropolitan
                       cities and cities and towns across the
                       United States with populations between
                       100,000 and 5,000,000.

Education:             High School to Bachelor's Degree

Employment:            Typically works a 9 to 5 job, and takes
                       a vacation once a year.

Children:              May have 1 or 2 children in the family
                       who are in between the ages of 8 and 15
                       years of age.

Television Viewing:    Watches television on a regular basis.
                       Owns multiple televisions, VCRs, and is
                       thinking about purchasing a DVD player.

Computer:              Owns a computer, and is capable of
                       getting on the Internet.

Movie Viewing:         Goes to the movies sometimes, but often
                       waits for it to reach the video store
                       or television.


     Prior to OBN's incorporation, Omni generated $200,000 of other income by providing consulting services to FOCEN Inc. FOCEN, Inc. is an entertainment production company that is developing a television program that traces the history of music through jazz, blues, roll & roll, rap, etc. Throughout much of 2001 and 2002 FOCEN unsuccessfully sought funding for this project. The principals approached Omni for assistance. We negotiated an agreement to assist by providing expertise for a fixed fee
of $200,000 in lieu of stock in FOCEN.    Omni provided management and
production support services, including entertainment accounting, budgeting and contract negotiations. After securing funding, FOCEN proceeded with script development and production tapings. Further, it signed a contract with PAX television to air the program when complete.

     The terms of the agreement are for Omni to be paid the $200,000 owed when the program is aired. The program was originally scheduled for airing in late September 2003, when the fall programs begin and collectibility was assessed as very good. However, the program has since been rescheduled and we have recorded an allowance for bad debt for the entire receivable balance at September 30, 2003. We are monitoring the airdates for the program. If the airdate is not finalized by December 2003, we will consider acquiring the rights and airing the program on Omni.

     Game Show Products is a company involved in securing the rights from high profile entertainers and brand names, and creating merchandising opportunities in areas different from their primary line of business.
For example, through its affiliated entity, the company previously negotiated an agreement with baseball star Sammy Sosa to develop and market barbecue grills in the shape of a baseball. Game Show Products has been negotiating an agreement with a high profile entertainer to create a line of products for children and working to secure another sports figure to develop products for merchandising.

     Understanding the inherent cost normally associated with advertising on a television network, as Omni began to develop, Game Show Products approached the company to purchase advertising time on the network. The terms of the agreement is that Game Show Products will purchase advertising time on Omni for a period of one year. Although Game Show Products has the ability of utilizing the air time at any point in time, in order for the agreement to be in full force and effect, Omni must be broadcasting, and have affiliate agreements with broadcast and/or cable television stations in the top twenty television markets, which include the following cities: New York, Los Angeles, Chicago, Philadelphia, San Francisco, Boston, Dallas, Washington, Atlanta, Detroit, Houston, Seattle, Tampa, Minneapolis, Cleveland, Phoenix, Miami, Denver, Sacramento and Orlando. In addition to the airtime being sold to the company, Omni will be assisting Game Show Products with developing their advertising campaign. Through Eclectic Entertainment, we will be developing the long-form advertising (infomercials) as well as the 30-second and 60-second advertising spots for the company.

     Omni will require $600,000 in additional funding in order to continue licensing content, increasing our affiliate station base and
maintaining our uplink facility.   The business plan calls for Omni to
increase our affiliate base to cover 70% of the US market and begin subscribing to the Nielsen rating service by Spring 2004. Without additional funding, growth at our desired rate will be extremely difficult, if not impossible. Without the expansion, attracting advertisers will be difficult and revenues will fall substantially short of projections. Even though we expect to generate sales from broadcasting operations in December 2003, we will still have very little operating capital without funds from this offering. Should this offering fail to produce adequate finances to fund our expansion, our broadcast operations will not cease, but will be forced to continue on a much smaller scale than planned. The lack of funding will result in Omni not being able to license sufficient programming to broadcast thirty-two hours per week as desired. Instead, the broadcast hours will increase at a much slower rate. Moreover, a lack of funding will result in Omni receiving a lesser amount of advertising and sponsorship revenue. This will be due to Omni's inability to subscribe to the Nielsen reporting services, which is one of the major tools used by advertisers and advertising agencies to determine their interest in advertising on various television programs, and the amount they are willing to spend for
commercial time.   Finally, a lack of funding will result in Omni not
being able to increase its affiliate base to cover 70% of the US households as quickly as it desires. This will also affect the amount that the network will be able to charge for advertising and sponsorships.

     Omni generates revenue primarily by securing sponsors and advertisers for the television shows that it airs over the network, with the majority of the revenue coming from sponsors rather than advertisers. The primary difference between the two is the length of commitment (sponsors normally commit for a longer period of time), and the size of the dollar commitment. The advertising and sponsorship dollars are normally much greater for programming targeted toward adults than it is for children. The Federal Communications Commission has strict guidelines for the type of advertising and the number of advertising minutes that can be inserted into children's programming. As a result, larger networks, such as UPN and the WB have elected to cease airing children's programming. A secondary source of revenue is from selling advertising and merchandise on the Omni website (www.obn-tv.com).

     Omni's primary expenses are the satellite uplink and master control, content licenses, and television station affiliates. The satellite uplink and master control is the major fixed expense. Since Omni does not utilize the satellite 24 hours a day, 7 days a week, it sells most of the time to POD, which resells the time to various entities. The content license expense varies with each licensor. In certain instances Omni pays a cash license fee for the rights to broadcast the material for a set period of time. In other instances, rather than paying an upfront licensing fee, it enters into a revenue sharing model whereby Omni sells the advertising time and shares the revenue with the licensor. The television affiliate expense also varies greatly. In most cases, Omni does not pay an affiliate to carry its programs. Instead, Omni enters into a barter arrangement. In this type of arrangement, the television affiliate and Omni divide the advertising minutes available in a television program. For example, a thirty-minute television program aired during the evening has a total of seven minutes available for placing advertising. In this scenario, Omni would have three and one-half minutes that can be used for its advertisers, and the affiliate station would have three and one-half minutes available. Each entity would sell their own advertising, and retain all of the monies generated. An additional expense associated with broadcasting is the cost of editing the programming that will be aired on the network. Currently, all of the programming is on videotape. It is Omni's responsibility to "build out" the tape, which means to add commercials, graphics and other elements to the final tape so that it will fit in the allotted time slot.

     Eclectic Entertainment Plan of Operation:
     -----------------------------------------

     Eclectic Entertainment is a producer and distributor of television shows, feature films and music. Currently there are four television series under development - L.A. Food Scene, The Vegas Variety Hour, The Mini Movie Hour and The Adventures Of Unit 28. The Mini Movie Hour is scheduled to begin airing during November 2003. We are finalizing negotiations with the USC Film School, Apollo Cinema and a number of independent producers worldwide who wish to have their productions featured on the show. The other three shows are scheduled for airing on Omni during the first half of 2004. Eclectic has one program, called The MovieTime Showcase, that is currently being aired on Omni. The program development schedule for Eclectic is contained in the Business section of this document.

     As of June 30, 2003, the Company formed two record companies to produce and/or distribute music. Retro Records, which is focusing on distributing music produced by established recording artists, is currently in negotiations with three such artists. Eclectic Recording Artists will focus on releasing music from television series and feature film soundtracks. On behalf of the record companies, Eclectic is finalizing negotiations with Pyramid/Universal to distribute music and DVDs released by our two record companies through the Universal distribution network. The agreement should be complete before the end of November. Eclectic is also finalizing an agreement with a foreign television program distributor to market our television programs in Europe and Asia. This agreement should be complete by the end of November. Finally, Eclectic is in discussions with two U.S. feature film distributors to release its future films in theaters. Contracts for one of the companies are being drawn up currently, and will be signed prior to the end of November.

     Eclectic has not generated any revenues, as all of our activities to date have been developmental in nature. We will require $800,000 to meet our production schedule for the next twelve months. Should we not receive the aforementioned amount, we will continue to grow, but will do so at a slower pace. The production and broadcasting of some of the programs that are currently in development will be delayed. The lack of funding will result in Eclectic having to raise monies from outside sources in order to produce its television programs, which is the method normally used by independent production companies. This will delay the production schedule and the dates that programs first air on Omni. However, unlike most production companies, Eclectic can assure potential investors that any program it produces will be aired since it is associated with Omni. Additionally, the lack of funding will result in the company not wholly owning some of its productions, which reduces the overall earning potential. This lack of funding will have minimal impact on feature film production activities because Eclectic has always planned to seek separate funding for producing feature films.

     Revenue generation for Eclectic will be in two primary forms - production and licensing. In situations where an entity engages Eclectic to produce a television show or feature film, Eclectic will receive a fee for providing the production services. In situations where Eclectic either raises the funds or personally invests in a production, a license fee will be charged to licensors. Currently Omni is in discussions with potential sponsors for television shows that will be aired on the network. In instances such as this, Eclectic will be paid a fee for producing the show. Additionally, Eclectic will be responsible for licensing the program to other networks, and Eclectic and Omni will share any license fees received. A secondary source of revenue for Eclectic will be from merchandising. Eclectic will be responsible for developing merchandising opportunities for any shows owned by OBN and its affiliates, and for programs aired on Omni in which merchandising licensing agreements can be obtained. With the exception of third-party obligations, Eclectic will retain all merchandising revenue.

     Eclectic will incur expenses primarily from production costs. When Eclectic is hired to produce a television or film project, all of the production expenses will be incorporated into the budget of the project, which will result in no out-of-pocket expenses. However, when it produces its own projects Eclectic will incur expenses that must be recouped through the collection of licensing fees. Moreover, expenses will be incurred when either seeking investors for projects and purchasing the rights for intellectual properties such as books and scripts. Additionally, marketing and promotion of merchandise will also result in expenses.


     Products on Demand Channel Plan of Operation:
     ---------------------------------------------

     POD began broadcasting in February 2003. At that time, we aired infomercials 168 hours per week (24 hours a day, 7 days a week). POD currently broadcasts 162 hours per week, with Omni using the remaining 6 hours. The types of programming include approved infomercials and paid programming.

     Total revenue generated since inception totals $33,639. The revenue is primarily from advertisers purchasing time. POD has already sold $216,000 of air time for the fiscal year 2003-2004 to the All Sports Television Network (an independent network without uplink capabilities) and anticipates selling the remainder of its air time to paid programming providers and other entities wishing to have their programming aired.


     Raising additional capital will greatly increase the speed in which we can expand our affiliate base. In order to fully implement our business plan for POD, we are in need of approximately $600,000. If, for some reason, we are unable to obtain the needed funding, we will still continue to grow, but at a slower pace. The lack of funding will result in POD not being able to purchase airtime on as many affiliate stations as it would like, which reduces the amount that it can charge for advertising. When selling airtime to advertisers and networks, the price one can charge for the time is solely a function of the number of households that the network reaches. POD is currently generating revenue, and will be able to continue to do so. POD's revenue will continue to grow, even if the company is unable to raise funds through the offering.

     POD generates revenue by selling time on the network to advertisers, distributors and other networks. Unlike Omni, which sells advertising spots within it programs, POD just sells blocks of time - it does not produce or broadcast television programs. The advertising time that POD sells is in blocks of thirty minutes. If selling time to an infomercial company, POD sells twenty-eight minutes and thirty seconds to the infomercial company, and then broadcasts an additional ninety seconds of commercials. If selling time to other television networks, distributors or producers, POD sells the full thirty-minute block of time.

     The primary expenses that POD incurs is the cost of the satellite uplink and master control, which is purchased from Omni at cost, and the expense of purchasing time on affiliate television stations. Unlike Omni, POD is not able to offer affiliates time inside of a television show in which to air their own commercials. There is no time available for sale inside of the show since the program is a half-hour commercial. The only way that the affiliate can make money is by selling the time to POD. Since most television stations offer time to sell, POD has the ability to obtain as many affiliates as it wishes, and for which it is willing to pay. A minor expense that POD must incur is the processing of the tapes that it receives for broadcasting. All tapes to be aired on the network are shipped to POD, recorded, put into the broadcast rotation and shipped out to Jones Media for airing.



Other Operations
----------------

     Television station KSSY, which was recently acquired by the Company through a three-year capital lease agreement, will be airing Omni and POD programming as well as broadcasting programming originated from the local area. Currently, the television station broadcasts programming from the Shop at Home network. The Company is currently negotiating with two other television networks to broadcast their programming during late evening hours.

     KSSY is a low power station located in San Luis Obispo County, California, which is approximately 200 miles north of Los Angeles and 200 miles south of San Francisco. The broadcast area covers the middle and south part of San Luis Obispo County and northern Santa Barbara County. Since its acquisition in August 2003 the station has generated little revenue. However, we plan to invest $150,000 in the station, increase its viewership and generate advertising and paid programming sales.


Results of Operations
---------------------


     Revenues generated by OBN and its subsidiaries totaled $33,639 in fiscal year ended June 2003. Cost of Sales was $10,800, which consisted of expenses incurred primarily to identify and assess films for broadcasting
licensing.   Thus, the gross profit was $22,839.

     The selling, general and administrative expenses during fiscal 2003 totaled $3,118,165, most of which were one-time expense items. The loss from operations was $3,095,326. Among the items expensed during that period are $112,000 of accrued payroll costs, $100,000 of TV station affiliate development costs, $115,000 of satellite uplink costs and $25,000 for website development. The expenses included $2,715,352 of non-cash expenses to various consultants, most of which related to the cost of this offering. All of these expenses were necessary to establish a strong foundation and infrastructure for OBN Holdings.

     The major on-going expenses include the affiliate station charges, satellite uplink expenses, salaries, sales commissions and program
development expenses.   These ongoing costs are expected to be
substantially less than the initial one-time expenses shown in the fiscal 2003 statement of operations.

     The Company recognized $200,000 of other income by providing consulting services to another entertainment company. A loss of $27,352 was incurred from the sale of production equipment. Interest expense related to outstanding loans totaled $10,665, Thus the other income netted to $161,983. Income taxes were $800 resulting in a net loss for the year of $2,934,143.

      Revenues generated by OBN and its subsidiaries totaled $53,597 in the three-month period ending September 30, 2003. Cost os Sales was $24,050, which consisted of expenses incurred primarily to identify films for licensing and for satellite uplink time directly related to airtime sales. Thus, the gross profit was $29,547. The selling, general and administrative expenses during the period totaled $479,319. Among the items expensed during that period are marketing-related costs, TV station affiliate development costs, product distribution development costs, bad debt expense, satellite uplink and program development content.


Liquidity and Capital Resources
-------------------------------

     We do not presently have adequate cash from operations or financing activities to meet our short term and long-term needs. As of September 30, 2003 we had $26,960 in cash resources to use in executing our business plan. We anticipate that unless we are able to raise or generate proceeds of at least $2,000,000 within the next twelve months, although operations will continue, we will be unable to fully execute our business plan, which will result in us not growing at the desired rate. We anticipate raising gross proceeds of at least $5,000,000 from our public offering in the next few months so we can expand our affiliate
base, develop more programming and achieve profitability.   However,
there is no minimum amount of shares that must be sold during this offering and none of the holders of warrants may exercise them for a period of 180 days following the effective date of this prospectus, which could impact our ability to continue as a going concern. Should this situation occur, management is committed to operating on smaller scale until generated revenues can support expansion. In order to ensure we continue as a going concern should no proceeds result from this offering, management has began taking the following steps:


1)	The Company is aggressively developing new television programs for the Omni Broadcasting Network. We are continually meeting with independent television producers who have approached us with ideas for shows that they would like to have aired on the network. We expect the new television programs to attract a greater audience interest, which will also result in a larger number of affiliate television stations.

2)	The Company is identifying and creating production and distribution opportunities for Eclectic Entertainment. We are continually developing new ideas for television programs for airing on the Omni Broadcasting Network as well as licensing the programs to cable networks. Additionally, we are currently structuring feature film production and distribution joint ventures with other independent producers in both the United States and Europe.

3)	We are marketing the airtime available on the Products On Demand
        Channel to independent television program distributors and small television networks. To date, the All Sports Television Network has contracted with the Products On Demand Channel to purchase twelve hours of airtime per day.


4)	The Company has hired additional sales and marketing people to secure advertising and sponsorship revenue for the programs being aired by the Omni Broadcasting Network. The people recently hired have successfully sold advertising time for small and startup television networks. Eclectic is currently in discussions with two major hotels in Las Vegas interested in the Vegas Variety Hour, one of Eclectic's productions, being broadcast from their venues. The final decision should be made within the next 30 days.

5)	The Company is continually increasing the number of affiliate television stations that will broadcast programming aired on both the Omni Broadcasting Network and the Products On Demand Channel. The increased number of households being reached by our broadcast will result in the Company being able to increase the amount charged for advertising on the networks. The Company has engaged the services of a person solely dedicated to affiliate relations. Her responsibility is to negotiate carriage on Omni, and secure the contracts, determine the stations' coverage areas and the times in which the stations air the programming.


6)	The Company is taking steps to increase the awareness of its subsidiaries. Press releases related to the Omni Broadcasting Network and Eclectic Entertainment are being distributed to the media, and have been published nationally. We have, and will continue to use the services of professional publicists on a project-by-project basis.

7)	The Company has, and will continue to keep tight controls over it expenses, will hire additional staff only as needed, and when feasible, will continue to have support and production staff provide services to all of the OBN entities.

     Management anticipates that the proceeds from this offering will provide over 24 months of operating capital, which may allow our auditors to remove the going concern qualification.


     As of September 30, 2003 the Company's current liabilities of $457,964 exceeded current assets of $88,552 by $369,412. Approximately 47% of current liabilities represented accrued payroll ($213,272) for executives who opted to defer taking salaries until the offering was completed.

     The capital lease of KSSY represents our only capital expenditure commitment. It is approximately $4,200 per month for three years, after which time OBN will own 95% of the station. All other expenses are variable, and we match them to the availability of funds. The station lease will be paid from funds generated from operations. Other details concerning the KSSY lease are contained in the Subsequent Events footnote to the consolidated financial statements of this document.

     The Stockholders' Equity section of the balance sheet as of September 30,
2003 includes $24,085 of prepaid expenses.   This amount represents
common stock issued to an outside consultant for the continued support in the development of our TV station affiliate network through January 2004.

     Should the Company receive little or no funding from the offering, we will continue to function utilizing the revenues generated by Omni, Eclectic and POD, which is continually increasing. Each entity is addressed below:

     Omni Broadcasting Network
     -------------------------

     The lack of funding will result in Omni not being able to license sufficient programming to broadcast thirty-two hours per week as desired. Instead, the broadcast hours will increase at a much slower rate. Moreover, a lack of funding will result in Omni receiving a lesser amount of advertising and sponsorship revenue. This will be due to Omni's inability to subscribe to the Nielsen reporting services, which is one of the major tools used by advertisers and advertising agencies to determine their interest in advertising on various television programs, and the
amount they are willing to spend for commercial time.   Finally, a lack
of funding will result in Omni not being able to increase its affiliate base to cover 70% of the US households as quickly as it desires. This will also affect the amount that the network will be able to charge for advertising and sponsorships.

     Eclectic Entertainment
     ----------------------

     With no funding, Eclectic will have to raise monies from outside sources in order to produce its television programs, which is the method normally used by independent production companies. This will delay the production schedule and the dates that programs first air on Omni. However, unlike most production companies, Eclectic can assure potential investors that any program it produces will be aired since it is associated with Omni. Additionally, the lack of funding will result in the company not wholly owning some of its productions, which reduces the overall earning potential. This lack of funding will have minimal impact on feature film production activities because Eclectic has always planned to seek separate funding for producing feature films.

     Products On Demand Channel
     --------------------------

     The absence of funding will result in POD not being able to purchase airtime on as many affiliate stations as it would like, which reduces the amount that it can charge for advertising. When selling airtime to advertisers and networks, the price one can charge for the time is solely a function of the number of households that the network reaches. POD is currently generating revenue, and will be able to continue to do so. POD's revenue will continue to grow, even if the company is unable to raise funds through the offering.



Trends and Uncertainties
------------------------

A number of trends have provided us the opportunity to enter the broadcast industry with little operating capital. Included are the following:

* FCC regulations previously prevented television networks from producing the programming that they broadcast. The rescission of that regulation has resulted in all of the major networks creating or acquiring their own production entities, which has reduced the amount of content licensed from independent producers. Omni has benefited from this situation because independent producers are becoming much more competitive in their licensing fees in an effort to continue having their content distributed.

* Recently UPN and the WB networks ceased airing children's programming, citing that it was not as profitable as other programming. However, because full-power and Class "A" television stations have an FCC requirement to air a minimum amount of children's programming, we have been contacted, and are in negotiations with full-power television stations that want to broadcast our children's programming.

* For various reasons, the PAX television network finds itself in serious financial trouble with $900 million in debt and, according to industry reports, no solid way to address the problem. This has resulted in an advantage to Omni because in light of PAX's financial problems, and because they have no new programming currently planned, we are currently in negotiations with some of their affiliate stations that are interested in becoming Omni affiliates.

* Competing with larger, well established networks would not have a major impact on Omni because we are currently filling a niche that is not being directly addressed by the other networks. With few exceptions, the primary target market of the major networks are viewers 17 to 35 years of age. Omni is targeting viewers 25 years of age, and older. Additionally, the networks are becoming more "edgy" to attempt to attract viewers - that is, there is much more graphic language, sex and violence. Omni is the network with "less edge" - we are offering programming that can be viewed comfortably by all ages. Finally, the cost for producing a one-hour program on a major network is approximately $2,000,000 per episode, which results in them having to either get the Nielsen rating points to support the amount charged for advertising, or drop the program. Omni's budget for a one-hour program is between $150,000 and $200,000 per episode. This budget does not result in a lesser quality production; we do not have the same amount of overhead as the other networks. However, our budget results in Omni being capable of realizing a profit more quickly, and being able to give a program more time to develop an audience.

* In many instances, major record companies have elected to not release music by recording artists who previously sold records that have reached gold (500,000 units) and platinum (1,000,000 units) sales levels if the companies do not believe that the artists will continue selling at that rate. As a result, many well known recording artists have no recording contract. Eclectic, through Retro Records, is taking advantage of this situation by structuring deals to release new music produced by recording artists who have previously attained gold and platinum record sales levels, and are still in the public eye.

* Recently, more companies are engaging in creating and airing long-form advertising (infomercials) to promote their products and services. To this point, direct-marketing firms were the primary advertisers. However, a September 2003 article in Television Week newspaper cited that major manufacturers are beginning to utilize this medium for advertising, which they expect will drive prices up. This situation could result in an advantage to POD because of the increased amount of potential advertisers on the network, and the amount paid for the advertisement.

     As Omni's affiliate base expands our margins will increase, because we will be able to charge higher rates to advertisers. Currently, we charge advertisers between $1,000 and $3,000 for a 30-second commercial spot on Omni. We expect to charge between $5,000 and $10,000 per spot when we reach our goal of 70% of coverage and have Nielsen ratings. Additionally, as our affiliate base changes so that it includes more full-power stations, we can raise advertising rates.

Forward Looking Statements
--------------------------

     Certain statements in this report are forward-looking statements within the meaning of the federal securities laws. Although the Company believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations.

Recent Accounting Pronouncements
--------------------------------


     In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for financial statements issued for fiscal years ending after December 15, 2002. The Company has applied the disclosure provisions of SFAS No. 148 in its consolidated financial statements and the accompanying notes.


     In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company's adoption of FIN 45 in fiscal 2003 did not have a material impact on its financial position or results of operations.


     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations.

Critical Accounting Policies
----------------------------


     Our Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:


Allowance for Doubtful Accounts
-------------------------------

     We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance for doubtful accounts is based on specific identification of customer accounts and our best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. We evaluate the collectibility of our receivables at least quarterly. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The differences could be material and could significantly impact our operating results.

Web Site Development
--------------------


     We capitalize costs related to our web site development in accordance with the Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs." Web site development costs are amortized using the straight-line method over the estimated useful life of three years. We assess the recoverability of our web site development costs by determining whether the amortization of these costs over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management.

Intangible Assets
-----------------

     We have adopted SFAS No. 142, "Goodwill and Other Tangible Assets." SFAS No. 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives.

     SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. Goodwill will be subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments reported by us. An impairment loss will be recorded for any goodwill that is determined to be impaired. We perform impairment testing on all existing goodwill at least annually.


Deferred Taxes
--------------

     We record a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. We have considered estimated future taxable income and ongoing tax planning strategies in assessing the amount needed for the valuation allowance. Based on these estimates, all of our deferred tax assets have been reserved. If actual results differ favorably from those estimates used, we may be able to realize all or part of our net deferred tax assets. Such realization could positively impact our operating results and cash flows from operating activities.

                                   BUSINESS

GENERAL

     OBN consists of three wholly owned subsidiaries: Omni Broadcasting Network, Inc. ("Omni"); Eclectic Entertainment, Inc. ("Eclectic"); and the Products on Demand Channel, Inc. ("Products on Demand"). Omni was created to function as a broadcast television network. Eclectic was developed as a television and feature film production company, and the licensing and merchandising arm of the organization. Products on Demand was created to broadcast infomercials and other forms of paid programming. The current and planned operations for each entity is described below:

OMNI BROADCASTING NETWORK
-------------------------

Omni is a national broadcast television network designed to deliver quality programming to viewers nationwide. The network's target viewing audience is adults 25 years of age and older. However Omni will air programming that can be comfortably viewed by the whole family - i.e., no gratuitous sex or violence.


CURRENT OMNI OPERATIONS
-----------------------

Omni began broadcasting on Tuesday, September 9, 2003. Our current broadcast hours are 8:00 p.m. to 10:00 p.m. (Eastern Standard Time) Monday and Tuesday, and 8:00 a.m. to 9:00 a.m. Saturday and Sunday. Although some of Omni's affiliate stations air the program at the time Omni sends it up to our satellite, others tape the programs and air them at different times. For example, the programming that Omni broadcasts Saturday and Sunday mornings from 8:00 a.m. to 9:00 a.m. is aired on KADY, a television station in the Los Angeles Designated Market Area
(DMA) from 7:00 a.m. to 8:00 a.m. on Saturday and Sunday. The same program is broadcast on WRNN, a television station in the New York DMA on Friday afternoons from 5:00 p.m. to 6:00 p.m.

Current Omni Programming

The following chart contains a listing of Omni current and scheduled programs, the date they are scheduled to begin airing, and the status of their licenses.



                                                      Airing Time           Start   Contract
Program                    Distributor            Date        Time          Date    Signed
--------------------------------------------------------------------------------------------
The MovieTime Showcase     Eclectic              Mon & Tue  09:00-11:00PM   9/03     N/A
Birdz                      Nelvana               Sat & Sun  08:00-08:30AM   9/03     Yes
The Flutemaster            Whamo/MarVista        Sat & Sun  08:30-09:00AM   9/03     Yes
The Mini-Movie Hour        Eclectic              Fri & Sun  08:00-09:00PM   12/03    N/A
Wizards Tales              Mar Vista             Mon- Fri   08:00-09:00PM   01/04    Yes
Halifax F.P.               Beyond Distribution   Wed & Sat  09:00-11:00PM   01/04    Pending
Marrons                    WAMC                       To Be Determined      01/04    Pending
10+2                       WAMC                       To Be Determined      01/04    Pending
Bug House Rock             Eclectic                   To Be Determined      01/04    Pending
The LA Food Scene          Eclectic                   To Be Determined      3/04     N/A
Vegas Variety Show         Eclectic                   To Be Determined      3/04     N/A
Adventures of Unit 28      Eclectic                   To Be Determined      6/04     N/A



Currently there are three programs being aired on the Omni Broadcasting
Network.

The programs currently being aired on Omni are The MovieTime Showcase,
Birdz and The Flutemaster.   The MovieTime Showcase is produced by
Eclectic Entertainment, our production company, and presents feature films that were licensed by Omni. Every Tuesday, a new program is aired, and on the following Monday it is rebroadcast. Birdz, which airs Saturday and Sunday mornings, is an animated series that was developed by the Canadian company, Nelvana. Birdz originally aired on the CBS network. The Flutemaster, which also airs Saturday and Sunday mornings, is an animated series that was produced in America, and financed by a television company in China.


Omni, in conjunction with Eclectic Entertainment, is developing a new series entitled The Mini Movie Hour. This series features short films produced by both professional and amateur filmmakers worldwide. The program is scheduled to begin airing Monday and Tuesday evenings from 8:00 p.m. to 9:00 p.m. (Eastern Standard Time) beginning the first week in December 2003. The MovieTime Showcase will be moved to the 9:00 p.m. to 10:00 p.m. time slot on Monday and Tuesday evenings. Contracts with Ben Gleiberman, the host of the show, and with the University of Southern California Film School, Apollo Cinema and some of the featured producers have already been signed. In addition to the programming currently being aired or produced in-house, Omni has signed agreements for additional programming. Omni has signed an agreement with MarVista Entertainment in Los Angeles to broadcast an animated series entitled Wizard's Tales, which will air Monday through Friday from 8:00 a.m. to

9:00 a.m. beginning in January 2004. Omni is finalizing an agreement with Westwood Audiovisual and Multimedia Consultants (WAMC) for the live action series Maroons, which is scheduled to air on Sunday mornings at 9:00 a.m. beginning January 2004. Omni is also negotiating with WAMC for the license to air the animated series 10+2, which is an animated series for young children. As part of the 10+2 license, we are seeking worldwide distribution rights for merchandise related to the series. Omni is finalizing an agreement with Beyond Distribution, based in Australia; to broadcast an Australian hit series entitled Halifax, F.P. This program is scheduled to air Wednesday and Saturday nights from 8:00 p.m. to 10:00 p.m. beginning January 2004.


Current Omni Content Licenses and Licensing Fees
------------------------------------------------

Licenses to broadcast the content that is not produced by Eclectic are secured in a variety of ways. Omni either pays a license fee prior to airing the programming, enter into a revenue-sharing licensing agreement or negotiate a barter licensing arrangement.

We have three types of revenue-sharing licensing agreements.
1)	The first type is an arrangement whereby Omni and the licensor share a percentage of all revenue generated from advertising sales, with no guarantee minimum amount being paid to the licensor. In these agreements, the licensor normally receives approximately 60% of the revenue, and Omni receives the remainder. We believe that this is an equitable split because Omni does not have to utilize its financial resources to license the product.

2)	The second type of revenue-sharing agreement is an arrangement whereby Omni and the licensor share a percentage of all revenue generated from advertising sales, but if an agreed on minimum amount is not received by the licensor, Omni must pay the difference. In this revenue-sharing model, the licensor normally receives approximately 60% of the revenue until the minimum guarantee has been earned, and then both parties receive 50% of the revenue.

3)	The third type of revenue-sharing model is an arrangement whereby
        Omni pays the licensor a smaller fee than the licensor normally requests, and then share in the revenue generated from advertising sales. In this scenario, Omni normally receives 100% of the revenue generated until we recoup the license fee paid to the licensor. After the fee is recouped, the licensor receives approximately 30% of the revenue generated from advertising sales.

In our barter licensing agreements, rather than Omni sharing the revenue we generate from the sale of advertising with licensors, we give the licensor an agreed on number of unsold advertising minutes in the television program. For example, if there is a total of 6 minutes of time available to air commercials in a half-hour television program, in a barter arrangement, the licensor receives two minutes of time. With that two minutes, the licensor can either secure their own advertisers or promote their own products - as long as the commercials placed in our show do not offend and does not conflict with our core philosophy, we will air the advertising.

All of our current agreements are either upfront licensing fees or revenue sharing - we do not currently have any barter licensing agreements. The length of most of the agreements is for a one-year period. However, our agreement with Nelvana is for three years. Since we are continually identifying new content for the network, there is no risk that we will be unable to continually provide new programming to our audience. In fact, because the major television networks are producing a majority of their programming in-house, there has been an increased amount of content available, and the producers and distributors are extremely amenable to making nontraditional licensing deals. All of the licensing agreements allow us to air the content as often as we wish during the licensing period. However, we are precluded from showing the content over the Internet.


Our current agreements consist of a three-year agreement with Nelvana for the animated series Birdz, which is being aired presently on Saturday and Sunday mornings from 8:00 a.m. to 8:30 a.m., a one-year agreement with MarVista for the animated series Flute Master, which is airing from 8:30 a.m. to 9:00 a.m. Saturday and Sunday mornings. Additionally, Omni has an agreement in place with IndieVision Films for the licensing of nine feature films that are aired on The MovieTime Showcase Monday and Tuesday evenings from 8:00 p.m. to 10:00 p.m. Because the current commercials in these programs consists primarily of "per inquiry" advertisements, which pay only if a sale of the product being aired is made, the revenue being generated by the commercial spots are inconsequential at this point.

Current Omni Affiliates
-----------------------

Omni's current affiliate base consists of a combination of independent television stations, and small broadcast and cable television networks. Omni programming currently reaches approximately 40 million households, with additional affiliates continually being added. Given the vast amount of coordination and communication that is required for interfacing with affiliates, Omni recently engaged the services of an individual who specializes in that area. The primary responsibility of this individual is to maintain a database of Omni affiliates, which includes their locations, the number of households they reach and the hours that they air Omni programming. She is also responsible for building our affiliate base.

Omni programming can be viewed on broadcast television stations, basic cable television stations, digital cable television stations, and on Direct TV, the Dish Network and Echostar. The cable systems that Omni programming is being aired on include Time Warner Cable, Adelphia, Charter Communications, NCTC, Cable One and Comcast. Our programming can also be seen over the broadcast airwaves in Alabama, Arkansas, Arizona, California, Florida, Georgia, Iowa, Idaho, Illinois, Indiana, Louisiana, Michigan, Missouri, Mississippi, North Carolina, New Jersey, Nevada, New York, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Washington and Wyoming. The chart below provides a breakdown of the Omni affiliate stations. However, the list is still a work-in-process because new affiliates are being added on a continual basis. With the exception of WRNN in New York, KJLA in Los Angeles and KADY in Santa Barbara, CA, all of the agreements are on a barter basis whereby the affiliate stations receive advertising slots in exchange for having the ability to carry Omni programming. Although stations have the ability to insert their own commercials into our programming, some of the stations do not use the time. To prevent our programs from having any commercial spots that are "dead air", we insert commercials in all of the time slots, and allow affiliates to "cover over" the spots. Normally we insert public service announcements in the commercial spots allocated to affiliate stations.

Omni delivers the programming to most of the stations via satellite. We have a contract with Jones Media ("Jones"), which is located in Englewood, Colorado. Omni leases satellite space from Jones until the year 2005, which is when the satellite is expected to go out of service. Omni has use of the satellite on a 24-hour basis. We also use the services provided by Jones to send our programming up to the satellite. Once it is on the satellite, our affiliates have the ability to capture the feed, and broadcast it to their audience. This is the most efficient method of delivering the signal because it eliminates the need for sending videotapes to the affiliate stations. In special cases, Omni sends videotapes out to affiliates, but we try to avoid doing so as much as possible.


When Omni is not using satellite to air our programming, we sell the unused time to the Products On Demand Channel at cost. Products On Demand then uses the time to broadcast infomercials, or resells it. Any time Omni wants to expand our broadcast hours, we take back the time.




Omni Affiliate Station List - Winter 2003

Rank (1)    Designated                          City of           State    Call       Contract     Type of
           Market Area (2)                      License                   Letters     Status (3)  Agreement (4)
----------------------------------------------------------------------------------------------------------------

1          New York                             Kingston            NY     WRNN        Signed     Independent
1          New York                             New York City       NY     LTV         Pending    Bulk/Cable
1          New York                             South Hampton       NY     WVVH-TV     Signed     Bulk
1          New York                             Bridgeport          CT     WSAH        Pending    Independent
2          Los Angeles, CA                      Victorville         CA     KHIZ        Pending    Independent
2          Los Angeles, CA                      Joshua Tree         CA     KVMD-TV     Signed     Bulk
2          Los Angeles, CA                      Santa Barbara       CA     KADY        Signed     Independent
2          Los Angeles, CA                      Los Angeles         CA     KJLA        Signed     Independent
3          Chicago, IL                          Plano               IL     WSPY        Signed     Bulk
4          Philadelphia                         Bethlehem           PA     WBPH        Signed     Independent
5          San Francisco-Oakland-San Jose, CA   San Francisco       CA     KCNS        Pending    Independent
5          San Francisco-Oakland-San Jose, CA   Lakeport            CA     K68AL/K62AY Signed     Bulk
6          Boston, MA/Manchester, NH            Boston              MA     WMFP        Pending    Independent
7          Dallas-Ft. Worth, TX                 Mesquite            TX     KATA-LP     Signed     Bulk
10         Detroit, MI                          Shelby Township     MI     Shelby TV   Signed     Bulk
14         Minneapolis-St. Paul, MN             Bemidji             MN     KBSU        Signed     Bulk
14         Minneapolis-St. Paul, MN             St. Cloud           MN     WCMN-TV     Signed     Bulk
15         Cleveland-Akron(Canton), OH          Cleveland           OH     WAOC        Pending    Independent
16         Phoenix, AZ                          Kingman             AZ     KKAX-LP     Signed     Bulk
16         Phoenix, AZ                          Casa Grande         AZ     K47FW       Signed     Bulk
16         Phoenix, AZ                          Flagstaff           AZ     KCFG        Signed     Bulk
17         Miami-Ft. Lauderdale, FL             West Palm Beach     FL     WBWP        Signed     Bulk
18         Denver, CO                           Craig               CO     K27FA       Signed     Bulk
19         Sacramento, CA                       Modesto             CA     KAZV        Signed     Bulk
20         Orlando, FL                          Orlando             FL     WRCF        Signed     Bulk
20         Orlando, FL                          Orlando             FL     TV98        Signed     Independent
21         Pittsburgh, PA                       Indiana             PA     WLLS        Signed     Bulk
24         Baltimore, MD                        Towson              MD     WMJF-TV     Signed     Bulk
25         Indianapolis, IN                     Martinsville        IN     WREP        Signed     Bulk
27         Hartford, CT                         Litchfield          CT     Cable 5     Signed     Bulk
29         Raleigh-Durham, NC                   Raleigh             NC     WRAY        Pending    Independent
29         Raleigh-Durham, NC                   Henderson           NC     W34AX       Signed     Bulk
29         Raleigh-Durham, NC                   Sanford             NC     W67CD       Signed     Bulk
29         Raleigh-Durham, NC                   Southern Pines      NC     WYBE        Signed     Bulk
29         Raleigh-Durham, NC                   Rocky Mount         NC     WACW-LP     Signed     Bulk
30         Nashville, TN                        Hopkinsville        KY     WKAG        Signed     Bulk
30         Nashville, TN                        Nashville           TN     W52CT       Signed     Bulk
31         Milwaukee, WI                        Milwaukee           WI     WMLW        Signed     Bulk


                                       33



34         Columbus, OH                         Columbus            OH     WCLL        Signed     Bulk
36         Salt Lake City, UT                   Vernal              UT     VTV         Signed     Bulk
39         West Palm Beach, FL                  Stuart              FL     WTCN        Pending    Independent
39         West Palm Beach, FL                  West Palm Beach     FL     WBWP        Signed     Independent
39         West Palm Beach, FL                  Vero Beach          FL     WWCI        Signed     Independent
40         Birmingham, AL                       Sylacauga           AL     TV6         Signed     Bulk
42         New Orleans, LA                      Hammond             LA     WSTY        Signed     Independent
43         Memphis, TN                          Clarksdale          MS     WPRQ        Signed     Bulk
45         Oklahoma City, OK                    Oklahoma City       OK     KXOC/KSBI   Signed     Bulk
45         Oklahoma City, OK                    Stillwater          OK     KWEM-TV31   Signed     Bulk
45         Oklahoma City, OK                    Enid                OK     KXOK        Signed     Bulk
47         Harrisburg-Lancaster, PA             Lancaster           PA     WLYH        Signed     Independent
49         Albuquerque, NM                      Cortez              CO     SCTTA       Signed     Bulk
51         Jacksonville, FL                     St. Augustine       FL     WQXT        Signed     Bulk
51         Jacksonville, FL                     St. Augustine       FL     AncCityTV   Signed     Independent
52         Las Vegas, NV                        Las Vegas           NV     KTUD        Pending    Independent
52         Las Vegas, NV                        Pahrump             NV     KPVM        Signed     Bulk
52         Las Vegas, NV                        Las Vegas           NV     KEEN        Signed     Bulk
53         Wilkes Barre, PA                     Hazelton            PA     WYLN        Signed     Bulk
55         Albany-Schenectady, NY               Glens Falls         NY     WNCE        Signed     Bulk
56         Little Rock, AR                      Little Rock         AR     KJLR        Signed     Bulk
57         Fresno, CA                           Fresno              CA     KVHF        Signed     Bulk
58         Dayton, OH                           Dayton              OH     WRCX        Signed     Bulk
58         Dayton, OH                           Troy                OH     WPFS-TV9    Signed     Bulk
62         Mobile, AL-Pensacola, FL             Pensacola           FL     WBQP-LP     Signed     Bulk
62         Mobile, AL-Pensacola, FL             Brewton             AL     BCC7        Signed     Bulk
63         Knoxville, TN                        Lenoir City         TN     W38AQ       Signed     Bulk
63         Knoxville, TN                        Heiskell            TN     WFEM-TV12   Signed     Bulk
65         Lexington, KY                        London              KY     WMPG        Pending    Independent
65         Lexington, KY                        Moorehead           KY     Ultavision  Pending    Independent
65         Lexington, KY                        E. Bernstadt        KY     WOBZ-TV9    Signed     Bulk
65         Lexington, KY                        Mt. Sterling        KY     W02BP/W06BC Signed     Bulk
65         Lexington, KY                        Morehead            KY     W07BY/W10BM Signed     Bulk
66         Wichita, KS                          Wichita             KS     KCTU        Signed     Bulk
72         Des Moines, IA                       Marshalltown        IA     KDAO        Signed     Bulk
75         Paducah, KY-Cape Girardeau, MO       Union City          TN     WOBT        Signed     Bulk
79         Spokane, WA                          Coeur d' Alene      ID     KTYJ        Signed     Bulk
80         Syracuse, NY                         Oneonta             NY     WISF        Signed     Bulk
81         Shreveport, LA                       Natchitoches        LA     NSU22       Signed     Bulk
81         Shreveport, LA                       Hope                AR     KTSS        Signed     Bulk
83         Huntsville-Decatur (Florence), AL    Florence            AL     WBCF-TV3    Signed     Bulk
85         Chattanooga, TN                      Tracy City          TN     GCTV        Signed     Bulk
87         South Bend, IN                       Michigan City       IN     MCTV-48     Signed     Bulk
92         Davenport, IA-Rock Island-Moline, IL Davenport           IA     WBQD        Signed     Bulk
95         Baton Rouge, LA                      Baton Rouge         LA     WBTR        Pending    Independent
95         Baton Rouge, LA                      Morgan City         LA     KWBJ        Signed     Bulk
95         Baton Rouge, LA                      Baton Rouge         LA     KPBN        Signed     Bulk
98         Savannah, GA                         Vidalia             GA     WPHJ        Signed     Bulk
98         Savannah, GA                         Hilton Head Island  SC     W35AY       Signed     Bulk
99         Evansville, IN                       Winslow             IN     WPO Cable 4 Signed     Bulk
99         Evansville, IN                       Jasper              IN     WJTS        Signed     Bulk
99         Evansville, IN                       Mt. Carmel          IL     WCJT        Signed     Bulk
108        Fort Smith, AR                       Fayettville         AR     K64FO       Signed     Bulk
112        Sioux Falls (Mitchell), SD           Worthington         MN     WGTN        Signed     Bulk


                                       34



119        Santa Barbara-Santa Maria-
           San Luis Obispo, CA                  San Luis Obispo     CA     KCCE        Signed     Bulk
119        Santa Barbara-Santa Maria-
           San Luis Obispo, CA                  San Luis Obispo     CA     KSSY        Signed     Independent
122        Macon, GA                            Dublin              GA     W35BB       Signed     Bulk
123        La Crosse-Eau Claire, WI             La Crosse           WI     KQEG-TV23   Signed     Bulk
124        Boise, ID                            Ontario             OR     KMBA        Signed     Bulk
128        Corpus Christi, TX                   Corpus Christi      TX     KTOV        Signed     Bulk
128        Corpus Christi, TX                   Corpus Christi      TX     KCBO        Signed     Bulk
133        Monroe, LA -El Dorado, AR            Monroe              LA     KMNO        Signed     Independent
139        Columbia, MO                         Columbia            MO     KXI         Signed     Bulk
140        Sioux City, IA                       Spirit Lake         IA     Lakes TV    Signed     Bulk
141        Medford-Klamath Falls, OR            Brookings           OR     KBSC        Signed     Bulk
153        Bangor, ME                           Machias             ME     WVBC        Signed     Bulk
157        Biloxi-Gulfport, MS                  Pascagoula          MS     WKFK        Signed     Bulk
162        Gainesville, FL                      Gainesville         FL     WYPN        Signed     Bulk
163        Abilene, TX                          Abilene             TX     KIDZ        Signed     Bulk
171        Dothan, AL                           Dothan              AL     WJJN-TV5    Signed     Bulk
172        Yuma, AZ-El Centro, CA               Lake Havasu City    AZ     K23BJ       Signed     Bulk
173        Elmira, NY                           Hornell             NY     UPN 23      Signed     Bulk
176        Watertown, NY                        Watertown           NY     WLOT-TV     Signed     Bulk
177        Marquette, MI                        Crystal Falls       MI     WUPT        Signed     Bulk
179        Alexandria, LA                       Alexandria          LA     KCLA        Signed     Bulk
182        Greenwood-Greenville, MS             Webb                MS     WEBU        Signed     Bulk
182        Greenwood-Greenville, MS             Cleveland           MS     WHCQ        Signed     Bulk
191        Twin Falls, ND                       Twin Falls          ID     KBAX        Signed     Bulk
194        Lima, OH                             Lima                OH     WLQP        Signed     Bulk
194        Lima, OH                             Lima                OH     WLMO        Signed     Bulk
210        Glendive, MT                         Glendive            MT     KXGN        Signed     Bulk





(1)	The rank of the Designated Market Areas, and the geographic
        regions included in each area, is defined by Nielsen Market
        Research.

(2)	We have multiple affiliates in the same Designated Market Area because one station might not be capable of covering the total area.

(3)	This column indicates whether we have a signed contract, or
        whether we have a commitment, but are awaiting the return of the signed agreement.

(4)	If the designation in this column is "independent," Omni has an agreement directly with the station. If the designation is "bulk," it means that Omni has an agreement with a small network that has signed agreements with the affiliate station.



Current Affiliate Agreements
----------------------------

Omni's affiliate agreements are normally three forms -fee for the airtime, a barter arrangement, or a combination of fee and barter.
Given the limited number of viewers that smaller television stations and networks can reach, most choose to secure public domain or older programming on a nonexclusive basis. Moreover, because of the stations' limited coverage, content licensors are not motivated to enter into the same type of revenue-sharing models as they have with Omni. As a result of this situation, stations interested in becoming affiliates are continually approaching Omni.

The majority of affiliate agreements are on a barter arrangement. In this type of arrangement, the affiliate receives half of the advertising time for a program, and Omni receives the other half. Each entity is responsible for securing its own advertisers and collecting the fees - there is no transferring of money between entities. Although Omni shares the advertising time equally, we insert commercials into all of the commercial slots with our own advertising, and then tell the stations which commercial slots they can insert their own advertising. Normally, either "per-inquiry" (PI) commercials or public service announcements (PSA's) are inserted into the slots provided for local stations. PI's are commercials that generate revenue for Omni only if a viewer buys the product or service offered. Since Omni receives no revenue from the advertiser in advance, the advertiser is not harmed if a local station inserts their commercial in its place. PSA's are also free advertising. Omni must fill all of the commercial time to ensure that there is no "dead air" if a local station does not have a commercial to place.

Omni has a few arrangements where we purchase time on local stations. This is done in special situations where we determine that it is important for us to be broadcasting in a given market, and have not identified a station interested in a barter arrangement. To this point, we are buying time to reach the New York and Los Angeles markets. We also have one agreement whereby we pay the television station a minimal fee, and it has half of the time to place its local advertising, i.e., combination of fee and barter.

In most cases, our affiliates are reporting our shows to TV Guide and other television program-listing firms. Also, Omni programs are being listed in the program guides on Direct TV and Dish Network.


Current Omni Products and Services
----------------------------------

The sole product being offered by Omni is commercial airtime, that is affording potential advertisers the ability to have their products and services seem by a nationwide audience. To that end, Omni is focusing on three primary areas of revenue generation - program sponsorship sales, direct-response advertiser sales and commercial spot sales. Omni is currently seeking sponsors for the programs The MovieTime Showcase and The Mini Movie Hour. We have an in-house person currently developing promotional materials for sponsors, and have begun making initial contacts. Omni has also engaged the services of Feature This, a company specializing in product placement and sponsorships for feature films and television. Feature This and Omni have signed an agreement whereby the company is responsible for assisting Omni to secure companies to sponsor the television programs that we air on the network, and locate companies that are interested in having their products appear on our shows. In consideration for their services, Feature This will receive a commission of 20% of the revenue they generate for the network.

Direct-response advertisers are the companies that, after promoting their product, provide an 800 number for the viewer to call immediately to order. Omni has engaged the services of an individual who possesses a great deal of knowledge and experience in direct-response advertising to work with us. To date, she has secured advertisers for all three programs that we are currently airing. She is also in the process of finalizing agreements with direct response advertisers to sponsor The MovieTime Showcase.

Commercial spot sales involve securing advertisers to place 10, 15, 30 or 60-second commercials advertisements into our programming. Unlike direct-response, there are no 800 numbers for one to call. Omni has developed promotional material for spot sales, and is currently in the process of interviewing individuals to function as in-house sales representatives. Omni has also established a New York office to handle inquiries about advertising on the network.

The price that we charge for program sponsorship and commercial spot sales is based on the number of households we reach, the cities in which our programming is aired and our Nielsen ratings. Since we do not currently have Nielsen ratings, our rates are considerable lower than other networks. Currently, our advertising rates vary between $2,000 and $4,000 for a thirty-second spot, and are adjusted accordingly for commercial spots longer or shorter than thirty seconds. Like many other networks, Omni does not publish our rates. Our sales staff has guidelines by which they negotiate the advertising rates. As Omni continues to increase our coverage, advertising rates will increase. As with advertising sales, the price for direct-response advertising is also negotiated, but typically lower than commercial spots.


PLANNED OMNI OPERATIONS
-----------------------

Omni plans to extend our broadcast from our current level of six hours per week to thirty-two hours per week. The planned times are from 8:00 p.m. to 11:00 p.m. (Eastern Standard Time) Monday through Sunday, 8:00 a.m. to 11:00 a.m. (Eastern Standard Time) Saturday and Sunday, and 8:00 a.m. to 9:00 a.m. (Eastern Standard Time) Monday through Friday. Since we have twenty-four hour satellite uplink capabilities, expanding our broadcast hours is more of a function of obtaining content that we wish to air, rather than attempting to secure additional uplink time.


Planned Omni Programming
------------------------

Omni is planning to continue seeking programs from independent producers and distributors worldwide. Our major objective is to offer product that is different from what one is seeing on all of the other networks. Since the current trend has been a move toward reality programs, we do not see a value in providing another reality show. In addition to the movies and children's shows that we are currently airing, by Winter 2003, Omni plans to begin airing sporting events such as football, basketball and volleyball. We are now in negotiations with a sports broadcasting company that wishes to license live college football and basketball games to our network.

In addition to the programs that Omni will be licensing, we have a number of in-house programs currently in development. The Mini Movie Hour, is scheduled to begin airing the first week in November. This series features short films produced by both professional and amateur filmmakers worldwide. Contracts with the host of the show and with some of the featured producers have already been signed. The LA Food Scene, which is a show that takes viewers into the world of food not previously experienced, is scheduled to begin airing the first quarter of 2004.
The Vegas Variety Show, which is a variety show that will originate from the showroom of a Las Vegas casino located on the Strip, is scheduled to begin airing during Spring 2004. The Adventures of Unit 28, which is a adventure/educational show exploring man-made and natural wonders of the world, is scheduled to begin airing during the second quarter of 2004. Omni and Eclectic are in the final stages of negotiations with WAMC for the licensing of an animated situation comedy entitled Bug House Rock. The program is scheduled to be aired during prime time (between 8:00 p.m. and 11:00 p.m. Eastern Standard Time). As time progresses, we plan to research the marketplace and develop new ideas for our audience.


Planned Omni Content Licenses and Licensing Fees
------------------------------------------------

For at least the next year, Omni plans to continue structuring as many revenue-sharing licensing agreements possible. These agreements make it possible for Omni to retain as much cash as possible for other activities. Once Omni programs are covered by Nielsen ratings, we plan to switch to flat licensing fees.


Planned Omni Affiliates
-----------------------


Omni plans to increase our affiliate base with larger stations in the top fifty markets. This will be accomplished by increasing the awareness of our network, which comes in time, and by offering more programs of interest to our target audience. Additionally, when feasible, we will purchase time on certain stations to assure that our programs are aired in the desired time slots. Our affiliates coordinator is responsible for identifying affiliate opportunities, and negotiating agreements. Additionally, Omni plans to continually look for television stations to purchase or lease as an alternative way of increasing our number of affiliations. Our primary objective is to reach 70% of the total American households, which equates to 70 million households covered. In order to reach our stated goal, we must have affiliates in the top twenty-five markets, which include the following cities:


RANK              DESIGNATED MARKET AREA (DMA)*         TOTAL TV Households
----------------------------------------------------------------------------
1                New York, NY                           7,301,060
2                Los Angeles, CA                        5,303,490
3                Chicago, IL                            3,360,770
4                Philadelphia, PA                       2,801,010
5                San Francisco-Oakland-San Jose, CA     2,426,010
6                Boston, MA (Manchester, NH)            2,315,700
7                Dallas-Ft. Worth, TX                   2,201,170
8                Washington, DC (Hagerstown, MD)        2,128,430
9                Atlanta, GA                            1,990,650
10               Detroit, MI                            1,878,670
11               Houston, TX                            1,831,680
12               Seattle-Tacoma, WA                     1,647,230
13               Minneapolis-St. Paul, MN               1,573,640
14               Tampa-St. Petersburg (Sarasota), FL    1,568,180
15               Miami-Ft. Lauderdale, FL               1,549,680
16               Phoenix, AZ                            1,536,950
17              Cleveland-Akron (Canton), OH            1,513,130
18              Denver, CO                              1,381,620
19              Sacramento-Stockton-Modesto, CA         1,226,670
20              Orlando-Daytona Beach-Melbourne, FL     1,182,420
21              Pittsburgh, PA                          1,148,340
22              St. Louis, MO                           1,143,690
23              Portland, OR                            1,069,260
24              Baltimore, MD                           1,023,530
25              Indianapolis, IN                        1,013,290

* The DMA is defined by Nielsen Market Research.

Although we are currently in a number of the markets, funding through this offering will make it easier to have a presence in all the markets more rapidly.

Planned Omni Affiliate Agreements
---------------------------------

Omni plans to continue seeking barter arrangements with its affiliates, but will pay for airtime when necessary. Barter arrangements are a more favorable option for the Company because no capital expenditure is required. The reason that affiliates are willing to enter into barter agreements is because we offer a product that would normally be unaffordable to many of the television stations - quality programming that cannot be acquired elsewhere. Moreover, they are able to obtain the programming free of charge. We believe that, as there is an increased awareness of the network and our programming strategy, Omni should be able to negotiate more favorable affiliate agreements.



Planned Omni Products and Services
----------------------------------

Omni plans to transition from direct-response advertising, and focus more on program sponsorship and commercial spot sales. By increasing our coverage to the top fifty markets, reaching 70% of the US households and a Nielsen rating of just one point, Omni will be able to increase our advertising rates from $3,000 per thirty-second spot to approximately $10,000 per thirty-second spot. To that end, we are actively working on achieving 70% coverage. When we deem it appropriate, we will subscribe to the Nielsen ratings service, which should occur by the time that we reach 65% coverage.


OMNI FUNDING REQUIREMENTS
-------------------------

Omni is in need of additional funding to expand our broadcasting operations at a more rapid pace. The company has begun generating revenues from advertising sales, and is currently negotiating program sponsorship with advertisers. Raising additional capital will greatly increase the speed in which we can increase our affiliate base to cover 70% of the market and begin being rated by Nielsen. (Note: Nielsen rating is a paid subscription service, and can be started at any time. However, until our coverage increases, it is not practical to pay for the service.) Also, with addition funding, we will be able to secure addition content at a much faster rate, which will allow us to increase our broadcast hours. In order to fully implement our business plan for Omni, we are in need of approximately $600,000. If, for some reason, we are unable to obtain the needed funding, we will still continue to grow, but at a slower pace.


ECLECTIC ENTERTAINMENT
----------------------

Eclectic is responsible for producing television programs and feature films, and for distributing television programs, feature films and music. While the majority of the television shows will be produced for Omni Broadcasting, feature films will be produced for theatrical release, and may or may not be aired on Omni.

CURRENT ECLECTIC OPERATIONS
---------------------------

Eclectic is currently involved in the production and/or development of a variety of television, film and music related activities. The current activities are described below.

Current Eclectic Television Program Production
----------------------------------------------

Eclectic is currently producing The MovieTime Showcase, a program featuring movies from independent producers and distributors. The show is airing on the Omni Broadcasting Network. Six of thirteen episodes currently scheduled for production are complete. The remainder will be finished by the end of October 2003.

The Mini Movie Hour, a one-hour program featuring quality short films produced by professional and amateur filmmakers worldwide, is currently in development. Every year, well known, and not so well known filmmakers make thousands of hours of films that are seen by only a select few. This program is designed to bring these treasures to the general public, and provide commentary to viewing audience. Eclectic is developing thirteen episodes initially, and will then produce an additional twenty-six. The Mini Movie Hour is scheduled to begin airing on Omni in November 2003. The budget for this project is approximately $22,000 for thirteen episodes. Eclectic is fully financing this project.

Eclectic is also developing The Vegas Variety Hour, a one-hour revisit to the variety days of yesteryear in this updated version showcasing the types of variety acts our parents grew up with. Not unlike the Ed Sullivan Show, each program will feature a combination of new talent and seasoned professionals. Unlike the shows currently airing, there will be no competition component in the program, just good old-fashioned entertainment for the entire family. We are currently considering two major Las Vegas casinos from which to originate the program, and have begun negotiations with one of them. We expect negotiations with the casinos to be completed by the middle of October. The budget for this project is $1.5 million for thirteen episodes. Eclectic will finance approximately 25% from this offering, 25% will be financed from presales in foreign markets and sponsorships, and the remainder will be financed by third-party investors. We are currently negotiating with the investors.

Eclectic is currently developing a cooking show called The LA Food Scene. This one-hour cooking extravaganza is set in Los Angeles. Not only will viewers learn the secrets of creating a great meal, but also our host will take them into the glamour and glitter of the world of food in Hollywood. This show will take viewers to the tables of the most exciting and fun events around town. Eclectic has produced promotional material, which includes both print and video presentations, and is preparing to begin taping the first thirteen episodes starting the first week of December 2003. The projected budget for this project is $390,000. Eclectic will finance approximately 50% of the budget from this offering, and with balance will be financed through foreign presales, sponsorships and product placement.


Current Eclectic Feature Film Production
----------------------------------------

Eclectic currently has no feature films in production. However, we are in the process of packaging two feature film projects. "Packaging" entails taking a script or story and adding elements that will be attractive to potential investors and distributors. Elements include certain key actors, Directors, Producers, etc. None of the funds raised through this offering will be used to produce feature films. Film production financing will come from outside sources.

Eclectic is currently in the process of structuring a limited partnership. The purpose of the partnership is to raise between $40 million and $60 million to produce a package of no less than seven low-budget feature films. The average budget of each film will be between $1 million and $10 million. Additionally, a portion of the funds will be used to acquire film libraries. The films in the libraries will be distributed through various outlets such as premium cable channels, pay-per-view, home video, etc. Limited partnership documentation is still being prepared. Our overall business plan will be unaffected if we are unable to raise the funds for this project.


Current Eclectic Television Program and Feature Film Distribution
-----------------------------------------------------------------


At this point, Eclectic has no products to distribute. However, we are finalizing an agreement with WAMC to market our television film projects to foreign markets. WAMC specializes in television and film financing and distribution in Europe and Asia. Currently, Omni is finalizing agreements to license content that they control. Part of our agreement includes WAMC identifying foreign financing and securing presales. The contract should be finalized in December 2003.

Eclectic is currently in discussions with a number feature film distributors. The purpose of the discussions is to structure a distribution deal making it possible for the distributor to release Eclectic's films through their theatrical outlets, with no financial exposure to the distribution company. We are currently preparing a distribution agreement with one film distribution company, and are currently in discussions with two others. If we are unable to come to an agreement with the film distributors, it will not have a negative impact on our overall operations. Revenue is normally derived from television program distribution by receiving fees for licensing the programs to television networks and stations. The license grants them the right to air the program for either a predetermined number of times, or for an unlimited number of times during a certain period. Distribution companies use this strategy on a regular basis. Most of the popular television shows have been resold to independent television stations and cable networks. Recent trends have also shown that producers are also distributing television through DVD and home video outlets, which Eclectic also plans to do.

Revenue from feature film distribution is derived in a number of ways. The initial revenue source comes from exhibiting the film in movie theatres in the United States. The second source of revenue is derived from exhibiting the product in foreign markets. Additional revenue sources include pay-per-view, premium cable networks such as HBO and Showtime, DVD and home video sales, and licensing the product to television networks and stations.


Current Eclectic Music Distribution
-----------------------------------

Eclectic has formed two record companies - Retro Records and Eclectic Recording Artists. Retro Records specializes in distributing music of recording artists who do not currently have a recording contract with a record label, but have previously sold between 500,000 units (gold album sales level) and 1,000,000 units (platinum albums sales level). Additionally, the artist must be currently involved in the music industry in a capacity other just than recording records - for example, making personal appearances and performing as a guest artist on other performers' albums. We are currently negotiating agreements with artists whereby they produce an album at their own expense, and Eclectic will distribute, promote and market the product. Proceeds from the sale of the product will be divided on a 50/50 basis. The projected cost to Eclectic is $30,000 per product. We will release no more than three projects initially. Advertising is not included in the cost because the Omni Network and Products On Demand will be the primary advertising outlet. The projected release date for the first album is Spring 2004. Funds from this offering will be used for this project. If we do not successfully enter into agreements with artists, it will negatively impact our music distribution operation, but will not negatively impact the overall operations of the company.

Eclectic Recording Artists is responsible for marketing and distributing music that will be used on feature film and television series soundtracks. Additionally, in special situations, Eclectic Recording Artists will release music performed by a select number of new artists. Eclectic does not currently have product to distribute through Eclectic Recording Artists.


Eclectic is currently inthe process of finalizing a distribution agreement with Pyramid/Universal for the distribution of music and DVDs through the Universal system. The distribution deal will make it possible for the distributor to release Eclectic's soundtracks and music projects through its outlets, with no financial exposure to the distribution company. Under this agreement, the distributor will receive a fee for selling through its distribution channels. Eclectic will not pay the distributor any advance fees for its services.
Instead, the company's fee will be deducted prior to disbursing funds to Eclectic. All marketing and promotion expenses will be borne by Eclectic. Additionally, Eclectic will be able to cancel the agreement at any time, and will not be obligated to distribute our product through the company. If we are unable to reach a final agreement with the distributor, it will negatively impact our music distribution operation, but it will not have a negative impact on our overall operations.

Eclectic has been in discussions with a number of recording artists who are interested in entering into an agreement with Eclectic for music distribution. Eclectic has purposely delayed signing the artists until it was confident that the distribution was in place. We expect to have contracts signed within the next 45 to 60 days. Eclectic's goal of having its first release in Spring 2004 is still possible. Many of the artists have already been producing music in hopes of having their material released by a record label. In many cases, the artist will go into the recording to further enhance the material rather than begin recording from scratch.


Current Eclectic Products and Services
--------------------------------------

To date, Eclectic has not generated any revenue. Our primary function has been to support the efforts of the Omni Broadcasting Network. Eclectic expects to generate a minimal amount of revenue from our television production activities since we are providing content in-house. However, the content that we are developing, such as The Vegas Variety Hour, The LA Food Scene and The Adventures of Unit 28, is designed to appeal to foreign markets. WAMC, our foreign distributor is providing Eclectic with information about their markets in order to assist in creating a more worldwide appeal.



PLANNED ECLECTIC OPERATIONS
---------------------------

Eclectic plans to increase the activities in all of the areas in which we are involved. Below is a detailed description of our planned operations.


Planned Eclectic Television Program Production
----------------------------------------------

In addition to the projects currently in production and development, Eclectic is in the process of developing a program entitled The Adventures of Unit 28, which is a one-hour show geared toward kids, but will be of interest to adults as well. Similar to the series Mission:
Impossible, the program centers around two of a group of twenty-eight agents who secretly work for a scientific center. Each week, the agents receive instructions to explore and report on various natural and man-made phenomena throughout the world. Once the information is obtained, it is loaded into a computer database that can actually be seen by viewers on the website. The projected budget for this project is $1.9 million for thirteen episodes. None of the funds raised through this offering will be used for the production of this program. We plan to raise funds from outside sources, and through product placement, sponsorship and presales in foreign markets. If funds are not successfully raised for this project, it may negatively affect the project, but will have no negative impact on our overall operations.

Eclectic is finalizing an agreement with WAMC for the co-production of an animated situation comedy entitled Bug House Rock, which will air on the Omni Broadcasting Network. The basic terms of the agreement is that WAMC and Eclectic will each raise half of the production budget, which is currently set at approximately $5.6 million for twenty-six episodes. None of the funds raised through this offering will be used toward the production of the program. Eclectic plans to raise the funds for this project through other sources, and through product placement, sponsorships and presales in foreign markets. If funds are not successfully raised for this project, it may negatively affect the project, but will have no negative impact on our overall operations.


Planned Eclectic Feature Film Production
----------------------------------------

Eclectic plans to produce a minimum of two feature films per year beginning in Summer 2004. We are continually reviewing scripts, meeting with producers and forming strategic alliances. Producers who have raised a portion of the budget for their film projects, and are seeking assistance from Eclectic to raise the remaining amounts through our relationships are approaching us. We are also continually talking to companies specializing in securing funds from foreign sources. If we are unable to accomplish our goal of producing two films per year, it will negatively impact the profitability of Eclectic's film production operations, but will not negatively impact our overall operations.


Eclectic is in the process of creating a limited partnership to raise between $30 million and $50 million to produce feature films with budgets between $1 million and $10 million, and to acquire film libraries. The limited partnership is still in the development stage because, prior to its formation, we wanted to secure feature film and music distribution agreements, which we feel will further enhance the total package. Since we are finalizing agreements with film and music distributors, the limited partnership materials will be developed.


Planned Eclectic Television Program and Feature Film Distribution
-----------------------------------------------------------------

Eclectic is planning to distribute all of the content that we produce to various cable networks. For example, we believe that The LA Food Scene will be of interest to the Food Network, and that The Adventures of Unit 28 will be of interest to The Travel Channel and to one or more of the channels targeting children. This activity will begin as soon as we have completed product. There is no additional expense to Eclectic associated with this activity.

Eclectic is also planning to distribute all of our content to foreign markets. WAMC, based in France; Beyond Distribution, based in Australia; and MarVista Entertainment, based in America have all indicated an interest in distributing our television programs to foreign markets. Eclectic is currently in the process of finalizing an agreement with WAMC to represent us in certain foreign territories.
This activity will begin as soon as we have completed product. There is no additional expense to Eclectic associated with this activity.

Eclectic is planning to distribute feature films to foreign markets, and through outlets such as pay-per-view, home video, premium cable networks and broadcast television. When distributing product to television, Eclectic will strive to make the best financial deal for the overall company. This means that, in many instances, a feature film will air on another network prior to airing on Omni.

Planned Eclectic Music Distribution
-----------------------------------

Eclectic plans to release one new recording project from ten artists annually beginning in the third quarter of 2004. Additionally, we plan to release performance DVD's through the same distribution channels use for CD's. The estimated budget for this activity is $400,000 for all ten projects. If we are unable to accomplish this activity, it will negatively affect the profitability of Eclectic's music distribution operations, but will not impact our overall operations.

At this time, Eclectic has not generated any revenue from the distribution of music. However, we estimate that, of the product distributed through Retro Records, between 100,000 and 200,000 units will be sold worldwide by each artist signed, at an album wholesale price of $8.00 per unit. These estimates are based on the fact that each artist signed has previously had gold and platinum album sales, and are continually making personal appearances and performing on other artists' albums. Given the fact that the artists have sustained a level of popularity with their core audience, and the competition among the demographics of our artists is not as competitive as it is with younger demographic, sales should be as projected. After paying the distribution fee, revenue will be shared with the artist on a 50/50 basis. Donald Wilson, the president of Eclectic, developed these estimates. Mr. Wilson has been an entertainment attorney for more than twenty years, and has specialized in the music industry. Moreover, he has previously served as the president of Qwest Entertainment.


ECLECTIC FUNDING REQUIREMENTS
-----------------------------

Eclectic will require approximately $800,000 in order to expand our operations, and implement the aforementioned activities. If the proceeds are less than this amount, the plan will still be implemented, but at a slower rate. If no funds are raised, we will focus primarily on producing television programs for Omni, and less on feature film production. Additionally, we will continually distribute properties that we produce.



PRODUCTS ON DEMAND CHANNEL
--------------------------

POD is a cable and broadcast television network designed to deliver informational and direct-response programming to audiences throughout the United States. The company's primary business is providing companies the ability to air 30-minute infomercials to a national audience, and affording independent producers and distributors the ability to air programming to the general market.

CURRENT POD OPERATIONS
----------------------

POD began broadcasting February 2003. It that time, it aired infomercials 168 hours per week (24 hours a day, 7 days a week). POD currently broadcasts 162 hours per week, Omni using the remaining 6 hours.


Current POD Programming
-----------------------

The programming currently aired on the Products On Demand Channel is long-form and short-form direct-response advertising. A direct-marketing company is one that sells products directly to the public through the use of toll-free telephone numbers, and via the Internet. Long-form advertising, also known as "infomercials," is advertising that is normally twenty-eight minutes, thirty seconds in length. Short-form advertising is 15, 30, 45, 60, 90 or 120 seconds in duration. POD is also airing programming originating from the All Sports Television Network, a small network located in Fort Worth, Texas.


Current POD Affiliates
----------------------


The POD affiliate base is different from the Omni affiliates base. That is, some stations are Omni affiliates and not POD affiliates, and vice versa. However, there are a number of stations that are affiliates of both networks. POD's current affiliate base consists of a combination of independent television stations, and small broadcast and cable television networks. POD programming currently reaches approximately 25 million households during various times of the day, with additional affiliates continually being added. Our affiliates coordinator will maintain a database of POD affiliates, which includes their locations, the number of households they reach and the hours that they air POD programming.

Similar to Omni, POD programming can be viewed on broadcast television stations, basic cable television stations, digital cable television stations. The cable systems that POD programming is being aired on include Time Warner Cable, Adelphia, Charter Communications, NCTC, Cable One and Comcast. Our programming can also be seen over the broadcast airwaves in Alabama, Arkansas, Arizona, California, Florida, Georgia, Iowa, Idaho, Illinois, Indiana, Louisiana, Michigan, Missouri, Mississippi, North Carolina, New Jersey, Nevada, New York, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Washington and Wyoming. The chart below provides a breakdown of the POD and Omni affiliate stations. However, the list is still a work-in-process because new affiliates are being added on a continual basis. All of the agreements are on a basis whereby the affiliate stations receive a fee to carry POD programming. Currently POD and Omni have many of the same affiliates. However, as time progresses, there will a major divergence between POD and Omni affiliates. The reason for the difference is because Omni provides entertainment programming with commercial spots that allow affiliates to generate their own revenue by selling advertising spots within the program. The ability to generate money through selling advertising time, and the nature of the programming being offered make barter arrangements attractive to affiliate stations. In contrast, POD sells blocks of time with no commercial spots available for local stations. As a result, the only revenue that can be generated is by the affiliate stations selling the time to POD. The reason that Omni and POD affiliates will differ over time is because Omni will be securing larger television affiliates, but those same stations will not be a cost effective option from which POD to purchase time.

POD delivers programming via satellite. It leases time from Omni, which has a contract with Jones Media, which is located in Englewood, Colorado. POD also use the services provided by Jones to send our programming up to the satellite. Once it is on the satellite, our affiliates have the ability to capture the feed, and broadcast it to their audience. As Omni expands its broadcast hours, POD's broadcast hours will decrease. Once Omni is broadcasting fully, POD will still have 136 hours of airtime available for sale.





Rank (1)    Designated                          City of           State    Call                   Type of         POD     Omni
           Market Area                          License                   Letters     Status (2)  Agreement (3)   Affil.  Affil.
---------------------------------------------------------------------------------------------------------------------------------

1          New York                             Kingston            NY     WRNN        Signed     Independent              X
1          New York                             New York City       NY     LTV         Pending    Bulk/Cable       X       X
1          New York                             South Hampton       NY     WVVH-TV     Signed     Bulk             X       X
1          New York                             Bridgeport          CT     WSAH        Pending    Independent              X
2          Los Angeles, CA                      Victorville         CA     KHIZ        Pending    Independent              X
2          Los Angeles, CA                      Joshua Tree         CA     KVMD-TV     Signed     Bulk             X       X
2          Los Angeles, CA                      Santa Barbara       CA     KADY        Signed     Independent              X
2          Los Angeles, CA                      Los Angeles         CA     KJLA        Signed     Independent              X
3          Chicago, IL                          Plano               IL     WSPY        Signed     Bulk             X       X
4          Philadelphia                         Bethlehem           PA     WBPH        Signed     Independent      X       X
5          San Francisco-Oakland-San Jose, CA   San Francisco       CA     KCNS        Pending    Independent              X
5          San Francisco-Oakland-San Jose, CA   Lakeport            CA     K68AL/K62AY Signed     Bulk             X       X
6          Boston, MA/Manchester, NH            Boston              MA     WMFP        Pending    Independent              X
7          Dallas-Ft. Worth, TX                 Mesquite            TX     KATA-LP     Signed     Bulk             X       X
10         Detroit, MI                          Shelby Township     MI     Shelby TV   Signed     Bulk             X       X
14         Minneapolis-St. Paul, MN             Bemidji             MN     KBSU        Signed     Bulk             X       X
14         Minneapolis-St. Paul, MN             St. Cloud           MN     WCMN-TV     Signed     Bulk             X       X
15         Cleveland-Akron(Canton), OH          Cleveland           OH     WAOC        Pending    Independent              X
16         Phoenix, AZ                          Kingman             AZ     KKAX-LP     Signed     Bulk             X       X
16         Phoenix, AZ                          Casa Grande         AZ     K47FW       Signed     Bulk             X       X
16         Phoenix, AZ                          Flagstaff           AZ     KCFG        Signed     Bulk             X       X
17         Miami-Ft. Lauderdale, FL             West Palm Beach     FL     WBWP        Signed     Bulk             X       X
18         Denver, CO                           Craig               CO     K27FA       Signed     Bulk             X       X
19         Sacramento, CA                       Modesto             CA     KAZV        Signed     Bulk             X       X
20         Orlando, FL                          Orlando             FL     WRCF        Signed     Bulk             X       X
20         Orlando, FL                          Orlando             FL     TV98        Signed     Independent      X       X
21         Pittsburgh, PA                       Indiana             PA     WLLS        Signed     Bulk             X       X
24         Baltimore, MD                        Towson              MD     WMJF-TV     Signed     Bulk             X       X
25         Indianapolis, IN                     Martinsville        IN     WREP        Signed     Bulk             X       X
27         Hartford, CT                         Litchfield          CT     Cable 5     Signed     Bulk             X       X
29         Raleigh-Durham, NC                   Raleigh             NC     WRAY        Pending    Independent              X
29         Raleigh-Durham, NC                   Henderson           NC     W34AX       Signed     Bulk             X       X
29         Raleigh-Durham, NC                   Sanford             NC     W67CD       Signed     Bulk             X       X
29         Raleigh-Durham, NC                   Southern Pines      NC     WYBE        Signed     Bulk             X       X
29         Raleigh-Durham, NC                   Rocky Mount         NC     WACW-LP     Signed     Bulk             X       X
30         Nashville, TN                        Hopkinsville        KY     WKAG        Signed     Bulk             X       X
30         Nashville, TN                        Nashville           TN     W52CT       Signed     Bulk             X       X
31         Milwaukee, WI                        Milwaukee           WI     WMLW        Signed     Bulk             X       X
34         Columbus, OH                         Columbus            OH     WCLL        Signed     Bulk             X       X
36         Salt Lake City, UT                   Vernal              UT     VTV         Signed     Bulk             X       X
39         West Palm Beach, FL                  Stuart              FL     WTCN        Pending    Independent              X
39         West Palm Beach, FL                  West Palm Beach     FL     WBWP        Signed     Independent      X       X
39         West Palm Beach, FL                  Vero Beach          FL     WWCI        Signed     Independent      X       X
40         Birmingham, AL                       Sylacauga           AL     TV6         Signed     Bulk             X       X
42         New Orleans, LA                      Hammond             LA     WSTY        Signed     Independent      X       X
43         Memphis, TN                          Clarksdale          MS     WPRQ        Signed     Bulk             X       X
45         Oklahoma City, OK                    Oklahoma City       OK     KXOC/KSBI   Signed     Bulk             X       X


                                       46



45         Oklahoma City, OK                    Stillwater          OK     KWEM-TV31   Signed     Bulk             X       X
45         Oklahoma City, OK                    Enid                OK     KXOK        Signed     Bulk             X       X
47         Harrisburg-Lancaster, PA             Lancaster           PA     WLYH        Signed     Independent      X       X
49         Albuquerque, NM                      Cortez              CO     SCTTA       Signed     Bulk             X       X
51         Jacksonville, FL                     St. Augustine       FL     WQXT        Signed     Bulk             X       X
51         Jacksonville, FL                     St. Augustine       FL     AncCityTV   Signed     Independent      X       X
52         Las Vegas, NV                        Las Vegas           NV     KTUD        Pending    Independent              X
52         Las Vegas, NV                        Pahrump             NV     KPVM        Signed     Bulk             X       X
52         Las Vegas, NV                        Las Vegas           NV     KEEN        Signed     Bulk             X       X
53         Wilkes Barre, PA                     Hazelton            PA     WYLN        Signed     Bulk             X       X
55         Albany-Schenectady, NY               Glens Falls         NY     WNCE        Signed     Bulk             X       X
56         Little Rock, AR                      Little Rock         AR     KJLR        Signed     Bulk             X       X
57         Fresno, CA                           Fresno              CA     KVHF        Signed     Bulk             X       X
58         Dayton, OH                           Dayton              OH     WRCX        Signed     Bulk             X       X
58         Dayton, OH                           Troy                OH     WPFS-TV9    Signed     Bulk             X       X
62         Mobile, AL-Pensacola, FL             Pensacola           FL     WBQP-LP     Signed     Bulk             X       X
62         Mobile, AL-Pensacola, FL             Brewton             AL     BCC7        Signed     Bulk             X       X
63         Knoxville, TN                        Lenoir City         TN     W38AQ       Signed     Bulk             X       X
63         Knoxville, TN                        Heiskell            TN     WFEM-TV12   Signed     Bulk             X       X
65         Lexington, KY                        London              KY     WMPG        Pending    Independent      X       X
65         Lexington, KY                        Moorehead           KY     Ultavision  Pending    Independent      X       X
65         Lexington, KY                        E. Bernstadt        KY     WOBZ-TV9    Signed     Bulk             X       X
65         Lexington, KY                        Mt. Sterling        KY     W02BP/W06BC Signed     Bulk             X       X
65         Lexington, KY                        Morehead            KY     W07BY/W10BM Signed     Bulk             X       X
66         Wichita, KS                          Wichita             KS     KCTU        Signed     Bulk             X       X
72         Des Moines, IA                       Marshalltown        IA     KDAO        Signed     Bulk             X       X
75         Paducah, KY-Cape Girardeau, MO       Union City          TN     WOBT        Signed     Bulk             X       X
79         Spokane, WA                          Coeur d' Alene      ID     KTYJ        Signed     Bulk             X       X
80         Syracuse, NY                         Oneonta             NY     WISF        Signed     Bulk             X       X
81         Shreveport, LA                       Natchitoches        LA     NSU22       Signed     Bulk             X       X
81         Shreveport, LA                       Hope                AR     KTSS        Signed     Bulk             X       X
83         Huntsville-Decatur (Florence), AL    Florence            AL     WBCF-TV3    Signed     Bulk             X       X
85         Chattanooga, TN                      Tracy City          TN     GCTV        Signed     Bulk             X       X
87         South Bend, IN                       Michigan City       IN     MCTV-48     Signed     Bulk             X       X
92         Davenport, IA-Rock Island-Moline, IL Davenport           IA     WBQD        Signed     Bulk             X       X
95         Baton Rouge, LA                      Baton Rouge         LA     WBTR        Pending    Independent              X
95         Baton Rouge, LA                      Morgan City         LA     KWBJ        Signed     Bulk             X       X
95         Baton Rouge, LA                      Baton Rouge         LA     KPBN        Signed     Bulk             X       X
98         Savannah, GA                         Vidalia             GA     WPHJ        Signed     Bulk             X       X
98         Savannah, GA                         Hilton Head Island  SC     W35AY       Signed     Bulk             X       X
99         Evansville, IN                       Winslow             IN     WPO Cable 4 Signed     Bulk             X       X
99         Evansville, IN                       Jasper              IN     WJTS        Signed     Bulk             X       X
99         Evansville, IN                       Mt. Carmel          IL     WCJT        Signed     Bulk             X       X
108        Fort Smith, AR                       Fayettville         AR     K64FO       Signed     Bulk             X       X
112        Sioux Falls (Mitchell), SD           Worthington         MN     WGTN        Signed     Bulk             X       X
119        Santa Barbara-Santa Maria-
           San Luis Obispo, CA                  San Luis Obispo     CA     KCCE        Signed     Bulk             X       X
119        Santa Barbara-Santa Maria-
           San Luis Obispo, CA                  San Luis Obispo     CA     KSSY        Signed     Independent      X       X
122        Macon, GA                            Dublin              GA     W35BB       Signed     Bulk             X       X
123        La Crosse-Eau Claire, WI             La Crosse           WI     KQEG-TV23   Signed     Bulk             X       X
124        Boise, ID                            Ontario             OR     KMBA        Signed     Bulk             X       X
128        Corpus Christi, TX                   Corpus Christi      TX     KTOV        Signed     Bulk             X       X
128        Corpus Christi, TX                   Corpus Christi      TX     KCBO        Signed     Bulk             X       X
133        Monroe, LA -El Dorado, AR            Monroe              LA     KMNO        Signed     Independent      X       X
139        Columbia, MO                         Columbia            MO     KXI         Signed     Bulk             X       X
140        Sioux City, IA                       Spirit Lake         IA     Lakes TV    Signed     Bulk             X       X
141        Medford-Klamath Falls, OR            Brookings           OR     KBSC        Signed     Bulk             X       X
153        Bangor, ME                           Machias             ME     WVBC        Signed     Bulk             X       X


                                       47



157        Biloxi-Gulfport, MS                  Pascagoula          MS     WKFK        Signed     Bulk             X       X
162        Gainesville, FL                      Gainesville         FL     WYPN        Signed     Bulk             X       X
163        Abilene, TX                          Abilene             TX     KIDZ        Signed     Bulk             X       X
171        Dothan, AL                           Dothan              AL     WJJN-TV5    Signed     Bulk             X       X
172        Yuma, AZ-El Centro, CA               Lake Havasu City    AZ     K23BJ       Signed     Bulk             X       X
173        Elmira, NY                           Hornell             NY     UPN 23      Signed     Bulk             X       X
176        Watertown, NY                        Watertown           NY     WLOT-TV     Signed     Bulk             X       X
177        Marquette, MI                        Crystal Falls       MI     WUPT        Signed     Bulk             X       X
179        Alexandria, LA                       Alexandria          LA     KCLA        Signed     Bulk             X       X
182        Greenwood-Greenville, MS             Webb                MS     WEBU        Signed     Bulk             X       X
182        Greenwood-Greenville, MS             Cleveland           MS     WHCQ        Signed     Bulk             X       X
191        Twin Falls, ND                       Twin Falls          ID     KBAX        Signed     Bulk             X       X
194        Lima, OH                             Lima                OH     WLQP        Signed     Bulk             X       X
194        Lima, OH                             Lima                OH     WLMO        Signed     Bulk             X       X
210        Glendive, MT                         Glendive            MT     KXGN        Signed     Bulk             X       X




(1)    The Designated Market Areas are defined by Nielsen Market
       Research. We have multiple affiliates in the same Designated Market Area because one station might not be capable of covering the total area.

(2) This column indicates whether we have a signed contract, or whether we have a commitment, but are awaiting the return of the signed agreement.

(3) If the designation in this column is "independent," Omni has an agreement directly with the station. If the designation is "bulk," it means that Omni has an agreement with a small network that has signed agreements with the affiliate station.



Current POD Affiliate Agreements
--------------------------------

POD's affiliate agreements are normally pay a fee for the airtime on the affiliate station. However, we are in the process of developing relationships with broadcast and cable stations. These special agreements are structured whereby Omni allows a station to carry its programming in exchange for carrying an equal amount of POD programming at no charge.


Current POD Products and Services
---------------------------------

The sole product being offered by POD is airtime. Like Omni, it provides businesses the ability to have their products and services seem by a nationwide audience. POD has identified three types of entities as our target markets - direct-response companies, independent producers and distributors, and small television networks.

We use the services of Infomercial Sales, Inc. (ISI), located in Las Vegas, Nevada to assist in direct-response sales. (a direct-response advertiser was defined under the Omni Products and Services section). ISI has been in the business of selling long-form advertising (infomercials) for more than a decade. When POD began broadcasting in February, ISI was instrumental in securing direct-response advertising for the network. Our agreement with ISI is that they receive a 15% commission for all sales that they generate. It is non-exclusive, and may be cancelled at any time. There is no written agreement.

In addition to offering time to direct-response companies, we have begun contacting producers and distributors of television programs, and offering them time on POD. Many of these individuals believe that they have a product that has mass appeal, but do not have a way of making it available to the public. POD is offering them that capability. For a flat fee, a producer can have their product aired on POD. It is their sole responsibility to secure advertisers or sponsors, and they retain all revenue generated by their program. Although POD does not engage in censorship, we do require certain standards that are normal for broadcast networks and television stations. POD has just begun offering this service, and has not generated any revenue from it to this point.

The third revenue source is from small television networks. There are a number of regional broadcast and cable television networks around the country. Moreover, companies are attempting to enter into the industry continually. One of the major problems is the absence of an affiliate base. For a flat hourly fee, POD offers airtime to these networks. It is their sole responsibility to secure advertisers or sponsors, and they retain all revenue generated by their program. Again, although POD does not engage in censorship, we do require certain standards that are normal for broadcast networks and television stations. POD currently has an agreement with the All Sports Television Network (ASTN). Under the agreement, ASTN buys 12 hours of time per day from POD. The contract is for a period of one year. POD cannot cancel the agreement, but change the hours of broadcast with a 30-day notice. The agreement was entered into July 2003.

POD is currently in negotiations with two cable networks that are interested in buying time as well. We expect the negotiations to be complete by the beginning of November 2003.


PLANNED POD OPERATIONS
----------------------

POD plans to continue broadcasting 136 hours per week. If the demand for our services increases, we might elect to obtain an additional satellite uplink, and have both and East Coast and a West Coast feed.


Planned POD Programming
-----------------------

POD is planning to continue airing paid programming from direct-response companies, independent producers and distributors, and small broadcast and cable networks. Additionally, once Retro Records begin releasing music on its label, POD will begin airing promotional programs and specials produced by Eclectic to promote the products.


Planned POD Affiliates
----------------------


POD plans to continue increasing its affiliate base. Unlike Omni, the affiliate base can only increase by buying additional time from various stations and cable systems. POD's goal is to have an affiliate base consisting of no less than 60 million households by the third quarter of 2004. The cost to accomplish this will be approximately $600,000 annually. If we are unable to achieve our goal, POD will continue to operate at its current capacity and not reach its growth potential. Due to the nature of the advertising content of POD programming, which consists primarily of long-form commercials (infomercials), cable and broadcast affiliates are paid by the advertiser to air the infomercial content. POD acts as a syndicator of advertising content, and brings together the advertiser and the supplier of available airtime.

POD must increase its affiliate base in order to provide the coverage required by advertisers. Advertisers normally measure effectiveness in terms of the number of commercials, homes reached, target audience
impressions and gross ratings points.   In order for the advertiser to
reach cost efficiency or CPM (cost per thousand), a quantitative measure of media evaluation is used and is based upon the number of television households reached by the network.

POD will always cultivate and maintain contractual relationships with broadcasters and cable casters in order to supply the advertiser with a distribution vehicle for their commercial advertising, and must maintain a certain level of FTE (full time equivalent) carriers. Our marketing sources and industry standard generally considers approximately 20,000,000 households with FTE distribution to be an adequate range of distribution to achieve positive results.

Unlike POD, Omni provides an entertainment avenue or service to the broadcasters and cable casters and, therefore, will attract affiliation arrangements based upon the quality of the entertainment programming supplied. These affiliates will carry the programming by paying Omni for the programming or by sharing the advertising time for resale on a barter basis.


Planned POD Products and Services
---------------------------------

POD plans to continue offering airtime to direct-response companies, independent producers and distributors, and television networks. However, we plan to focus more attention to the producers and distributors, and the television networks. We believe that these two segments will result in greater revenues because, unlike direct-response advertisers, they are not strictly performance-based industries. However, POD will still be profitable if we are unable to shift our target market away from direct-response advertising.


POD Funding Requirements
------------------------


POD needs additional funding to expand its broadcasting operations at a more rapid pace. The company has begun generating revenues from advertising sales, and is currently negotiating agreements with two small cable television networks. Raising additional capital will greatly increase the speed in which we can increase our affiliate base. In order to fully implement our business plan for POD, we are in need of approximately $600,000. If, for some reason, we are unable to obtain the needed funding, we will not only be able to sustain our current activities, but will still continue to grow, but at a slower pace. Revenue is continually increasing as a result of sales of time to direct marketing advertisers. Although this area is growing, more independent producers who are seeking a television outlet for programs that they have produced are approaching POD. This segment of the market is actually more attractive because the producers do not measure success solely by the number of products be ordered by consumers. In fact, the producers are normally not soliciting sales of any kind. POD plans to increase the sale of time to producers and distributors of programming, and to small television networks, and reduce the amount of infomercials being aired. Over time, this strategy will generate more revenue than infomercial sales.

In addition to the aforementioned strategy, POD has been, and will continue to utilize its association with Omni in securing additional affiliates. When feasible, agreements will be structured whereby a station will be able to air Omni programming at no cost to them if they provide POD with an equivalent amount of time at no cost.

PRODUCT DEVELOPMENT
-------------------

We are continually performing research. Our research involves the following:
* Constantly monitoring the current and upcoming programs on the other television networks. (Our executives subscribe to a myriad of industry publications.)
* Identifying producers and distributors to determine the availability of content.
* Reviewing box office receipts for newly released feature films, and classifying them based on genre and budget size.
*       Reviewing industry articles for sales by content
* Viewing tapes of television programs and feature films for potential airing on the network.
* Talking with agencies for availability of clients for being in programs.
* Reading scripts for consideration as feature films and television series.
* Attending film screenings to determine what is in the marketplace, to look for ideas, to review the performances of various talent, etc.


INDUSTRY ANALYSIS
-----------------

Contained in this section is information about the overall television industry and the existing television networks.

A.	Television Stations

In July 2003, the Federal Communications Commission (FCC) announced that as of the second quarter of fiscal year 2003, a total of 4,447 television broadcast licenses were issued. The total consisted of 1,345 commercial VHF and UHF stations, 381 educational VHF and UHF stations, 600 Class "A" VHF and UHF stations, and 2,121 low-power VHF and UHF stations. Since an FCC broadcast license is not required to broadcast on cable television, the FCC statistics do not include stations that broadcast only on cable television. The term "low-power" (LP) refers to the power of a station's broadcast signal. Although a low-power station has a limited reach over the airwaves, cable companies have made it possible for LP stations to greatly increase their exposure. TBS in Atlanta and WGN in Chicago are prime examples of LP stations that became "super stations" by being aired on cable systems.

Although some LP stations have state-of-the-art facilities, many have very basic broadcast equipment. The major equipment necessary for a television station to broadcast is an antenna and a transmitter. It is not uncommon for LP stations to be housed in an owner's home or garage. Unless a station actually develops its own programming, cameras and studio equipment are unnecessary. Due to the limited area covered by low-power stations, and the limited revenue that can be generated, most LP station owners do not have the resources or desire to produce original programming. In many cases, except for local news and shows relating to the community, most commercial stations also refrain from producing much of their own programming. This is also due to expense associated with producing a quality product.

B.	Television Networks

TVRadio World, an industry trade publication, reports that there are currently twenty-three national television networks in existence. The following is a breakdown of the types of programming being provided.

General Market Programming   9 networks   Hispanic Programming       4 networks
Religious Programming        4 networks   Home Shopping Programming  3 networks
Music Programming            1 network    Infomercial Programming    1 network
Public Broadcasting          1 network

The major providers of original general market programming are ABC, CBS, NBC and Fox. Primarily full-power television stations air their programming. PAX, UPN and The WB provide programming primarily to commercial stations and larger low-power stations. America One (A1) and the American Independent Network (AIN) are the primary providers of general market programming to low-power stations. Normally, if an LP station seeks an affiliate relationship, A1 or AIN is contacted. If no affiliate station exists in the station's market, terms are negotiated. Although there are no regulations banning more than one station airing a network's programming in the same area, affiliates prefer an exclusive relationship.

During prime-time hours, UPN and The WB air programming that is primarily designed for a young audience. PAX broadcasts programming consisting primarily of old television series and specialty shows. PAX recently reduced its California sales and marketing staff by 60%, and relocated the remaining staff to Florida. Additionally, it has reduced the amount of entertainment programs being broadcast, and replacing the programs with infomercials. America One and AIN programming primarily consists of public domain films and television series dating back to the 1920's, 1930's and 1940's. AIN has experienced major managerial and financial problems, and filed for Chapter 11 bankruptcy protection. Our management team believes that the situations in which both PAX and AIN finds themselves has created a greater opportunity for a new general-market television network.

The Product Information Network (PIN), which was formed as a result of a joint venture between Jones Media and Cox Communications, is currently the only infomercial network. PIN focuses on broadcasting infomercials and other forms of paid programming on broadcast and cable television 24 hours a day. Recently, PIN was sold to Access Television Network, which broadcasts infomercials on cable television systems 24 hours a day. After acquiring PIN, Access television fired all but two employees and began reorganizing the company. Many of PIN's broadcast affiliates have terminated their contracts. Our management team believes that this situation creates an opportunity for another infomercial company to enter the market.


COMPETITION
-----------

As with any industry we are faced with competition. The film and television production and broadcasting industries have an enormous amount of large and small production companies and distributors. These companies range from networks such as ABC, NBC, CBS, FOX and UPN, to independent television stations, to major film studios such as Universal and Warner Bros.

Broadcasting - Omni Broadcasting Network
----------------------------------------

Although Omni Broadcasting has limited capital, and is newly formed, we have the ability to compete in the market successfully. The primary factors that lead to our ability to compete is centered on: 1) the smaller television stations and 2) independent and foreign television/film producers. Both are addressed below.

Television Stations
-------------------

The vast number of broadcast television stations (more than 4,000 television stations), and the limited number of network affiliations available (7 major broadcast networks) has resulted in smaller stations not having any type of affiliation with a television network.
Affiliation is considered important by most stations because many cannot afford to air original or quality programming to their audiences, which results in low viewership. Low viewship results in limited revenue generated by the station as well as the inability to have a position on their local cable company. Many stations are relying on broadcasting old movies and television series produced in the 1930's to 1960's that are in the public domain, as well as poorly- produced local programming.

Independent Television/Film Producers and Foreign Television/Film Producers
---------------------------------------------------------------------------

Every year, companies not affiliated with television stations or networks produce hundreds of television programs and motion pictures worldwide. In the past, the major networks licensed the properties for broadcasting. However, because the Federal Communications Commission rescinded its regulations barring television networks from owning production companies, all of the major networks both produce and broadcast television programs. This situation has resulted in independent producers having far fewer outlets.

The two situations above have resulted in Omni Broadcasting, a television network with very limited resources, being able to effectively enter into the market. Omni has successfully negotiated licensing deals with independent producers and production companies worldwide to air their programming on our network. The types of contracts vary - some require an upfront licensing fee, some involve a revenue-sharing model with a back-end licensing fee guarantee and others are solely revenue-sharing. As a result of the being able to successfully negotiate licensing agreements for programming, Omni has had, and continues to have independent television stations wanting to become network affiliates.
The primary reason is because we have the ability to offer them programming that is much newer than what they are currently broadcasting, and programming that cannot be seen elsewhere. Moreover, because our objective is to cater primarily to adults twenty-five years of age and older, but broadcast only content that is suitable for family viewing, we have become a welcome alternative to television stations that wish to offer programming based on that concept. Our model is in place, and is rapidly growing. As of September 30, 2003, during various times of the day, Omni is reaching approximately 40,000,000 households. We are currently negotiating affiliate contracts that will result in us reaching approximately 50,000,000 households by November, and 70,000,000 households by Spring 2004. Currently, Omni Broadcasting can be seen on broadcast (over-the-air) television, basic cable, digital cable, and on Direct TV, the Dish Network and Echostar.

Our competitors, which are the broadcast television networks, have a major advantage over us because of their financial resources and because of name recognition. Because of their financial position, they have the ability to obtain the best resources that money can buy, and to continually promote their company and the television programs that they broadcast. Omni is unable to do this, which results in a much slower growth. Name recognition is very important because it affects not only the types and sizes of deals that can be structured; it also affects the availability of financial support. Since Omni, to this point, is not a recognized name, raising capital for projects is much more challenging than it is for major networks.

Although Omni has a major disadvantage when compared with the larger established networks, we do not believe that it will serious impede our growth because we are targeting an audience that is, for the most part, underserved by the major networks. Additionally, we are utilizing distribution outlets that are being ignored and product (programming) that is being overlooked.


Broadcasting - Products On Demand Channel
-----------------------------------------

The Products on Demand Channel (POD) concentrates on selling broadcast time to infomercial companies and independent producers and distributors. Our primary competitors are television stations and cable companies. Our competitive edge over television stations is that we afford companies seeking to buy time the ability to do "one stop shopping." That is, rather than negotiating deals and purchasing air time station by station, by making one purchase on the Products On Demand Channel, they obtain national coverage. Moreover, because POD is new, in certain cases it is much less expensive to buy airtime from POD. We also have a competitive advantage over cable companies because we offer buyers the ability to have their products and productions seen on both all forms of broadcast media - over-the-air, basic cable, digital cable, and Direct TV, Echostar and Dish Network. Although we have very limited financial resources, POD has, and continues to broadcast our programming by successfully negotiating deals with television stations and regional television networks to carry our programming. POD has been broadcasting since February 2003.

The larger television stations and cable companies have an advantage over us because they have the financial resources to promote themselves, giving them the much greater name recognition. Those entities also have the ability to hire the staff required to actively seek out potential advertisers.

We do not believe that our competitors' strengths will adversely affect our efforts to grow in this market. An article dated September 29,2003 in Television Week magazine indicated that mainstream companies such as General Motors, BMW, Tropicana, Bissell, Radio Shack and Dell are beginning to broadcast infomercials. As a result, prices are rising, which will result in the traditional infomercial advertisers being priced out of the market. This situation makes it possible for POD, with our competitive pricing, to begin focusing on the smaller advertisers.


Production - Eclectic Entertainment
-----------------------------------

Eclectic Entertainment's primary competitors are television and film production companies. Eclectic is in a very unique position because, unlike most television production companies, we have our own television network, which guarantees distribution. Additionally, we have the capability to heavily promote any feature film that we release.

Television Distribution
-----------------------

The primary objective of any television producer is to get their program aired. As previously mentioned, because the major networks have their own in-house production companies, they do not have an incentive to buy outside programming. Also, since the broadcast networks, or their parent companies own most of the major cable networks, independent producers are finding it more difficult to place products on cable.

However, Eclectic does not have that problem. All of the television programs currently in development have a guaranteed distribution outlet on Omni. The primary reason for this is that all of the programs are developed using two primary criteria - developing programming that will be of interest to Omni's target market, and develop the program designed to appeal to an international audience. We believe that we have met both criteria. In addition to airing on the Omni network, we are in negotiations with two companies that want to market our shows in Europe and Asia. Currently, we have one program, called "The MovieTime Showcase," that is airing on Omni, and "The Mini Movie Hour" that is scheduled to begin airing in November, 2003.

Feature Film Promotion
----------------------

Once a feature film is produced, the primary expense associated with the film's distribution is prints and advertising (P&A). The cost of prints (copies of the film that go to the theatre for showing) is relatively nominal. The major expense is the cost of advertising. If there is a limited budget for advertising, theatres are reluctant to show
the film.   Many independent films are made, but very few are ever shown in movie theatres because of the lack of money for P&A. Eclectic does not have the same problem experienced by most filmmakers because we have Omni. The Omni Broadcasting Network affords us the ability to heavily promote any feature film that Eclectic produces. Through the use of commercial spots within our shows and infomercials, we can promote our films in a way that would normally cost millions of dollars.

As with the other two OBN subsidiaries, the major advantages that our competitors have are strong financial resources and name recognition. Their financial resources give them the ability to promote themselves and develop new projects more quickly. Name recognition makes it easier to secure funding for projects from individual investors and commercial lenders.

Major studios might have an adverse affect because there are a finite number of movie screens on which feature films can be shown. Since Eclectic will be producing low budget films ($1,000,000 to $10,000,000), our films will not be shown in as many theatres. However, because our budgets will be low, the amount of time it should take to begin making a profit is much shorter than for large budget films.


PATENTS AND TRADEMARKS
----------------------

The Company currently has a variety of trademarks, service marks and trade names. OBN Holdings and its three subsidiaries - Omni, Eclectic and POD - all have logo designs, website addresses and websites. Logo designs and website addresses have also been created for Eclectic Entertainment's productions - Vegas Variety Hour, Mini Movie Hour, Adventures of Unit 28, MovieTime Showcase and LA Food Scene have also been developed. Logo designs for Eclectic Entertainment's two record companies - Retro Records and Eclectic Recording Artists are currently under development.

The Company has either registered, or is currently in the process of registering the logo designs with the United States Patent and Trademark Office.

LEGAL PROCEEDINGS
-----------------

Neither OBN nor any of its subsidiaries have ever been involved in litigation, nor is there any litigation pending.

EMPLOYEES
---------


As of the date of this prospectus we have a total of six (6) full-time employees, including five (5) serving in executive capacities and 1 in administration. We presently do not have any labor union contract between with any union nor do we anticipate unionization of our personnel in the foreseeable future. We believe our relationships with our employees are good.


DESCRIPTION OF PROPERTY
-----------------------

Our principal office facility is presently located in a temporary office pending building out new space in the same office complex. The current principal office is a 200 square foot facility located at 8275 South Eastern Avenue, Suite 200, Las Vegas, NV 89123. We lease this office at a rate of $400 per month under a lease that runs through August 2003 at which point our lease will be converted into a one-year lease. Additionally, we lease approximately a 1,500 square foot facility located at 4233 Wilshire Boulevard, Suite 300, Los Angeles, CA 90010. Our lease runs through 2008 and provides for rent at an annual rate of approximately $39,000, with an annual increase based on the consumer price index.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND/FINANCIAL DISCLOSURE.
-----------------------------------------------------------

Not applicable.

                                  MANAGEMENT


Directors and Executive Officers

Our directors, executive officers and key employees are as follows:


                                                                    Director
Name                   Age    Position                              Since
----                   ---    --------                              --------
Roger Neal Smith        51    President and CEO, OBN Holdings, Inc.   2003
                              Director


Larry Taylor, PhD       52    CFO, OBN Holdings, Inc.                 2003
                              Director

Dennis Johnson          58    President and General Manager,          2003
                              Omni Broadcasting Network, Inc.
                              Director

Donald Wilson, Esq.     49    President, Eclectic Entertainment, Inc.  N/A

Anita L. DeFrantz, Esq. 50    Director                                2003

Barry Allen             63    Director                                2003

Angela Oh, Esq.         48    Director                                2003

Dennis Severson         48    Director                                2003



Roger Neal Smith. Mr. Smith has served as our President and CEO since inception and has been responsible for creating and managing all of the operations of OBN and its subsidiaries. From 1996 through 2000 Mr. Smith served as a financial consultant for Salomon Smith Barney and was responsible for managing the investments of his clients, which included individuals and businesses throughout the world.

Larry Taylor, PhD. Dr. Taylor became our CFO in April 2003 and has been responsible for accounting, tax preparation and planning. From 1989 until joining us Dr. Taylor was the owner of The Creighton Group where he was responsible for all management activities, including accounting, tax preparation and planning. Dr. Taylor previously served as a Senior Manager in the consulting practice with Ernst and Young (during his tenure, he was with Arthur Young), and with Deloitte and Touche.

Dennis Johnson. Mr. Johnson began serving as President and General Manager of the Omni Broadcasting Network, a wholly owned subsidiary of OBN Holdings, in April 2003. From 1998 until joining us, Mr. Johnson operated Dennis Johnson Productions, a film and television production company that had a "first look" deal with Showtime Networks. From 1985 until 1998 Mr. Johnson worked for Showtime Networks, Inc. As Senior Vice President at Showtime Networks, Mr. Johnson was responsible for development and production of all original programming, including budgets, post-production, press, and on-air and direct marketing campaigns. Prior to his position with Showtime Networks, he served in executive positions at the ABC and NBC television networks.

Donald Wilson, Esq. Mr. Wilson began serving as President of Eclectic Entertainment, a wholly owned subsidiary of OBN Holdings, in April 2003. Mr. Wilson specializes in all areas of entertainment law and represents clients from the recording, film, television, book publishing and sports industries, and has been running his private practice since 1987. He began his career in 1979 at the law firm, Mason & Sloane. In 1983, he joined Quincy Jones Productions where he was instrumental in promoting and developing We Are the World, The Color Purple, and Michael Jackson's Thriller and Bad albums. In addition, he was the Executive Producer of the award winning Frank Sinatra documentary, Portrait of an Album. In 1986, Mr. Wilson capped his tenure at Quincy Jones Production as President of Qwest Entertainment Company, which is the parent organization of Quincy Jones Productions.


Anita L. DeFrantz, Esq.  Ms. DeFrantz began serving on our board of
directors in June 2003.   From 1985 through the present Ms. DeFrantz has
served as the President and a member of the Board of Directors of Amateur Athletic Foundation of Los Angeles, a non-profit foundation. She has also served from 1986 through the present as a member of the International Olympic Committee and from 1976 through the present as a member of the Executive Board of the United States Olympic Committee. Additionally, from 1994 through the present she has served as the President of Kids In Sports, Los Angeles, a non-profit foundation that works with children in sports.


Barry Allen. Mr. Allen began serving on the Company's board of directors since August 2003. Since 1998 he has operated International FieldWorks, Inc., a management consulting firm, and hold the title of CEO. Additionally, since 2000, Mr. Allen has served as Vice President of RxDispense, Inc. His responsibilities include business development, advisory committee development, partnership development and development of professional service providers.

Angela Oh, Esq. Ms. Oh became a member of the Company's board of directors since August 2003. She has been a partner with the law firm Oh & Berra since 2002. Ms. Oh's community and professional involvements include serving as Commissioner to the Los Angeles City Human Relations Commission from 1996 to 2002, President of the Korean American Bar Association of Southern California from 1993 to 1994, board member of the California Women's Law Center from 1991 to 1997, board member of Lawyers' Mutual Insurance Company from 1994 to present, and Lawyer Representative to the Ninth Circuit Judicial Conference from 1994 to 1999.

Dennis Severson. Mr. Severson became a member of the Company's board of directors since July 2003. He is the Chief Operating Officer with Commerce Street Venture Group, and has served in that capacity since 2002. Prior to his position as COO, he held the position of Vice President of Business Development with Commerce Street, and served in that role from December 2000. For a period of three years, which began in 1986, he served as a financial consultant with Dean Witter, where he specialized in private placements. He has also functioned as a member of the Minneapolis Grain Exchange between 1980 and 1983, and then again from 1996 to 1999, and worked in a management capacity for the organization from 1988 to 1990.

Directors' Remuneration
-----------------------

Our directors are presently not compensated for serving on the board of directors.

Executive Compensation
----------------------

Employment Agreements
---------------------

Roger Neal Smith, President and Chief Executive of OBN Holdings;
Larry Taylor, Vice President and Chief Financial Officer of OBN Holdings; Dennis Johnson, President and General Manager of Omni Broadcasting Network; and Donald Wilson, President of Eclectic Entertainment have a three-year compensation package, whereby they will receive a base salary and a maximum bonus of 100% of salary should they meet all established goals. Employment agreements for the officers were entered into on April 1, 2003.

Summary Compensation Table
--------------------------

The following table sets forth the total compensation paid to or accrued up to September 30, 2003 to our officers. None of our executives have received a salary to date. Although the Company's operational period began in February 2003, employment contracts with the officers were not entered into until April 1, 2003. Prior to signing employment agreements, Dennis Johnson and Donald Wilson were working with the Company as consultants. Dennis Johnson received a combination of cash and restricted stock for his services. Donald Wilson received restricted stock for his services. Roger Smith and Larry Taylor, founders of the Company, received no consideration. Accrued salaries will be paid with the proceeds of the offering.

Annual Compensation





                                             Long Term Compensation


                                                                      Long Term Compensation
                                     Annual Compensation                      Awards
                                  ------------------------------     -----------------------

Name and Principal                                                   Restricted   Securities
Position                 Year     Salary    Bonus*   Other**         Stock        Options***
------------------       ----     ------    -----    ------------    ----------   ----------

Roger Smith              2003    $ 62,500    0       $   0               0         146,366
CEO/President            2002       0        0           0               0            0

Larry Taylor             2003     $57,500    0       $   0               0         134,663
CFO                      2002       0        0           0               0            0

Dennis Johnson           2003     $57,500    0       $179,276            0         134,663
Omni President           2002       0        0           0               0            0

Donald Wilson            2003     $36,000    0       $103,080            0          84,308
Eclectic President       2002       0        0           0               0            0





* Bonuses paid to executives are based on the entity for which the executive is responsible exceeding its projected financial goals.

**      Of the amount paid to Dennis Johnson, $179,276 was paid in common stock at $0.90 per share for consulting services prior to his appointment as the President of Omni Broadcasting. Of the amount paid to Donald Wilson, $103,080 was paid in common stock at $0.90 per share for consulting services prior to his appointment as the President of Eclectic Entertainment.

***     Represents warrants to purchase shares of common stock that may be acquired at an exercise price of $4.00 per share commencing 180 days following the effective date of this prospectus. The shares were granted to the individuals as performance incentives. A total of 500,000 warrants were divided among the individuals as a percentage of each person's salary. The warrants listed in this table represent all warrants granted to employees since the inception of the company.
None of the warrants are in the money. No other options have been granted to employees.

Stock Option Grants in the past fiscal year
-------------------------------------------

We have not issued any grants of stock options since inception.

                            PRINCIPAL SHAREHOLDERS


The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus by (i) those shareholders known to be the beneficial owners of more than five percent of the voting power of our outstanding capital stock, (ii) each director, and (iii) all executive officers and directors as a group:





                                       Number of   Percent     Percent
Name and Address of                    Shares      Before      After
Beneficial Owner<1>                    Owned       Offering    Offering<2>     Notes
--------------------                   --------    --------    ------------    ------------
Roger N. Smith (Director and Officer)  2,049,809    30.21%          0%           <3>

Magellan Capital Management              640,000     9.43%          0%           <4>

Commerce Street Venture Group            625,000     9.21%          0%           <5>

Larry Taylor (Director and Officer)      634,663     9.35%          0%           <6>

Capitol City Investments                 480,000     7.07%          0%           <7>

Integrity Capital Management             465,000     6.85%          0%           <8>

Dennis Johnson (Director and Officer)    335,091     4.94%          0%           <9>

Dennis Severson (Director)               140,000     2.06%          0%           <10>

Donald Wilson (Officer)                  199,915     2.95%          0%           <11>

L. G. Hancher, Jr.                       350,000     5.16%          0%           <12>

Anita L. DeFrantz (Director)              10,000       *            0%           <13>

Barry Allen (Director)                         0       *            0%

Angela Oh (Director)                           0       *            0%

All Directors and Officers as a Group  3,369,478    49.66%          0%
(8 Persons)





_____________
* Less than 1%
(1)	Unless otherwise indicated, the address of the beneficial owner is
c/o OBN Holdings, Inc., 8275 South Eastern Avenue, Suite 200, Las
Vegas, Nevada 89123.

(2)	Assumes the sale of all shares registered for sale by us
hereunder, including the warrants.

(3)	Includes 192,678 shares personally owned by R.N. Smith family members. Also includes warrants to purchase 146,366 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing 180 days following the effective date of this prospectus. Mr. Smith has signed a lockup agreement prohibiting him from selling his shares for a minimum of one year from the effective date of this prospectus, which coincides with the conclusion of this offering.

(4)	Includes warrants to purchase 100,000 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing
180 days following the effective date of this prospectus.
Managing Partner David Dozier of Magellan Capital Management has the ultimate voting or investment control over shares owned by this company.

(5)	Includes warrants to purchase 95,000 shares of common stock that may be acquired by Commerce Street Venture Group at an exercise price of $4.00 per share commencing 180 days following the effective date of this prospectus. A five-member committee has equal voting or investment control over shares owned by Commerce
Street Venture Group.  Mr. Hancher is a member of that group.

(6)	Includes 10,000 shares personally owned by L. Taylor family
members. Also includes warrants to purchase 134,663 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing 180 days following the effective date of this prospectus. Mr. Taylor has signed a lockup agreement prohibiting him from selling his shares for a minimum of one year from the effective date of this prospectus, which coincides with the conclusion of this offering.

(7)	Ted London has the ultimate voting or investment control over shares owned by Capitol City Investments.

(8)	Includes warrants to purchase 155,000 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing
180 days following the effective date of this prospectus. A finance committee holds the ultimate voting or investment control over shares owned by Integrity Capital Management. No OBN officer or director or 5% beneficial holder is a member of the committee.

(9)	Includes warrants to purchase 134,663 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing
180 days following the effective date of this prospectus.  Mr.
Johnson has signed a lockup agreement prohibiting him from selling his shares for a minimum of one year from the effective date of this prospectus, which coincides with the conclusion of this offering. Mr. Johnson owns 7,750 shares of stock with no lock-up period.

(10)	Dennis Severson is an officer of Commerce Street Venture Group.
Mr. Severson has signed a lockup agreement prohibiting him from selling his shares for a minimum of one year from the effective date of this prospectus, which coincides with the conclusion of this offering.

(11)	Includes warrants to purchase 84,308 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing
180 days following the effective date of this prospectus.  Mr.
Wilson has signed a lockup agreement prohibiting him from selling his shares for a minimum of one year from the effective date of this prospectus, which coincides with the conclusion of this offering.

(12)	Includes warrants to purchase 100,000 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing
180 days following the effective date of this prospectus.

(13)	Ms. DeFrantz has signed a lockup agreement prohibiting her from selling her shares for a minimum of one year from the effective date of this prospectus, which coincides with the conclusion of this offering.

                             SELLING SHAREHOLDERS


The selling shareholders are selling 6,785,360 shares, which includes 1,000,000 shares that will be issued from exercised warrants. The Company is registering all of its outstanding common stock, including stock owned by its executive officers and directors. The following table sets forth certain information with respect to the ownership of our common stock by selling shareholders as of November 21, 2003. Unless otherwise indicated, none of the selling shareholders has or had a position, office or other material relationship with us within the past three years.






                                Ownership of Shares of      Number        Ownership of Shares of
                                Common Stock Prior to       of Shares      Common Stock After
                                      Offering              Offered             Offering
                                      --------              -------             --------
Selling Shareholder               Shares     Percentage       Hereby        Shares     Percentage    Notes
-------------------               ------     ----------       ------        ------     ----------    -----
Roger Neal Smith                 1,857,131     27.37%         1,857,131       0             0%        <F1>
Magellan Capital Management, Inc.  640,000      9.43%           640,000       0             0%        <F2>
Commerce Street Venture Group      625,000      9.21%           625,000       0             0%        <F3>
Larry Taylor                       624,663      9.21%           624,663       0             0%        <F4>
Capitol City Investments           480,000      7.07%           480,000       0             0%        <F5>
Integrity Capital Management, LLC. 465,000      6.85%           465,000       0             0%        <F6>
L.G. Hancher Jr.                   350,000      5.16%           350,000       0             0%        <F7>
SAC Financial Management, Inc.     300,000      4.42%           300,000       0             0%        <F8>
Dennis Johnson                     335,091      4.94%           335,091       0             0%        <F9>
Dennis Severson                    140,000      2.06%           140,000       0             0%        <F10>
Donald Wilson                      199,915      2.95%           199,915       0             0%        <F11>
Keiko Smith                        115,607      1.70%           115,607       0             0%        <F12>
Teresa Elaqua                      115,607      1.70%           115,607       0             0%
Rikiya Smith                        77,071      1.14%            77,071       0             0%        <F12>
David Finke                         70,000      1.03%            70,000       0             0%
Michael Walker                      50,000        *              50,000       0             0%
Marwan T. Abboushi                  45,000        *              45,000       0             0%
Barry Robinson                      38,536        *              38,536       0             0%
Timothy Williams                    38,536        *              38,536       0             0%
Robert Armstrong                    20,000        *              20,000       0             0%
Carolyn Hajebi                      19,268        *              19,268       0             0%
Gerald Nelson                       17,500        *              17,500       0             0%
Anita L. DeFrantz                   10,000        *              10,000       0             0%        <F13>
Mashahiko Yagyu                     10,000        *              10,000       0             0%
Richard Sindicich                   10,000        *              10,000       0             0%
Tina McBride                        10,000        *              10,000       0             0%
Yeah, Inc.                          10,000        *              10,000       0             0%        <F14>
Robert Kealing                       9,924        *               9,924       0             0%
Megumi Shibata                       8,000        *               8,000       0             0%
Corine Taylor                        5,000        *               5,000       0             0%        <F15>
Cory Caldwell                        5,000        *               5,000       0             0%
Creighton Taylor                     5,000        *               5,000       0             0%        <F15>
Josh Cureton                         5,000        *               5,000       0             0%
Kay Black                            5,000        *               5,000       0             0%
Natalie Caldwell                     5,000        *               5,000       0             0%
Nathan Caldwell                      5,000        *               5,000       0             0%
Robin Armstrong-Irving               5,000        *               5,000       0             0%
Takeo Suzuki                         5,000        *               5,000       0             0%
Tanisha Cureton                      5,000        *               5,000       0             0%
Tiffany Caldwell                     5,000        *               5,000       0             0%

                                       63


Toshi Murakami                       5,000        *               5,000       0             0%
Charles Hayes                        3,854        *               3,854       0             0%
Norma Black                          3,154        *               3,154       0             0%







Susan Johnson                        3,083        *               3,083       0             0%
Terral Santiel                       2,500        *               2,500       0             0%
Milano Mellon                        2,158        *               2,158       0             0%
Jacqueline Alexander                 2,000        *               2,000       0             0%
Tony Haynes                          2,000        *               2,000       0             0%
Patrick Muccio                       1,927        *               1,927       0             0%
Kokayi Ampah                         1,541        *               1,541       0             0%
Global Wealth Investing              1,250        *               1,250       0             0%        <16>
Gertrude Arrington                   1,000        *               1,000       0             0%
Sheila A. Stamps                     1,000        *               1,000       0             0%
Georgia Smith                          925        *                 925       0             0%
Kalvin Cressel                         771        *                 771       0             0%
Renae Johnson                          700        *                 700       0             0%
Cedric Carpenter                       531        *                 531       0             0%
David Nelson                           500        *                 500       0             0%
DeWayne Porter                         500        *                 500       0             0%
Kirk Gardner                           500        *                 500       0             0%
Marceil Wright                         500        *                 500       0             0%
Marcus Carpenter                       500        *                 500       0             0%
William Medlock                        500        *                 500       0             0%
Nathaniel Caldwell                     308        *                 308       0             0%
Randy Scott                            200        *                 200       0             0%
Rommel Baker                           200        *                 200       0             0%
Mayme Clayton                          154        *                 154       0             0%
Taunee English                         154        *                 154       0             0%
Samia Lee                              150        *                 150       0             0%
Dawn Johnson                           100        *                 100       0             0%
Gifty Painstil                         100        *                 100       0             0%
Patricia Johnson                       100        *                 100       0             0%
Share Lee                              100        *                 100       0             0%
Sheila E. Hale                         100        *                 100       0             0%
Stephanie Reynolds                     100        *                 100       0             0%
Sunzie Sene                            100        *                 100       0             0%
Ana Thorne                              77        *                  77       0             0%
Isadore Hall                            77        *                  77       0             0%
James Tanner                            77        *                  77       0             0%
Katy Kim                                20        *                  20       0             0%




_______________________
* Indicates less than 1%
(1)	Roger Smith is the President and CEO of OBN Holdings, Inc. and a
Director. Includes warrants to purchase 146,366 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing 180 days following the effective date of this prospectus.
Mr. Smith has signed a lockup agreement prohibiting him from selling his shares for a minimum of one year from the effective date of this prospectus, which coincides with the conclusion of this offering.

(2)	Includes warrants to purchase 100,000 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing 180 days following the effective date of this prospectus. Managing
Partner David Dozier of Magellan Capital Management has the ultimate voting or investment control over shares owned by this company.

(3)	Includes warrants to purchase 95,000 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing 180 days following the effective date of this prospectus. A five-member committee has equal voting or investment control over shares owned by Commerce Street Venture Group. Mr. Hancher is a member of the committee.

(4)	Larry Taylor is the CFO of OBN Holdings, Inc. and a Director.
Includes warrants to purchase 134,663 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing 180 days following the effective date of this prospectus. Mr. Taylor has signed a lockup agreement prohibiting him from selling his shares for a minimum of one year from the effective date of this prospectus, which coincides with the conclusion of this offering.

(5)	Ted London has the ultimate voting or investment control over shares owned by Capitol City Investments.

(6)	Includes warrants to purchase 155,000 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing 180 days following the effective date of this prospectus. A finance committee holds the ultimate voting or investment control over shares owned by Integrity Capital Management.

(7)	L. G. Hancher is an officer with Commerce Street Venture Group.
Includes warrants to purchase 100,000 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing 180 days following the effective date of this prospectus.

(8)	Includes warrants to purchase 50,000 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing 180 days following the effective date of this prospectus. Michael Ager has the ultimate voting or investment control over shares owned by SAC Financial Management.

(9)	Dennis Johnson is the President  & General Manager of Omni
Broadcasting Network and a Director. Includes warrants to purchase 134,663 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing 180 days following the effective date of this prospectus. Mr. Johnson has signed a lockup agreement prohibiting him from selling his shares for a minimum of one year from the effective date of this prospectus, which coincides with the conclusion of this offering.

(10)	Dennis Severson is a Director of the Company and an officer with
Commerce Street Venture Group. Mr. Severson has signed a lockup agreement prohibiting him from selling his shares for a minimum of one year from the effective date of this prospectus, which coincides with the conclusion of this offering.

(11)	Donald Wilson is the President of Eclectic Entertainment, Inc.
Includes warrants to purchase 84,308 shares of common stock that may be acquired at an exercise price of $4.00 per share commencing 180 days following the effective date of this prospectus. Mr. Wilson has signed a lockup agreement prohibiting him from selling his shares for a minimum of one year from the effective date of this prospectus, which coincides with the conclusion of this offering.

(12)	Keiko Smith and Rikiya Smith are related to the CEO of OBN Holdings.

(13)	Anita L. DeFrantz is a Director of the Company. Ms. DeFrantz has
signed a lockup agreement prohibiting her from selling her shares for a minimum of one year from the effective date of this prospectus, which coincides with the conclusion of this offering.

(14)	Melvin Van Peebles has the ultimate voting or investment control over shares owned by Yeah, Inc.

(15)	Corine Taylor and Creighton Taylor are related to the CFO of OBN
Holdings.

(16)	Jamee Duruso has the ultimate voting or investment control over shares owned by Global Wealth Investing.

                             CERTAIN TRANSACTIONS


In fiscal 2003, the Company issued 316,035 shares of common stock to two officers of the Company in exchange for services performed. The shares issued ranged in value from $0.65 to $2.00 per share totaling $282,356, which is recorded in selling, general and administrative expenses in the consolidated statement of operations included elsewhere in the prospectus. The following is a breakdown of the shares issued.



Recipient        Company Position         Date of     Number       Price        Total
                                          Issuance    of Shares    Per Share    Value

Dennis Johnson   Director                 7/26/02        9,634       0.65          $6,262

                 President and General    12/1/02       28,902       0.65         $18,786
                 Manager, Omni
                 Broadcasting             1/15/03      154,142       0.15         $138,728
                 Network
                                           6/1/03        7,750       2.00         $15,500

                   TOTAL COMPENSATION                                             $179,276


Donald Wilson    Director                 7/26/02        3,854       0.65          $2,502

                 President                1/15/03      111,753       0.15         $100,578
                 Eclectic Entertainment

                   TOTAL COMPENSATION                                             $103,080

TOTAL                                                  316,035                    $282,356




On April 1, 2003, Mr. Johnson and Mr. Wilson signed employment agreements with the company. Prior to that time, they performed services to the company in the capacity of consultants. The services performed by Mr. Johnson were primarily on behalf of Omni Broadcasting, and were related to programming, securing content and developing strategic entertainment relationships. Mr. Johnson was paid a combination of cash and stock for his services. The $0.65 per share rate recorded in July 2002 and December 2002 reflects the cash price paid for stock by third-party investors during that time period. The $0.90 per share value recorded on January 15, 2003 reflects a discounted value for the shares based on restrictions that came into force, and are currently in force, when Mr. Johnson joined the Board. Of the total 154,142 shares issued at the $0.90 rate, 50% of the shares have a lock-up period of one year, 25% of the shares have a lock-up period of two years, and 25% of the shares have a lock-up period of three years. The $2.00 per share rate recorded in June 2003 reflects the conversion of cash owed to Mr. Johnson for consulting services rendered prior to April 1, 2003. The $2.00 share price was based on the price stock was sold to third-party cash investors during that time period.

The services performed by Mr. Wilson were on behalf of Omni
Broadcasting and Eclectic Entertainment, and were related to contracts, legal matters and developing strategic entertainment relationships. Mr. Wilson was paid stock for his services. The $0.65 per share rate recorded in July 2002 reflects the cash price paid for stock by third-party investors during that time period. The $0.90 per share value recorded on January 15, 2003 reflects a discounted value for the shares based on restrictions that came into force, and are currently in force, when he became a Board member. Of the total 111,753 shares issued at the $0.90 rate, 50% of the shares have a lock-up period of one year, 25% of the shares have a lock-up period of two years, and 25% of the shares have a lock-up period of three years.

                           DESCRIPTION OF SECURITIES

General
-------

     Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 5,785,360 shares of common stock and no shares of preferred stock were outstanding. The transfer agent for our common stock is Atlas Stock Transfer in Salt Lake City, Utah.

Common Stock
------------

     We are authorized to issue 50,000,000 shares of our common stock, $0.001 par value, of which 5,785,360 shares are issued and outstanding as of the date of this prospectus. The issued and outstanding shares of common stock are fully paid and non-assessable. Except as provided by law or our certificate of incorporation with respect to voting by class or series, holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock will be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders.

Preferred Stock
---------------

     The board of directors has the authority, without further action by our shareholders, to issue up to 20,000,000 shares of preferred stock, par value $.001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change of our control.

Warrants
--------

     Certain shares of common stock offered by OBN had warrants attached, which were issued on March 31, 2003. We presently have 1,000,000 warrants outstanding. Each warrant entitles the holder thereof to purchase one share of common stock at a price per share of $4.00 beginning 180 days following the effectiveness of this registration statement and ending on August 25, 2006. Each unexercised warrant is redeemable by us at a redemption price of $0.001 per warrant at any time, upon 30 days written notice to holders thereof, if (a) our common stock is traded on NASDAQ or listed on an exchange and (b) the Market Price (defined as the average closing bid price for twenty (20) consecutive trading days) equals or exceed 120% of the exercise price.

     Pursuant to applicable federal and state securities laws, in the event a current prospectus is not available, the warrant holders may be precluded from exercising the warrants and we would be precluded from redeeming the warrants. There can be no assurance that we will not be prevented by financial or other considerations from maintaining a current prospectus. Any warrant holder who does not exercise prior to the redemption date, as set forth in our notice of redemption, will forfeit the right to purchase the common stock underlying the warrants, and after the redemption date or upon conclusion of the exercise period, any outstanding warrants will become void and be of no further force or effect, unless extended by our Board of Directors.

     The number of shares of common stock that may be purchased with the warrants is subject to adjustment upon the occurrence of certain events, including a dividend distribution to our shareholders or a subdivision, combination or reclassification or our outstanding shares of common stock. The warrants do not confer upon holders any voting or any other rights as our shareholders.

     We may at any time, and from time to time, extend the exercise period of the warrants, provided that written notice of such extension is given to the warrant holders prior to the expiration date then in effect. Also, we may reduce the exercise price of the warrants for limited periods or through the end of the exercise period if deemed appropriate by the Board of Directors. Any extension of the term and/or reduction of the exercise price of the warrants will be subject to compliance with Rule 13e-4 under the Exchange Act including the filing of a Schedule 14E-
4. Notice of any extension of the exercise period and/or reduction of the exercise price will be given to the warrant holders. We do not presently contemplate any extension of the exercise period or any reduction in the exercise price of the warrants. The warrants are also subject to price adjustment upon the occurrence of certain events including subdivisions or combinations of our common stock.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

     There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.


     As of November 21, 2003, there were 80 shareholders of record of our common stock and a total of 5,785,360 shares outstanding. All 5,785,360 shares are being registered in this offering and accordingly there are no outstanding shares at this time that would be subject to Rule 144.

                                INDEMNIFICATION


     Article 11 of our Articles of Incorporation includes certain provisions permitted by the Nevada Revised Statutes, which provides for indemnification of directors and officers against certain liabilities. Pursuant to our Articles of Incorporation, our officers and directors are indemnified, to the fullest extent available under Nevada Law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by us.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

                             PLAN OF DISTRIBUTION


Our offering:
-------------


     We will conduct the sale of the shares we are offering on a self-underwritten, best-efforts basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. Participating on our behalf in the distribution is Roger Neal Smith, our President and CEO, Larry Taylor, our Principal Financial Officer, Dennis Johnson, an officer of the company and Donald Wilson, our Secretary, each of whom is exempt from registration as a broker dealer under Rule 3a4-1 of the Securities Exchange Act. Any officer or director involved with the distribution of the stock will act in reliance on and in compliance with Rule 3a4-1. All shares of our common stock that we are registering for sale by us that we are able to sell will be sold at a price per share of $3.00. There can be no assurance that we will sell all or any of the shares offered. We have no arrangement or guarantee that we will sell any shares. All subscription checks shall be made to the order of OBN Holdings, Inc. Our offering will terminate on the earlier of the sale of all of the shares or 365 days after the date of the prospectus. Please remember that there is no minimum amount of shares that we are required to sell in the offering.

     Shares of common stock personally held by Messrs. Smith, Taylor, Johnson, Wilson and our outside directors are also being registered, which could result in a conflict of interest between the selling of company stock and the selling of shares owned by these individuals. To reduce the conflict, all officers and directors have signed lockup agreements that prohibit them from selling their shares for a minimum of one year from the effective date of this prospectus, which coincides with the conclusion of this offering.


Offering by the selling shareholders:
-------------------------------------

     The selling shareholders will sell their shares at a price per share of $3.00 per share until our shares are traded on the Over The Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. Accordingly, the prices at which the selling shareholder's shares are sold may be different than the price of shares that we sell. These sales by selling shareholders may occur contemporaneously with sales by us. The selling shareholders offering will terminate on the sale of all of the shares. The sale of the common stock offered by the selling shareholders through this prospectus may be affected in one or more of the following methods:

* Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

* Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

* Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

* An exchange distribution in accordance with the rules of the applicable exchange;

*       Privately negotiated transactions;

*       A combination of any such methods of sale; and

*       Any other method permitted pursuant to applicable law.

     In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

     We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

     Selling shareholders will be free to sell their shares at a price per share of $3.00 through this offering until the Company's shares are traded on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.



                                 LEGAL MATTERS

     The Law Office of L. Van Stillman, P.A. of Delray Beach, Florida will give an opinion for us regarding the validity of the common stock offered in this prospectus.

                                    EXPERTS

     The financial statements as of June 30, 2003 and for the years ended June 30, 2003 and 2002, and for the period from January 17, 2001 (date of inception) to June 30, 2003 included in this prospectus have been so included in reliance on the report of Corbin & Company, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION


     We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to OBN Holdings, Inc. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549 at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commssion at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at OBN Holdings, Inc., 8275 South Eastern Avenue, Suite 200, Las Vegas, Nevada 89123,
Attention: Roger Neal Smith, President.

     Following the effectiveness of this registration statement, we will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
OBN Holdings, Inc.

We have audited the accompanying consolidated balance sheet of OBN Holdings, Inc. (a California corporation) and subsidiaries (the "Company") as of June 30, 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period then ended and for the period from January 17, 2001 (date of inception) to June 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OBN Holdings, Inc. and subsidiaries (a development stage company) as of June 30, 2003, and the results of their operations and their cash flows for each of the years in the two-year period then ended and for the period from January 17, 2001 (date of inception) to June 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage, has limited cash resources and has a working capital deficit as of June 30, 2003. These conditions raise substantial doubt about its ability to continue as a going concern.
As discussed in Note 1 to the financial statements, successful completion of the Company's programming content and ultimately the attainment of profitable operations is dependent on future events, including obtaining adequate financing to complete development activities and achieving a level of sales adequate to support the Company's cost structure. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                          CORBIN & COMPANY, LLP

Irvine, California
August 7, 2003, except for Note 8,
as to which the date is August 18, 2003

                               OBN HOLDINGS, INC.
                          (A Developmental Stage Company)


                           CONSOLIDATED BALANCE SHEET

ASSETS                                                           June 30, 2003
                                                                --------------
Current assets:
        Cash and cash equivalents                               $       28,795
	Accounts receivable, net of allowance for doubtful
         accounts of $14,500                                           206,900
                                                                --------------
                Total current assets                                   235,695

Fixed assets, net                                                         -

Website development costs, net of accumulated amortization of $13,675   58,800

Deposits                                                                36,060
                                                               ---------------

                                                               $       330,555
                                                               ===============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accounts payable                                        $       82,237
        Accrued payroll and related                                    114,224
        Obligations under capital lease                                 50,771
        Related party note payable                                       7,000
                                                               ---------------
                Total current liabilities                              254,232
                                                               ---------------
Commitments and contingencies

Stockholders' equity:
	Undesignated preferred stock, $.001 par value; 20,000,000 shares
          authorized; no shares issued and outstanding                       -
	Common stock, $0.001 par value; 50,000,000 shares authorized;
          5,730,310 shares issued and outstanding                        5,730
        Additional paid-in capital                                   3,096,683
        Prepaid consulting expense                                     (56,339)
        Deficit accumulated during development stage                (2,969,751)
                                                                ---------------
                Total stockholders' equity                              76,323
                                                                ---------------
                                                               $       330,555
                                                                ===============




See independent auditors' report and accompanying notes to consolidated financial statements.

                               OBN HOLDINGS, INC.
                          (A Developmental Stage Company)


                       CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                       For The
                                                                                       Period
                                                                                      January 17,
                                                                                           2001
                                                                                        (Date of
                                                                                       Inception)
                                                For The Years Ended June 30,          To June 30,
                                                 2003                 2002               2003
                                               -------               ------          ------------
Revenue                                      $  33,639             $    -           $   33,639

Cost of sales                                   10,800                  -               10,800
                                             ---------            ---------        --------------
   Gross profit                                 22,839                  -               22,839

Selling, general and administrative expenses 3,118,165             33,481            3,173,773
                                             ---------            ---------        --------------
                Loss from operations        (3,095,326)         (33,481)            (3,150,934)
                                             ---------            ---------        --------------
Other income (expense):
        Other income                           200,000             21,600              221,600
        Loss on sale of equipment              (27,352)                 -              (27,352)
        Interest expense                       (10,665)                 -              (10,665)
                                             ---------            ---------        --------------
                Total other income,net         161,983             21,600              183,583
                                             ---------            ---------        --------------
Loss before income taxes                    (2,933,343)           (11,881)          (2,967,351)

Income taxes                                       800                800                2,400
                                             ---------            ---------        -------------
                Net loss                   $(2,934,143)       $   (12,681)        $ (2,969,751)
                                            ===========           =========        =============
Net loss available to common stockholders
  per common share:

	Net loss per common share - basic
          and diluted                      $     (0.88)       $     (0.01)
                                            ===========        ============
	Weighted average shares outstanding:
                Basic and diluted            3,336,156          2,394,038
                                            ===========        ============



See independent auditors' report and accompanying notes to consolidated financial statements.

                               OBN HOLDINGS, INC.
                          (A Developmental Stage Company)

                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS'EQUITY

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003




                                                                                                Deficit
                                                                                                Accumulated
                              Undesignated                            Additional    Prepaid     During       Total
                              Preferred Stock     Common Stock        Paid-in       Consulting  Development  Stockholders'
                              Shares   Amount    Shares     Amount    Capital       Expenses    Stage        Equity
                              ------   ------    ---------  ------    ----------    ----------  -----------  ------------
Balance, January 17, 2001         -    $   -            -   $   -      $    -       $     -      $      -     $      -

Stock issued to founders          -        -     2,386,571   2,387      (2,387)           -             -            -

Stock issued for cash at $1.30
  per share in June 2001          -        -           462      -          600            -             -           600

Net loss                          -        -            -       -           -             -        (22,927)     (22,927)
                             -------  -------    ---------  ------    ----------    ----------  -----------  ------------
Balance, June 30, 2001            -        -     2,387,033   2,387      (1,787)           -        (22,927)     (22,327)

Stock issued for cash at $0.65 to
  $1.30 per share in July and
  August 2001                     -        -         4,316       4       2,896            -             -         2,900

Stock issued for services at
  $0.65 per share in April 2002   -        -        11,561      12       7,502            -             -         7,514

Net loss                          -        -            -       -           -             -        (12,681)     (12,681)
                             -------  -------    ---------  ------   -----------    ----------  -----------  ------------
Balance, June 30, 2002            -        -     2,402,910   2,403       8,611            -        (35,608)     (24,594)

Stock issued for services at $0.65
  per share in July and December
  2002                            -        -        47,785      48      31,015            -             -        31,063


See independent auditors' report and accompanying notes to consolidated financial statements.


Continued...                         F-4

                               OBN HOLDINGS, INC.
                          (A Developmental Stage Company)

                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS'EQUITY - Continued

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003




                                                                                                    Deficit
                                                                                                    Accumulated
                                  Undesignated                            Additional    Prepaid     During       Total
                                  Preferred Stock     Common Stock        Paid-in       Consulting  Development  Stockholders'
                                  Shares   Amount    Shares     Amount    Capital       Expenses    Stage        Equity
                                  ------   ------    ---------  ------    ----------    ----------  -----------  ------------

Stock issued for cash at $0.50 to
  $1.00 per share in March and
  April 2003                          -         -       90,500      91       50,409             -           -         50,500

Restricted stock issued for services
  at $0.90 per share in January
  and March 2003                      -         -    2,795,896   2,795    2,513,512             -           -      2,516,307

Stock issued for services at $1.00
  per share in January to April
  2003                                -         -      274,909     275      274,634      (56,339)           -        218,570

Stock issued for conversion of
  related party notes payable at
  $1.00 per share in March and
  April 2003                          -         -       18,000      18       17,982             -           -         18,000

Stock issued for cash at $2.00 per
  share in May and June 2003          -         -       62,500      62      124,938             -           -        125,000



See independent auditors' report and accompanying notes to consolidated financial statements.

                               OBN HOLDINGS, INC.
                          (A Developmental Stage Company)

                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS'EQUITY - Continued

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003




                                                                            Deficit
                                                                            Accumulated
                                    Undesignated                            Additional    Prepaid     During       Total
                                    Preferred Stock     Common Stock        Paid-in       Consulting  Development  Stockholders'
                                    Shares   Amount    Shares     Amount    Capital       Expenses    Stage        Equity
                                    ------   ------    ---------  ------    ----------    ----------  -----------  ------------

Stock issued for services at $2.00
  per share in June 2003                -         -       7,750       8         15,492         -             -          15,500

Stock issued for conversion of
  related party notes payable at $2.00
  per share in June 2003                -         -      30,060      30         60,090         -             -          60,120

Net loss                                -         -          -        -           -            -       (2,934,143)  (2,934,143)

                                   -------  -------   ---------  ------     ----------    ---------   -----------  ------------
Balance, June 30, 2003                  -     $   -   5,730,310  $5,730     $3,096,683    $(56,339)   $(2,969,751  $    76,323
                                   =======  =======   =========  ======     ==========    =========   ===========  ============



See independent auditors' report and accompanying notes to consolidated financial statements.

                               OBN HOLDINGS, INC.
                          (A Developmental Stage Company)

                       CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                                      For The
                                                                                                      Period
                                                                                                      January 17, 2001
                                                                  For The Years Ended June 30,       (Date of
                                                                  -----------------------------       Inception)
                                                                     2003               2002          To June 30, 2003
                                                                 ---------           ---------       -----------------

Cash flows from operating activities:
        Net loss                                               $(2,934,143)        $  (12,681)      $   (2,969,751)
	Adjustments to reconcile net loss to
	  net cash used in operating activities:
                Amortization                                        13,143                532               13,675
                Bad debt provision                                     -               14,500               14,500
                Loss on sale of equipment                           27,352                -                 27,352
                Shares issued for services                       2,715,352              1,127            2,716,479
		Changes in operating assets and liabilities:
                        Accounts receivable, net                  (449,800)           (21,600)            (471,400)
                        Prepaid expenses and other current assets      -                3,000                  -
                        Deposits                                   (36,060)                -               (36,060)
                        Accounts payable and accrued expenses      443,002              3,312              446,461
                                                                ------------       ------------     ------------------
        Net cash used in operating activities                     (221,154)           (11,810)            (258,744)
                                                                ------------       ------------     ------------------
Cash flows provided by investing activities:
        Proceeds on sale of equipment                               24,309                 -                24,309
                                                                ------------       ------------     ------------------
Cash flows from financing activities:
        Proceeds from related party notes payable                   85,120             20,552              131,652
        Repayments on related notes payable                        (34,532)           (12,000)             (46,532)
        Repayments under capital lease obligations                    (890)                -                  (890)
        Proceeds from issuance of common stock                     175,500              2,900              179,000
                                                               -------------       ------------     -----------------
        Net cash provided by financing activities                  225,198             11,452              263,230
                                                               -------------       ------------     -----------------
Net change in cash                                                  28,353               (358)              28,795
Cash, beginning of year                                                442                800                   -
                                                               -------------      -------------     -----------------
Cash, end of year                                              $    28,795          $     442         $     28,795

Supplemental disclosure of cash flow information:              =============      =============     =================
	Cash paid during the year for:
                Interest                                       $     9,835          $      -          $      9,835
                                                               =============      =============     =================
                Income taxes                                   $       800          $     800         $      1,600
                                                               =============      =============     =================
Supplemental disclosures of noncash investing
  and financing activities:
	Purchase of property and equipment under
          capital lease                                        $    51,661          $      -          $     51,661
                                                               =============      =============      ================
	Shares issued in exchange for website
          development costs                                    $    66,088          $   6,387         $     72,475
                                                               =============      =============      ================
        Related party notes converted to common stock          $    78,120         $       -          $     78,120
                                                               =============      =============      ================



See independent auditors' report and accompanying notes to consolidated financial statements.

                               OBN HOLDINGS, INC.
                          (A Developmental Stage Company)

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003


NOTE 1 - SUMMARY AND SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------------

Nature of Operations and Principles of Consolidation
----------------------------------------------------

OBN Holdings, Inc. (the "Company") is an entertainment company engaged in television broadcasting, feature film and television production, music production and distribution, and merchandising.

The Company's wholly owned subsidiaries consist of Omni Broadcasting Network, Inc. ("Omni"), Products on Demand Channel, Inc. and Eclectic Entertainment, Inc. (with its wholly owned subsidiaries consisting of Adventures of Unit 28, L.A. Food Scene, Inc., The Mini Movie Hour, "B" Movie Classics, The Vegas Variety Hour, Retro Records, Inc. and Eclectic Recording Artists, Inc.). All intercompany transactions and balances have been eliminated in consolidation.

Development Stage Enterprise and Going Concern
----------------------------------------------

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company incurred a net loss of $2,934,143 during the year ended June 30, 2003 and had a cash balance of approximately $29,000 at June 30, 2003. In addition, at June 30, 2003, the Company's deficit accumulated during the development stage was $2,969,751 and the Company had negative working capital of $18,537. Management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management's plans include obtaining additional capital through an initial public offering, other equity financing sources and the extension of existing debt. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003




NOTE 1 - SUMMARY AND SIGNIFICANT ACCOUNTING POLICIES, continued
---------------------------------------------------------------

Segment Information Reporting
-----------------------------

Prior to fiscal 2003, the Company had no segments as it was in the early stages of development. Beginning in fiscal 2003, management measures the Company's performance in three distinct segments: (1) Prime Time Broadcasting, which will be measured by program ratings and the types of advertisers attracted by such ratings; (2) TV and Film Production, which requires creative talent and has a longer lead time to determine success; and (3) Infomercial Broadcasting, which is measured based on traditional selling techniques and metrics.

A summary of the segments as of and for the year ended June 30, 2003 is presented in the table below:



                                          Segment Reporting as of June 30, 2003
                ------------------------------------------------------------------------------
                             OBN Segments
                ---------------------------------------
                Prime Time     TV & Film    Infomercial    Corporate     Reconciling     Total
                Broadcasting   Produciton   Broadcasting                 Items


Assets          $ 402,058         $25,574       $10,676      $    24,573       ($132,326)      $330,555

Liabilities      (164,936)        (35,412)     (123,010)         (64,200)        133,326       (254,232)

Revenues          145,160               0         9,739                0        (121,260)        33,639

Expenses*        (447,322)       (367,083)     (315,734)      (2,121,886)        122,260     (3,129,765)

Other
income, net       161,983               0             0                0               0        161,983

Net Income      $(140,179)     $ (367,083)    $(305,995)     $(2,121,886)             $0    $(2,934,143)



* Expenses include operating expenses, cost of goods sold and income taxes.

Reconciling items consist of intercompany balances. The revenue and expense reconciling items primarily represent billings from the primetime broadcasting segment to the infomercial broadcasting segment for use of the satellite uplink. Balance sheet reconciling amounts consist primarily of corporate-level loans to subsidiaries and the elimination of intercompany receivables/payables. All revenues are from customers in the United States and all long-lived assets are located in the United States.

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003



Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from estimated amounts. The Company's significant estimates include the realizability of accounts receivable, capitalized website development costs and deferred tax assets.

Concentration of Credit Risk
----------------------------

The Company maintains its cash and cash equivalent accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At June 30, 2003, the Company had no balances which were in excess of the FDIC insurance limit. The Company performs ongoing evaluations of these institutions to limit its concentration risk exposure.

The Company grants credit to customers within the United States of America and does not require collateral. The Company's ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company. Reserves for uncollectible amounts are provided, based on past experience and a specific analysis of the accounts, which management believes is sufficient. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

One customer comprises 97% of accounts receivable as of June 30, 2003 and 100% of other income for the year ended June 30, 2003.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts of the Company's cash, receivables, trade payables and accrued expenses approximate their estimated fair values due to the short-term maturities of those financial instruments. The estimated fair value of related-party note payable is not determinable as the transaction is with a related party.

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003


NOTE 1 - SUMMARY AND SIGNIFICANT ACCOUNTING POLICIES, continued
---------------------------------------------------------------

Fixed Assets
------------

Depreciation and amortization of fixed assets are provided using the straight-line method over the following useful lives:

	Furniture and fixtures	5 years
	Machinery and equipment	3-5 years
	Leasehold improvements	Life of lease

Maintenance, repairs and minor renewals are charged directly to expense as incurred. Additions and betterments to fixed assets are capitalized. When assets are disposed of, the related costs and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included in operations. At June 30, 2003, the Company's fixed assets consist primarily of office furniture and equipment contributed by a founder at the Company's formation.

Accounting for Website Development Costs
----------------------------------------

Website development costs are accounted for using Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs" ("EITF 00-2"). Web site development costs and the accounting for such costs should be accounted for under AICPA Statement of Position 98-1 ("SOP 98-1"). "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The use of EITF 00-2 resulted in capitalized web site costs of $66,088 and $6,387 for the years ended June 30, 2003 and 2002, respectively. Web site costs incurred are being amortized over a three year period and resulted in amortization included in general and administrative expenses on the consolidated statement of operations of $13,143 and $532 for the years ended June 30, 2003 and 2002, respectively.

Impairment of Long-Lived Assets
-------------------------------

The Company's management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. Based on its analysis, the Company believes that no impairment of the carrying value of its long-lived assets existed at June 30, 2003. There can be no assurance, however, that market conditions will not change which could result in future long-lived asset impairment.
                                       F-11

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003

NOTE 1 - SUMMARY AND SIGNIFICANT ACCOUNTING POLICIES, continued
---------------------------------------------------------------

Other Income
------------

In fiscal 2003, the officers of the Company performed consulting services on behalf of the Company for an unrelated third party totaling $200,000.

Revenue Recognition
-------------------

Revenue From Licensing TV Programs and Feature Films:
The Company has not yet completed any projects that could be licensed, although three projects are underway. As projects are completed, the Company will have the option of airing the TV programs on its own network and/or licensing the programs to be aired on other networks. Likewise, feature films can be licensed to
foreign markets for distribution.   Thus, among the revenue sources
are other networks in the case of TV projects or foreign markets for feature films.

A licensing agreement that specifies the license fee, availability dates and/or agreement duration is required for all projects licensed. Licensing fees are typically paid in advance of providing the project to the customer. Upon receipt of payment, deferred
revenue is recorded.   Revenue is recognized as the project is aired
over the life of the agreement. The Company does not recognize revenue for projects that are not completed, even if the licensing agreement for the project is signed. The revenue is recognized only after both the production product is completed and in accordance with the product availability dates in a signed agreement.

Revenue Sharing With Program Licensors:
Some programs will be obtained by paying a licensing fee. Additionally, some licenses will be obtained via a cash-plus-barter arrangement, where the Company airs the program for a contracted number of times and grants the licensor a negotiated number of unsold advertising slots. SFAS No. 63, "Financial Reporting by Broadcasters," sets forth accounting and reporting standards for the broadcast industry. Under a cash-plus-barter arrangement, the Company does not recognize advertising revenue for the advertising time allotted to the licensor. Granting the licensor advertising time is considered payment for the rights to air the program. The Company only recognizes the advertising revenue it generates for selling advertising during its allotted time slots. For accounting purposes, the Company records the licensing fee paid as the cash amount plus the fair market value of the advertising time granted the licensor.

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003

For cash purchases and revenue sharing, as rights are acquired, the programs are recorded as assets and are amortized as the programs are aired over the network. For agreements with unlimited airing of a program the asset is amortized over the license period. As of June 30, 2003 no programs rights had been acquired and no programs had been aired over the network.

Revenue from Advertising (and Paid Programming):
Advertising and paid programming revenue are recognized as the commercials/programs are aired.

For small advertisers that must pay for services in advance, upon receipt of the payment, the signed contract and the tapes, deferred revenue is recorded. Deferred revenue is recognized as sales when the commercial is aired.

Bartering with Affiliate Stations:
Under a cash-plus-barter arrangement, the Company provides a specified amount of cash, the programming content and a specified number of program advertising slots to affiliate station. In exchange the affiliate agrees to broadcast the program to its subscribers/households. The affiliate expense is recorded monthly as the cash amount paid and is not associated with any particular program.

Accounting for Filmed Entertainment and Television Programming Costs
--------------------------------------------------------------------

In accordance with American Institute of Certified Public Accountants Statement of Position ("SOP") 00-2, filmed entertainment costs will include capitalizable production costs, overhead and interest costs expected to benefit future periods. These costs, as well as participations and talent residuals, will be recognized as operating expenses on an individual film basis in the ratio that the current year's gross revenues bear to management's estimate of total ultimate gross revenues from all sources. Marketing and development costs under term deals will be expensed as incurred.

Filmed entertainment costs are stated at the lower of unamortized cost or estimated fair value on an individual film or television series basis. Revenue forecasts for both motion pictures and television products will be continually reviewed by management and revised when warranted by changing conditions. When estimates of total revenues and other events or changes in circumstances indicate that a television production has a fair value that is less than its unamortized cost, a loss will be recognized for the amount by which the unamortized cost exceeds television production's fair value.

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003


NOTE 1 - SUMMARY AND SIGNIFICANT ACCOUNTING POLICIES, continued

As of June 2003, the Company has not yet begun these activities.

Advertising Costs
-----------------

Advertising costs are expensed as incurred. In 2003 and 2002, the Company's advertising costs were insignificant.

Stock-Based Compensation
------------------------

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and EITF Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied.

At June 30, 2003, the Company has a stock-based employee compensation plan, which is described more fully in Note 4. The Company will account for employee options granted under this plan under the recognition and measurement principles of APB 25, and related interpretations. No stock-based employee compensation cost is reflected in the consolidated statement of income, as all employee warrants granted had no recorded fair value under SFAS No. 123 as of June 30, 2003.

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003




Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations (see Note 5). The Company is a subchapter "C" corporation and files a consolidated federal income tax return. The Company files separate state income tax returns for California and Nevada.

Basic and Diluted Loss Per Share
--------------------------------

The Company has adopted SFAS No. 128, "Earnings Per Share" (see Note
7).

Basic earnings (loss) per common share is computed based on the weighted average number of shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding assuming all dilutive potential common shares were issued. Basic and diluted loss per share are the same as the effect of stock options and warrants on loss per share are anti-dilutive and thus not included in the diluted loss per share calculation. The impact under the treasury stock method of dilutive stock options and warrants would not have resulted in an increase of incremental shares for the years ended June 30, 2003 and 2002.

Recent Accounting Pronouncements
--------------------------------

In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for financial statements issued for fiscal years ending after December 15, 2002. The Company has applied the disclosure provisions in SFAS No. 148 in its consolidated financial statements and the accompanying notes.

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003


In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company's adoption of FIN 45 in fiscal 2003 did not have a material impact on its financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Company does not expect the adoption of SFAS No. 150 to have a material impact upon its financial position or results of operations.


NOTE 2 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

Lease Obligations
-----------------

The Company leases its office facilities, certain equipment and satellite transponder services under noncancellable agreements. The Company also leases certain equipment under a capital lease agreement at an implicit interest rate of 9%. Total rental expense under noncancellable operating leases was approximately $180,000 and $0 for the years ended June 30, 2003 and 2002, respectively.

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003



NOTE 2 - COMMITMENTS AND CONTINGENCIES, continued
-------------------------------------------------
As of June 30, 2003, the minimum commitments required under existing noncancellable operating agreements and capital leases are as follows:


                                         Operating
      Years ending June 30:              Agreements     Capital Leases
      --------------------               ----------     --------------

                2004                     $  469,000     $ 60,536
                2005                        218,000          -
                2006                         39,000          -
                2007                         39,000          -
                2008                         35,000          -
                                         -----------    ---------
Total minimum lease payments             $  800,000       60,536
                                         ===========

Less amounts representing interest                        (9,765)
                                                        ---------
Present value of minimum lease payments                   50,771

Less current maturities                                  (50,771)
                                                        ---------
                                                        $    -
                                                        ---------


The Company disposed of the equipment under capital lease in the year ended June 30, 2003. As the Company has disposed of the secured equipment under the capital lease, it is in default under the capital lease and therefore all payments have been presented as current liabilities on the balance sheet as of June 30, 2003. Subsequent to June 30, 2003, the Company paid off the remaining capital lease obligation.

Litigation
----------

The Company may become a party to litigation in the normal course of business. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect upon the Company's financial condition or results of operations.

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003



NOTE 3 - STOCKHOLDERS' EQUITY
-----------------------------

Preferred Stock
---------------

The Company has authorized 20,000,000 shares of preferred stock. As of June 30, 2003, the Company has not designated any series of preferred stock or entered into any agreements.

Common Stock
------------

In January 2003, OBN Holdings, Inc. was created by issuing 0.3854 shares of OBN common stock for each share of Omni common stock. All references to shares prior to January 2003 have been adjusted to reflect this exchange rate.

At the formation of the Company, the Company issued 2,386,571 shares of common stock at no cost basis to various founders. Shortly after the formation of the Company, in fiscal 2001 the Company sold 462 shares of common stock at a price of $1.30 per share for proceeds of $600.

In fiscal 2002, the Company sold a total of 4,316 shares of common stock as follows: 154 shares at $1.30 per share and 4,162 shares at $0.65 per share for proceeds of $2,900.

Additionally, the Company received consulting services during fiscal 2002 in exchange for issuing 11,561 shares at $0.65 per share resulting in consulting expenses of $1,127 and website development costs of $6,387.

During fiscal 2003, the Company received consulting services in exchange for stock. The Company issued a total of 3,126,340 shares with 7,750 shares issued at $2.00 per share, 274,909 shares issued at $1.00 per share, 47,785 shares issued at $0.65 per share and 2,795,896 restricted shares issued at $0.90 per share, resulting in consulting expenses of $2,715,352 and website development costs of $66,088. As of June 30, 2003, shares issued for consulting services valued at $56,339 were fully vested and nonforfeitable at the dates the Company entered into the agreements; however, the related services have not yet been performed. Therefore, the value of the shares were recorded at the dates of the agreement as a prepaid consulting expense in stockholders' equity and will be amortized over the respective service periods.

During fiscal 2003, the Company received advances in the form of notes payable from related parties totaling $78,120. The related party notes payable were converted into 18,000 shares of common stock at $1.00 per share and 30,060 shares of common stock at $2.00 per share. The conversion of related party notes payable was not pursuant to the original terms. The conversion price was based on the most recent cash amount paid by outside investors from common stock at the time of the conversion. For accounting purposes, the Company divided each

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003


related party's outstanding debt by the market price at the time to determine the number of shares issued to each related party. As the conversions were at the fair market value of the common stock at the time of conversion, no amounts have been recorded in the statement of operations related to the conversions.

Additionally, in fiscal 2003, the Company sold a total of 153,000 shares of common stock as follows: 80,000 shares sold at $0.50 per share, 10,500 shares sold at $1.00 per share and 62,500 shares sold at $2.00 per share resulting in total proceeds of $175,500 to the Company.

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003


NOTE 4 - STOCK OPTIONS AND WARRANTS
-----------------------------------

In May 2003, the Company established the OBN Holdings, Inc. 2003 Stock Option Plan (the "Plan"). The Plan provides for the granting of up to 600,000 options to purchase the Company's common stock at prices no less than fair market value (as determined by the Board of Directors) at the date of grant. Options granted under the Plan will be exercisable over a period of ten years from the date of the grant. These options will vest on a pro rata basis over the term of the options. At the end of the term of the options or upon termination of employment, outstanding options will be cancelled. As of June 30, 2003, no options have been granted under the Plan.

On March 31, 2003, the Company committed to issue warrants to purchase 1,000,000 shares of common stock to various investors and employees. Each warrant entitles the holder thereof to purchase one share of common stock at a price per share of $4.00 beginning 180 days following the effectiveness of the Company's registration statement and ending on August 25, 2006. Each unexercised warrant is redeemable by the Company at a redemption price of $0.001 per warrant at any time, upon 30 days written notice to holders thereof, if (a) the Company's common stock is traded on NASDAQ or listed on an exchange and (b) the market price (defined as the average closing bid price for twenty (20) consecutive trading days) equals or exceed 120% of the $4.00 per share exercise price. As the warrants were either issued in connection with fundraising activities or had no value using the Black-Scholes value for employee warrants, no expense will be recorded under SFAS No. 123 for the value of these warrants.

NOTE 5 - INCOME TAXES
---------------------

A reconciliation of income taxes computed at the federal statutory rate of 34% to the provision for income taxes is as follows for the years ended June 30, 2003 and 2002:





                                                 2003            2002
                                             -----------       -----------
Tax benefit at statutory rates               $ (998,000)       $   (4,000)
Difference resulting from:
        State taxes                            (171,000)             (700)
        Changes in valuation allowance        1,169,800             5,500
                                             -----------       -----------
                                             $      800        $      800
                                             ===========       ===========

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003


NOTE 5 - INCOME TAXES, continued
--------------------------------

The valuation allowance increased by approximately $1,169,000 and $5,500 during the years ended June 30, 2003 and 2002. No current provision for income taxes, other than California minimum tax of $800, is required for the years ended June 30, 2003 and 2002 since the Company incurred taxable losses during the year.

Net deferred income taxes are as follows as of June 30, 2003:

Deferred tax liabilities                       $       -

Deferred tax assets:
        Net operating losses                      1,185,000

                Total deferred tax assets         1,185,000

        Less valuation allowance                 (1,185,000)

                                               $       -
                                               =============

The Company has approximately $3,000,000 in Federal and California State net operating loss carryforwards as of June 30, 2003, which, if not utilized, expire through 2023 and 2010, respectively.

The utilization of the net operating loss carryforwards might be limited due to restrictions imposed under federal and state laws upon a change in ownership. The amount of the limitation, if any, has not been determined at this time. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of the Company's continued losses and uncertainties surrounding the realization of the net operating loss carryforwards, management has determined that the realization of the deferred tax assets is questionable. Accordingly, the Company has recorded a valuation allowance equal to the net deferred tax asset balance as of June 30, 2003.

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003


NOTE 6 - RELATED PARTY TRANSACTIONS
-----------------------------------

Due From Related Party
----------------------

At June 30, 2003, these advances are non-interest bearing and are due on demand. The balance outstanding as of June 30, 2003 was $7,000. During the year ended June 30, 2003, the Company incurred interest expense of $9,835 in interest-bearing related party notes payable that were fully repaid by June 30, 2003.

Services Provided by Related Parties
------------------------------------

Prior to June 30, 2003, certain services were provided by related parties at no cost to the Company. Such services included strategic development, accounting and management services provided by the Company's founders, and other strategic services provided by certain directors of the Company.

Officer-Stockholder Transactions
--------------------------------

At the inception of the Company, 2,386,571 shares of common stock were issued as founders shares to two officers of the Company. No proceeds were received.

In fiscal 2003, the Company issued 316,035 shares of common stock to two officers of the Company in exchange for services performed. Such services included legal, management and network development consultation. The shares issued ranged in value from $0.65 to $2.00 per share totaling $282,356, which is recorded in selling, general and administrative expenses in the accompanying consolidated statement of operations.

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003


NOTE 7 - EARNINGS PER SHARE
---------------------------

Basic and diluted loss per common share is computed as follows for the years ended June 30, 2003 and 2002:





                                                        2003            2002

Numerator for basic and diluted
  loss per common share:
        Net loss                                    $(2,934,143)   $   (12,681)
                                                     ===========    ===========
Denominator for basic and diluted
  loss per common share:
        Weighted average common shares outstanding    3,356,156      2,394,038
                                                     ===========    ===========
	Net loss per common share available to
        common stockholders                         $     (0.88)   $     (0.01)
                                                     ===========    ===========

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   For The Years Ended June 30, 2003 and 2002 and
               For The Period From January 17, 2001(Date of Inception)
                                                    To June 30, 2003


NOTE 8 - SUBSEQUENT EVENTS
--------------------------

Subsequent to year end, the Company sold 55,050 shares of the Company's common stock at $2.00 per share for total proceeds of $110,100.

The Company has received advances from a shareholder for operating expenses totaling $60,000. The advances are not interest bearing and are due upon successful completion of an initial public offering by the Company.

The Company has entered into a capital lease agreement for television station KSSY located in Arroyo Grande, California, which is located in central California. The lease agreement, which is for a period of three years, calls for the Company to pay the lessor $4,166 per month
- resulting in an annual payment of $50,000. At the end of the third year, when the Company's payments total $150,000, title will be transferred to the Company for a 95% interest in the television station. The lease agreement also includes a provision that if the lessor is prohibited by the Federal Communications Commission ("FCC") to transfer ownership to the Company, the Company has the right to lease the television station for an additional ninety-nine years at a rate of $1 per year. The Company has the right to pay off the total balance of the lease at any time, and no penalty will be imposed.

Under the terms of the lease, the Company is responsible for total management of the station. It has total control over the programming aired on the station, any and all contractual arrangements and is the sole recipient of any revenue generated by the station. The lessor's only obligation is to execute any documentation required by the FCC. The primary asset of the television station agreement is its broadcasting license.

For accounting purposes, the capital lease will be recorded on the books of the Company at the present value of the future lease payments (totaling approximately $130,000). The net assets acquired will be accounted for as a business combination under SFAS No. 141, whereby the purchase price will be allocated to the net assets acquired based on their estimated fair values at the date of the agreement. Revenues and expenses of the television station will be recognized by the Company on an ongoing basis from the date of the agreement, along with a minority interest representing the ownership retained in the television station by the seller.

                              OBN HOLDINGS, INC.
                         (A Development Stage Company)

                    CONSOLIDATED BALANCE SHEET (UNAUDITED)


							Sept. 30,
							2003
							------------
ASSETS

Current assets:
  Cash and cash equivalents                            $     26,960
  Accounts receivable, net of allowance for
    doubtful accounts of $214,500                            61,592
							------------
            Total current assets                             88,552

Fixed assets, net                                             1,000
Intangible assets                                           130,000
Website development costs, net of accumulated
  amortization of $18,358                                    54,117
Deposits                                                     37,334
							------------
            Total assets                               $    311,003
                                                        ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                                     $    124,149
  Accrued payroll and related                               213,272
  Current portion of capital lease obligation                39,951
  Notes payable                                              70,000
  Notes payable to related parties                           10,592
							------------
            Total current liabilities                       457,964

Capital lease obligation, net of current portion             83,825
							------------
            Total liabilities                               541,789
                                                        ------------
Stockholders' deficit:
  Undesignated preferred stock, $.001 par value;
   20,000,000 shares authorized; no shares issued
   and outstanding                                                -
  Common stock; $.001 par value; 50,000,000 shares
   authorized 5,785,360 shares issued
   and outstanding                                            5,785
  Additional paid-in capital                              3,206,728
    Prepaid consulting expense                              (24,085)
    Deficit accumulated during the development stage     (3,419,214)
							------------
            Total stockholders' deficit                    (230,786)
							------------

                                                        $   311,003
                                                        ============

   See accompanying notes to unaudited consolidated financial statements.

                              OBN HOLDINGS, INC.
                         (A Development Stage Company)

              CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                   For The
                                                                   Period
                                           FOR THE THREE MONTHS    January
                                            Ended September 30,    17, 2001
                                          ----------------------   (Date of
                                                                   Inception)
                                            2003       2002        To Septem-
                                                                   ber 30, 2003
                                          ----------------------   ------------


Revenue                                 $    53,597   $  14,900    $   87,236


Cost of sales                                24,050          -         34,850
                                          ----------   ---------     ---------
  Gross profit                               29,547      14,900        52,386

Operating expenses:
  Selling, general and administrative       479,319      24,660     3,653,092
                                          ----------   ---------    ----------
Loss from operations                       (449,772)     (9,760)   (3,600,706)
                                          ----------   ---------    ----------

Other income (expense):
  Other income                                1,314          -        222,914
  Loss on sale of equipment                      -           -        (27,352)
  Interest expense                           (1,005)         -        (11,670)
                                          ----------   ---------    ----------
    Total other income, net                     309          -        183,892
                                          ----------   ---------    ----------

Loss before income taxes                   (449,463)     (9,760)   (3,416,814)

Income taxes                                     -           -          2,400
                                          ----------   ---------    ----------

  Net loss                                $(449,463)   $ (9,760)  $(3,419,214)
                                          ==========   =========    ==========

Net loss available to common shareholders per common share:

  Basic and diluted net loss per
   common share                           $   (0.08)   $  (0.00)
                                          ==========   ==========

  Basic and diluted weighted
   average shares outstanding             5,760,378   2,416,457
                                          ==========  ==========


     See accompanying notes to unaudited consolidated financial statements.

                              OBN HOLDINGS, INC.
                         (A Deveopment Stage Company)

              CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)



                                                                                                      For The
                                                                                                      Period
                                                                       FOR THE THREE MONTHS          January 17, 2001
                                                                         ENDED SEPTEMBER 30,         (Date of
                                                                  -----------------------------       Inception)
                                                                     2003               2002          To September 30, 2003
                                                                 ---------           ---------       -----------------------


Cash flows from operating activities
  Net loss                                                      $ (449,463)          $   (9,760)     $(3,419,214)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization                                    4,683                    -           18,358
    Bad debt provision                                             200,000                    -          214,500
    Loss on sale of equipment                                            -                    -           27,352
    Shares issued for services                                           -               (9,583)       2,716,479
    Changes in operating assets and liabilities:
      Accounts receivable, net                                     (54,692)             (16,028)        (526,092)
      Prepaid expenses and other current assets                      32,254                   -           32,254
      Deposits                                                       (1,274)                  -          (37,334)
      Accounts payable and accrued expenses                         140,960               6,245          587,421
                                                                  ----------        -------------    ------------
         Net cash used in operating activities                     (127,532)             (9,960)        (386,276)
                                                                  ----------        -------------    ------------

Cash flows from investing activities:
  Purchase of leasehold improvements                                 (1,000)                  -       (1,000)
  Proceeds on sale of equipment                                           -                   -       24,309
                                                                  ----------        -------------   -------------
  Net cash (used in) provided by
   investing activities                                              (1,000)                  -       23,309
                                                                  ----------        -------------   -------------
Cash flows from financing activities
  Proceeds from notes payable                                        70,000                   -       77,000
  Proceeds from notes payable to related parties                      7,000              13,859      131,652
  Repayments on notes payable to related parties                     (3,408)                  -      (49,940)
  Repayments under capital lease obligations                        (56,995)                  -      (57,885)
  Proceeds from issuance of common stock                            110,100                   -      289,100
                                                                  ----------        -------------   -------------
    Net cash provided by financing activities                       126,697              13,859      389,927
                                                                  ----------        -------------   -------------

Net (decrease) increase in cash                                      (1,835)              3,899       26,960

Cash, beginning of period                                            28,795                 442            -
                                                                  ----------        -------------   -------------
Cash, end of period                                              $   26,960         $     4,341     $ 26,960
                                                                  ==========        =============   =============

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest                                                     $    1,835         $         -     $ 11,670
    Income taxes                                                 $        -         $         -     $  1,600

Supplemental disclosure of noncash investing and
 financing activities:
  Purchase of property/equipment/intangibles from cap. lease     $  130,000        $          -     $181,661
  Shares issued in exchange for website development              $        -        $      1,222     $ 72,475
  Related party notes converted to common stock                  $        -        $          -     $ 78,120


      See accompanying notes to unaudited consolidated financial statements.

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                   For The Three Months Ended September 30, 2003.


NOTE 1 - MANAGEMENT REPRESENTATION
----------------------------------

The consolidated financial statements included herein have been prepared by OBN Holdings, Inc. (the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America has been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the three months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ending June 30, 2004. It is suggested that the financial statements be read in conjunction with the audited financial statements and notes for the fiscal year ended June 30, 2003 included in this prospectus.


NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------

Background and Organization
---------------------------

We are a holding company for three wholly owned operating subsidiaries: Omni Broadcasting Network, Eclectic Entertainment and Products On Demand Channel. The Omni Broadcasting Network ("Omni") currently broadcasts programming targeted toward adults twenty-five years of age and above, and children between eight and thirteen years of age. Programming is being aired on over-the-air, cable and satellite television stations throughout the United States, and reaches approximately 40,000,000 households. A program entitled The MovieTime Showcase is currently airing during primetime hours. Programs entitled Birdz and Flutemaster are currently airing primarily Saturday and Sunday mornings. By Spring 2004, Omni plans to broadcast a total of thirty-two hours per week - 8:00 p.m. to 11:00 p.m. seven days per week, 8:00 a.m. to 11:00 a.m. Saturday and Sunday mornings, and 8:00 a.m. to 9:00 a.m. Monday through Friday. To accomplish our objective to increase the broadcast hours, we are currently in discussions with numerous program developers and producers worldwide, and have already identified additional content that will be aired once signed agreements are completed.

Eclectic Entertainment ("Eclectic") is a television and feature film production company. Eclectic currently produces The MovieTime Showcase, which is currently airing on Omni, and is developing The Mini Movie Hour, which will begin airing on Omni in December 2003. Additionally, Eclectic is developing The Vegas Variety Hour and The Adventures of Unit 28; which are scheduled to air on Omni by Summer 2004. Eclectic is also in the process of securing feature film

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                   For The Three Months Ended September 30, 2003.


properties for development and distribution, and expects to be in production on our first feature film by Summer 2004. Additionally, Eclectic is in the process of developing Retro Records, which is a record distribution company specializing in releasing new music recorded by well established recording artists. Retro Records is planning to release its first product by Spring 2004.

Products On Demand Channel ("POD") is a broadcast television network specializing in airing infomercials and other forms of paid programming. POD uses the same satellite uplink as Omni, but broadcasts programming during the hours not used by Omni. Currently, POD primarily airs infomercials. However, we plan to reduce the number of infomercials aired to focus on programming developed by independent producers seeking an outlet on national broadcast television. We have begun implementing plans for the transition, and expect it to be completed by December 2004.

Principles of Consolidation
---------------------------

The condensed consolidated financial statements include the accounts of OBN Holdings and its wholly owned and controlled subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

Development Stage Enterprise and Going Concern
----------------------------------------------

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company incurred a net loss of $449,463 during the three month period ended September 30, 2003 and had a cash balance of
approximately $26,960 at September 30, 2003.   In addition, at
September 30, 2003, the Company's deficit accumulated during the development stage was $3,419,214 and the Company had negative working capital of $369,412. Management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management's plans include obtaining additional capital through an initial public offering, other equity financing sources and the extension of existing debt. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                   For The Three Months Ended September 30, 2003.


Segment Information Reporting
-----------------------------

Prior to fiscal 2003, the Company had no segments as it was in the early stages of development. Beginning in the second quarter of fiscal 2003, management measures the Company's performance in three distinct segments: (1) Prime Time Broadcasting, which will be measured by the number of consumer households reached (coverage) and program ratings, and the types of advertisers attracted by such coverage and ratings; (2) TV and Film Production, which requires creative talent and has a longer lead time to determine success; and
(3) Infomercial-Paid Programming Broadcasting, which is measured based on traditional selling techniques and metrics.

A summary of the segments as of and for the quarter ended September 30, 2003 is presented in the table below:


                Prime Time     TV & Film    Infomercial    Corporate     Reconciling     Total
                Broadcasting   Produciton   Broadcasting                 Items


Assets          $ 272,774         $18,959       $68,271      $   145,989       ($194,990)      $331,003

Liabilities      (186,004)        (48,333)     (188,266)        (314,176)        194,990       (541,789)

Revenues           72,756               0        52,036            1,561         (72,756)        53,597

Expenses*        (223,176)        (34,436)      (94,086)        (170,830)         19,159       (503,369)

Other
income, net         1,314               0             0           (1,005)              0            309

Net Income      $(149,106)     $  (34,436)    $ (42,050)     $  (170,274)             $0      $(449,463)


   * Expenses include operating expenses, cost of goods sold and income taxes.

Reconciling items consist of intercompany balances. The revenue and expense reconciling items primarily represent billings from the primetime broadcasting segment to the infomercial broadcasting segment for use of the satellite uplink. Balance sheet reconciling amounts consist primarily of corporate-level loans to subsidiaries and the elimination of intercompany receivables/payables. All revenues are from customers in the United States and all long-lived assets are located in the United States.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                   For The Three Months Ended September 30, 2003.


from estimated amounts. The Company's significant estimates include the realizability of accounts receivable, intangible assets, capitalized website development costs and deferred tax assets.

Concentration of Credit Risk
----------------------------

The Company maintains its cash and cash equivalent accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At September 30, 2003, the Company had no balances which were in excess of the FDIC insurance limit. The Company performs ongoing evaluations of these institutions to limit its concentration risk exposure.

The Company grants credit to customers within the United States of America, and does not require collateral. The Company's ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company. Reserves for uncollectible amounts are provided, based on past experience and a specific analysis of the accounts, which management believes is sufficient. During the three month period ended September 30, 2003 the Company did not collect a $200,000 receivable when it was due. As a result of this and other information it obtained about the financial condition of the customer, the Company established a reserved for the entire $200,000 balance. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

One customer comprises 90% of accounts receivable as of September 30, 2003.


Fair Value of Financial Instruments
-----------------------------------

The carrying amounts of the Company's cash, receivables, trade payables and accrued expenses approximate their estimated fair values due to the short-term maturities of those financial instruments. The carrying amounts of the Company's notes payable approximates their estimate fair values as their interest rates approximate market rates for similar instruments. The estimated fair value of related-party note payable is not determinable as the transaction is with a related party.

Fixed Assets
------------

Depreciation and amortization of fixed assets are provided using the straight-line method over the following useful lives:

	Furniture and fixtures	5 years
	Machinery and equipment	3-5 years
	Leasehold improvements	Life of lease

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                   For The Three Months Ended September 30, 2003.


Maintenance, repairs and minor renewals are charged directly to expense as incurred. Additions and betterments to fixed assets are capitalized. When assets are disposed of, the related costs and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included in operations. At September 30, 2003, the Company's fixed assets consist primarily of office furniture and equipment contributed by a founder at the Company's formation and have not been recorded on the Company's books.

Intangible Assets
-----------------

The Company has adopted SFAS No. 142, "Goodwill and Other Tangible Assets." SFAS No. 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. In addition, SFAS No. 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition.

SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. Goodwill will be subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments reported by the Company. An impairment loss will be recoded for any goodwill that is determined to be impaired. The Company performs impairment testing on all existing goodwill at least annually. Based on its analysis, the Company's management believes that no impairment of the carrying value of its goodwill and other intangible assets existed at September 30, 2003. There can be no assurance however, that market conditions will not change or demand for the Company's products and services will continue which could result in impairment of goodwill in the future.

Accounting for Website Development Costs
----------------------------------------

Website development costs are accounted for using Emerging Issues Task
Force Issue No. 00-2, "Accounting for Web Site Development Costs"
("EITF 00-2"). Web site development costs and the accounting for such costs should be accounted for under AICPA Statement of Position 98-1
("SOP 98-1"). "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Web site costs incurred are being amortized over a three year period and resulted in amortization included in selling, general and administrative expenses in the consolidated statement of operations of $3,291 and $0 for the three-month periods ended September 30, 2003 and 2002, respectively.

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                   For The Three Months Ended September 30, 2003.



Impairment of Long-Lived Assets
-------------------------------

The Company's management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. Based on its analysis, the Company believes that no impairment of the carrying value of its long-lived assets existed at September 30, 2003. There can be no assurance, however, that market conditions will not change which could result in future long-lived asset impairment.

Revenue Recognition
-------------------

Revenue From Licensing TV Programs and Feature Films:
The Company has not yet completed any projects that could be licensed, although three projects are underway. As projects are completed, the Company will have the option of airing the TV programs on its own network and/or licensing the programs to be aired on other networks. Likewise, feature films can be licensed to
foreign markets for distribution.   Thus, among the revenue sources
are other networks in the case of TV projects or foreign markets for feature films.

A licensing agreement that specifies the license fee, availability dates and/or agreement duration is required for all projects licensed. Licensing fees are typically paid in advance of providing the project to the customer. Upon receipt of payment, deferred
revenue is recorded.   Revenue is recognized as the project is aired
over the life of the agreement. The Company does not recognize revenue for projects that are not completed, even if the licensing agreement for the project is signed. The revenue is recognized only after both the production product is completed and in accordance with the product availability dates in a signed agreement.

Revenue Sharing With Program Licensors:
Some programs will be obtained by paying a licensing fee. Additionally, some licenses will be obtained via a cash-plus-barter arrangement, where the Company airs the program for a contracted number of times and grants the licensor a negotiated number of unsold advertising slots. SFAS No. 63, "Financial Reporting by Broadcasters," sets forth accounting and reporting standards for the broadcast industry. Under a cash-plus-barter arrangement, the Company does not recognize advertising revenue for the advertising time allotted to the licensor. Granting the licensor advertising time is considered payment for the rights to air the program. The Company only recognizes the advertising revenue it generates for selling advertising during its allotted time slots. For accounting purposes, the Company records the licensing fee paid as the cash amount plus the fair market value of the advertising time granted the licensor.

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                   For The Three Months Ended September 30, 2003.

For cash purchases and revenue sharing, as rights are acquired, the programs are recorded as assets and are amortized as the programs are aired over the network. For agreements with unlimited airing of a program the asset is amortized over the license period. As of September 30, 2003 no programs rights had been acquired and no programs had been aired over the network.

Revenue from Advertising (and Paid Programming):
Advertising and paid programming revenue are recognized as the commercials/programs are aired.

For small advertisers that must pay for services in advance, upon receipt of the payment, the signed contract and the tapes, deferred revenue is recorded. Deferred revenue is recognized as sales when the commercial is aired.

Bartering with Affiliate Stations.
Under a cash-plus-barter arrangement, the Company provides a specified amount of cash, the programming content and a specified number of program advertising slots to affiliate station. In exchange the affiliate agrees to broadcast the program to its subscribers/households. The affiliate expense is recorded monthly as the cash amount paid and is not associated with any particular program.

Stock-Based Compensation
------------------------

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and EITF Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied.

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                   For The Three Months Ended September 30, 2003.

At September 30, 2003, the Company has a stock-based employee compensation plan. The Company will account for employee options granted under this plan under the recognition and measurement principles of APB 25, and related interpretations. No stock-based employee compensation cost is reflected in the consolidated statement of income, as no new employee options or warrants have been granted as of September 30, 2003.

Basic and Diluted Loss Per Share
--------------------------------

The Company has adopted SFAS No. 128, "Earnings Per Share" (see Note 7).

Basic earnings (loss) per common share is computed based on the weighted average number of shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding assuming all dilutive potential common shares were issued. Basic and diluted loss per share are the same as the effect of stock options and warrants on loss per share are anti-dilutive and thus not included in the diluted loss per share calculation. The impact of convertible debt and additional shares under the treasury stock method of dilutive stock options and warrants would have resulted in an increase of 5,000 and 0 incremental shares for the three months ended September 30, 2003 and 2002, respectfully.


NOTE 3 - ACQUISITION
--------------------

During the three months ended September 30, 2003, the Company acquired a 95% equity interest in a television station through the capital
lease referenced in Note 4.   The television station is comprised of
an FCC license, various transmission equipment and current liabilities. As of September 30, 2003, the Company has not yet been able to determine the allocation to the net assets acquired as required by SFAS No. 141; therefore, the acquisition value of the television station has been included in intangible assets until such time the individual components of the acquisition can be determined and allocated. The Company intends to complete the valuation and allocation of the acquisition within the current fiscal year.


NOTE 4 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

Capital Lease Obligation
------------------------

During the three months ended September 30, 2003, the Company entered into a capital lease of the KSSY television station with an imputed interest rate of 9.5% (see Note 3), requiring monthly payments of $4,167 through July 2006. Interest expense of $1,005 was recognized for the three month period ended September 30, 2003 under this capital lease.
                                       F-35

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                   For The Three Months Ended September 30, 2003.


Litigation
----------

The Company may become a party to litigation in the normal course of business. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect upon the Company's financial condition or results of operations.

Indemnities and Guarantees
--------------------------

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include certain agreements with the Company's officers, under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying condensed consolidated balance sheet.


NOTE 5 - NOTES PAYABLE
----------------------

In September 2003, the Company entered into a 10% convertible promissory note with a third party for $10,000. At the election of the holder, the outstanding principal of the note can be converted into shares of the Company's common stock at $2.00 per share after the Company's registration becomes effective. The conversion must be exercised before December 31, 2003 otherwise the note plus accrued interest will be paid to the holder.

In addition, the Company received a $60,000 loan under a 10%
promissory note.   The principal and interest is due and payable by
December 31, 2003.

The Company received a $10,592 loan under a 10% promissory note from family members of the Company's officers. The note has no set date due, and is payable upon demand.


NOTE 6 - STOCKHOLDERS' EQUITY
-----------------------------

Common Stock
------------

During the three month period ending September 30, 2003 a total of 55,050 shares of Company common stock were sold at $2.00 per share generating $110,100 in proceeds.

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                   For The Three Months Ended September 30, 2003.

NOTE 7 - EARNINGS PER SHARE
---------------------------

Basic and diluted loss per common share is computed as follows for the three months ended September 30, 2003 and 2002:





                                                          2003         2002

Numerator for basic and diluted loss per common share:

        Net loss                                       $ (449,463)  $   (9,760)

Denominator for basic and diluted loss per common share:

        Weighted average common shares outstanding      5,760,378    2,416,457

	Net loss per common share available to common
          stockholders                                 $    (0.08)  $    (0.00)


NOTE 8 - SUBSEQUENT EVENTS
--------------------------

After September 30, 2003, the Company issued a total of $40,000 in convertible notes, whereby the note holder has the option of receiving 10% interest or converting the note into common stock at a $2.00 per share rate after the Company's common stock begins trading publicly. The notes must be converted by December 31, 2003 or they must be repaid. In addition, the Company issued a $30,000 note payable with a 10% interest rate that is due and payable on December 30, 2003.

No dealer, salesman or other
person is authorized to give any
information or to make any
representations not contained in
this prospectus in connection with
the offer made hereby, and, if
given or made, such information or
representations must not be relied
upon as having been authorized by
OBN Holdings.  This prospectus does
not constitute an offer to sell or
a solicitation to an offer to buy
the securities offered hereby to
any person in any state or other
jurisdiction in which such offer or
solicitation would be unlawful.
Neither the delivery of this
prospectus nor any sale made
hereunder shall, under any
circumstances, create any
implication that the information
contained herein is correct as of
any time subsequent to the date
hereof.

Until February 28, 2004 (90 days
after the date of this prospectus)
all dealers that effect
transactions in these securities,
whether or not participating in
this offering, may be required to
deliver a prospectus.  This is in
addition to the dealer's obligation
to deliver a prospectus when acting
as underwriters and with respect to
their unsold allotments or
subscriptions.


	TABLE OF CONTENTS
                                    Page
Prospectus Summary                    3                  OBN Holdings, Inc.
The Offering                          5
Risk Factors                          6
Use of Proceeds                      12
Determination of Offering Price      14
Dividend Policy                      14
Dilution                             15                 9,385,360 SHARES
Plan of Operation                    16
Business                             29
Management                           57
Principal Shareholders               61
Selling Shareholders                 63
Certain Transactions                 66
Description of Securities            67
Indemnification                      69                      PROSPECTUS
Plan of Distribution                 70
Legal Matters                        71
Experts                              72
Where You Can Find More Information  73
Financial Statements                 F1




December 3, 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
              ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Article 11 of our Articles of Incorporation includes certain provisions permitted by the Nevada Revised Statutes, which provides for indemnification of directors and officers against certain liabilities. Pursuant to our Articles of Incorporation, our officers and directors are indemnified, to the fullest extent available under Nevada Law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by us.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.


             ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     We estimate that expenses in connection with this registration statement will be as follows:

SEC registration fee*          $   2,280
Legal fees and expenses*       $ 100,000
Accounting fees and expenses*  $  25,000
Miscellaneous*                 $   2,000
                               ----------
Total                          $ 129,280


*  Estimated amounts.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information is furnished with regard to all securities sold by OBN Holdings, Inc. within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering. None of the foregoing transactions involved a distribution or public offering.


Name of               Date         Number
Shareholder           Acquired     of Shares     Consideration       Notes
----------------------------------------------------------------------------

Roger Smith           02/01/2001   1,901,970          $0               (1)
Larry Taylor          02/01/2001     197,587          $0               (1)
Larry Taylor          02/01/2001     192,678          $0               (1)
Larry Taylor          03/01/2001      77,072          $0               (1)
Teresa Elaqua         03/01/2001      15,414          $0               (1)
Georgia Smith         06/01/2001         925          $0               (1)
Kalvin Cressel        06/01/2001         771          $0               (1)
Norma Black           06/01/2001         154          $0               (1)
Taunee English        06/14/2001         154         $200
Cedric Carpenter      06/15/2001         231         $300
James Tanner          06/25/2001          77         $100
Ana Thorne            07/01/2001          77         $100
Isadore Hall          07/01/2001          77         $100
Milano Mellon         07/12/2001       2,158       $1,400
Kokayi Ampah          07/13/2001       1,541       $1,000
Nathan Caldwell       07/13/2001         308         $200
Mayme Clayton         08/24/2001         154         $100
Carolyn Hajebi        04/01/2002       3,854       $2,505              (2)
Timothy Williams      04/01/2002       7,707       $5,010              (2)
Dennis Johnson        07/26/2002       9,634       $6,262              (3)
Donald Wilson         07/26/2002       3,854       $2,505              (3)
Susan Johnson         07/26/2002       1,541       $1,002              (3)
Teresa Elaqua         07/26/2002       3,854       $2,505              (3)
Dennis Johnson        12/01/2002      28,902      $18,786              (3)
Charles Hayes         01/02/2003       3,854       $3,854              (2)
Patrick Muccio        01/02/2003       1,927       $1,927              (3)
Barry Robinson        01/15/2003      38,536      $38,536              (2)
Carolyn Hajebi        01/15/2003      15,414      $15,414              (2)
Dennis Johnson        01/15/2003     154,142     $138,728              (3)
Donald Wilson         01/15/2003     111,753     $100,578              (3)
Susan Johnson         01/15/2003       1,542       $1,542              (3)
Teresa Elaqua         01/15/2003      96,339      $96,339              (3)
Timothy Williams      01/15/2003      30,829      $30,829              (2)
Corine Taylor         03/01/2003       5,000       $5,000              (3)

Name of               Date         Number
Shareholder           Acquired     of Shares     Consideration       Notes
----------------------------------------------------------------------------

Cory Caldwell         03/01/2003      5,000         $5,000             (3)
Creighton Taylor      03/01/2003      5,000         $5,000             (3)
Jacqueline Alexander  03/01/2003      2,000         $2,000             (3)
Josh Cureton          03/01/2003      5,000         $5,000             (3)
Kay Black             03/01/2003      5,000         $5,000             (3)
Natalie Caldwell      03/01/2003      5,000         $5,000             (3)
Nathan Caldwell       03/01/2003      5,000         $5,000             (3)
Richard Sindicich     03/01/2003     10,000        $10,000             (3)
Takeo Suzuki          03/01/2003      5,000         $5,000             (3)
Tanisha Cureton       03/01/2003      5,000         $5,000             (3)
Tiffany Caldwell      03/01/2003      5,000         $5,000             (3)
Tony Haynes           03/01/2003      2,000         $2,000             (3)
Toshi Murakami        03/01/2003      5,000         $5,000             (3)
Dawn Johnson          03/29/2003        100           $100
Marwan T. Abboushi    03/29/2003     20,000        $10,000
Randy Scott           03/29/2003        200           $200
Capitol City
 Investments          03/31/2003    480,000       $432,000             (3)
Commerce Street       03/31/2003    480,000       $432,000             (3)
David Finke           03/31/2003     70,000        $63,000             (3)
Dennis Severson       03/31/2003    140,000       $126,000             (3)
Gerald Nelson         03/31/2003      5,000         $5,000
Gerald Nelson         03/31/2003     10,000        $10,000             (4)
Gifty Painstil        03/31/2003        100           $100
Integrity
 Capital Mgmt         03/31/2003    310,000       $279,000             (3)
L.G. Hancher Jr.      03/31/2003    250,000       $225,000             (3)
Magellan
 Capital Mgmt         03/31/2003    540,000       $486,000             (3)
Renae Johnson         03/31/2003        700           $700
Robert Armstrong      03/31/2003     20,000        $10,000
SAC Financial Mgmt.   03/31/2003    250,000       $225,000             (3)
Roger Neal Smith      03/31/2003    146,366             $0             (5)
Larry Taylor          03/31/2003    134,663             $0             (5)
Dennis Johnson        03/31/2003    134,663             $0             (5)
Donald Wilson         03/31/2003     84,308             $0             (5)
Commerce Street       03/31/2003     95,000             $0             (5)
L. G. Hancher, Jr.    03/31/2003    100,000             $0             (5)
SAC Financial Mgmt    03/31/2003     50,000             $0             (5)
Magellan
 Capital Mgmt         03/31/2003    100,000             $0             (5)
Integrity
 Capital Mgmt.        03/31/2003    155,000             $0             (5)
Samia Lee             03/31/2003        150           $150             (3)
Share Lee             03/31/2003        100           $100             (3)
Sheila E. Hale        03/31/2003        100           $100             (3)
Stephanie Reynolds    03/31/2003        100           $100             (3)

Name of               Date         Number
Shareholder           Acquired     of Shares     Consideration       Notes
----------------------------------------------------------------------------

Sunzie Sene           03/31/2003        100           $100             (3)
Tina McBride          03/31/2003     10,000         $9,000             (3)
Gertrude Arrington    04/01/2003      1,000         $1,000             (3)
Katy Kim              04/01/2003         20            $20             (3)
Patricia Johnson      04/02/2003        100           $100             (3)
Michael Walker        04/03/2003     40,000        $20,000
Rommel Baker          04/03/2003        200           $200
Mashahiko Yagyu       04/07/2003     10,000        $10,000             (3)
Megumi Shibata        04/07/2003      8,000         $8,000
DeWayne Porter        04/10/2003        500           $500
Norma Black           04/10/2003      3,000         $3,000             (4)
William Medlock       04/10/2003        500           $500
Robert Kealing        04/12/2003      5,000         $5,000             (4)
Kirk Gardner          04/14/2003        500           $500
Marceil Wright        04/14/2003        500           $500
Commerce Street       05/30/2003     50,000       $100,000
Dennis Johnson        06/01/2003      7,750        $15,500             (3)
Larry Taylor          06/01/2003      4,500         $9,000             (4)
Robert Kealing        06/01/2003      4,924         $9,848             (4)
Roger Smith           06/01/2003     20,636        $41,274             (4)
Anita L. DeFrantz     06/06/2003     10,000        $20,000
Gerald Nelson         06/17/2003      2,500         $5,000
Yeah, Inc.            07/07/2003     10,000        $20,000
Global Wealth
 Investing            07/29/2003      1,250         $2,500
David Nelson          08/03/2003        500         $1,000
Michael Walker        08/12/2003     10,000        $20,000
Robin Armstrong-
 Irving               08/18/2003      5,000        $10,000
Cedric Carpenter      08/18/2003        300           $600
Marcus Carpenter      08/18/2003        500         $1,000
Marwan T. Abboushi    08/18/2003     25,000        $50,000
Terral Santiel        08/18/2003      2,500         $5,000
Anil Lalchandani      09/27/2003      5,000        $10,000             (6)
Dale Daniel           10/24/2003      5,000        $10,000             (6)
John F. Slavin        10/24/2003     10,000        $20,000             (6)
David Jackson         10/24/2003      5,000        $10,000             (6)


NOTES TO RECENT SALES OF UNREGISTERED SECURITIES
(1)    Founders' Shares
(2)    Design Services Rendered (a portion of this amount has been capitalized)
(3)    Management Services Rendered
(4)    Conversion of debt to stock.
(5) Warrants issued to purchase shares of common stock that may be acquired at an exercise price of $4.00 per share commencing 180 days following the effective date of this prospectus.
(6) The Company entered into 10% convertible promissory notes with these individuals. At the election of the holders, the outstanding principal of the notes can be converted into shares of the Company's common stock at $2.00 per share after the registration statement becomes effective.



Other than shares issued to founders or for services, all shares were sold to friends and family of our officers to raise operating capital. Officers individually contacted friends and family to discuss the Company's business plans. Although none of the purchasers were considered sophisticated investors, all investors were given access to corporate books and records as well as the ability to ask questions of the company's management. No general solicitation or advertising was used in approaching the investors. All shares issued have been and will remain restricted and may not be transferred unless and until the effectiveness of this registration statement or pursuant to another applicable exemption.

ITEM 27. EXHIBITS


Exhibit Number		Description

3.1              Articles of Incorporation

3.2              Bylaws

3.3              Specimen certificate of the Common Stock of OBN Holdings, Inc.

5.1 Opinion of Law Office of L. Van Stillman, P.A. as to legality of securities being registered

10.1             Employment Agreement with Roger Neal Smith

10.2             Employment Agreement with Dr. Larry Taylor

10.3             Employment Agreement with Dennis Johnson

10.4             Employment Agreement with  Donald Wilson

10.5             Lockup Agreement with Roger Neal Smith

10.6             Lockup Agreement with Larry Taylor

10.7             Consulting Agreement with Dennis Johnson

10.8             Consulting Agreement with  Donald Wilson

10.9             Lockup Agreement with Dennis Severson

10.10            Lockup Agreement with Anita L. DeFrantz

10.11            Transponder Capacity Agreement with Jones Media

10.12            License Agreement with MarVista Entertainment (Whamo)

10.13            Agreement with Nelvana International

10.14            Agreement with Feature This

23.1             Consent of Corbin & Company, LLP

23.2             Consent of L. Van Stillman (included in Exhibit 5.1)

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.


The Company hereby undertakes to:

(1)	File, during any period in which it offers or sells
securities, a post-effective amendment to this registration
statement to:
i.	Include any prospectus required by Section 10(a)(3) of
the Securities Act;
ii.	Reflect in the prospectus any facts or events which,
individually or together, represent a fundamental
change in the information in the registration
statement.
iii.	Include any additional or changed material information
on the plan of distribution.
(2)	For determining liability under the Securities Act, treat
each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3)	File a post-effective amendment to remove from registration
any of the securities that remain unsold at the end of the
offering.
(4)	For determining any liability under the Securities Act,
treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
(5)	For determining any liability under the Securities Act,
treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.
(6)	Insofar as indemnification for liabilities arising under
the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles state of California, on December 3, 2003


                           OBN HOLDINGS, INC.

                  By:     /s/ Roger Neal Smith
                      -------------------------------
                          Roger Neal Smith
                          Principal Executive Officer,
                          President and Director


     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 3, 2003.


By:  /s/ Roger Neal Smith       Principal Executive Officer, President and
    ------------------------
        Roger Neal Smith          Director


By:  /s/ Larry Taylor           Principal Financial Officer and -
    ------------------------
	Larry Taylor		Principal Accounting Officer and Director


By:  /s/ Dennis Johnson         Director
   -------------------------
        Dennis Johnson


By:  /s/ Anita L. DeFrantz      Director
    ------------------------
        Anita L. DeFrantz

By:  /s/ Dennis Severson        Director
    ------------------------
	Dennis Severson

By:	/s/ Barry Allen		Director
    ------------------------
	Barry Allen